As filed with the U.S. Securities and Exchange Commission on September 2, 2022.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prime Skyline Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	1540	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

430 Tagore Industrial Avenue

Sindo Industrial Estate

Singapore 787810
+65 6454 0822

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292-3883	Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of 2,750,000 ordinary shares (the “Ordinary Shares”) of the registrant and 1,000,000 Ordinary Shares of the Selling Shareholders, collectively, (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the potential resale by Pre-IPO Investor I and Pre-IPO Investor II of the balance of 455,500 Ordinary Shares of the registrant held by them, collectively, that are not being sold pursuant to the Public Offering Prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front covers;

●	all references in the Public Offering Prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our Ordinary Shares, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	they contain different Use of Proceeds sections;

●	they contain different “Selling Shareholders” sections;

●	they contain different “Summary — The Offering” sections;

●	the section “Shares Eligible For Future Sale — Pre-IPO Investor Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place;

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters; and

●	they contain different back covers.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Pre-IPO Investors of the balance of their Ordinary Shares that are not being sold pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2022

PRELIMINARY PROSPECTUS

Prime Skyline Limited

2,750,000 Ordinary Shares

and

1,000,000 Ordinary Shares offered by the Selling Shareholders

This is an initial public offering of ordinary shares, US$0.001 par value per share, (“Ordinary Shares”) of Prime Skyline Limited, a Cayman Islands exempted holding company. Throughout this prospectus, unless the context indicates otherwise, references to “Prime Skyline” refer to Prime Skyline Limited, a holding company, and references to “we,” the “Company” or “our company” are to Prime Skyline and/or its consolidated subsidiaries.

We are offering, on a firm commitment basis, 2,750,000 Ordinary Shares. Nowry Holdings Limited, Trillion Advance Investments Limited and Focus Point Developments Limited (collectively, the “Selling Shareholders” and each a “Selling Shareholder”) are offering an aggregate of 1,000,000 additional Ordinary Shares to be sold in the offering pursuant to this prospectus. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders. We anticipate that the initial public offering price of the Ordinary Shares will be US$4.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PSE.” This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq or another national securities exchange. However, we will not complete this offering unless we are so listed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors,” beginning on page 15, to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer,” beginning on page 14 of this prospectus, for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all our operations through our subsidiaries in Singapore, Sri Lanka, Myanmar, the Philippines and Brunei. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Upon completion of this offering, our issued and outstanding shares will consist of 12,500,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 13,062,500 Ordinary Shares, assuming the over-allotment option is exercised in full. We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after completion of this offering, Focus Point Developments Limited, our controlling shareholder, will own 66.4% of our total issued and outstanding Ordinary Shares, representing 66.4% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 63.5% of our total issued and outstanding Ordinary Shares, representing 63.5% of the total voting power, assuming that the over-allotment option is exercised in full. Please see “Prospectus Summary - Implications of Being a Controlled Company,” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total(3)
Offering price	US$	4.00	US$	15,000,000	(4)
Underwriting discounts(1)	US$	0.32	US$	1,200,000
Proceeds to the Company before expenses(2)	US$	3.68	US$	10,120,000
Proceeds to the Selling Shareholders	US$	3.68	US$	3,680,000

(1) We have agreed to pay the underwriters a discount equal to (i) 8% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 131.

(2) Excludes fees and expenses payable to the underwriters. The total amount of underwriter expenses related to this offering is set forth in “Expenses Relating to This Offering” on page 126.

(3) Assumes that the underwriters do not exercise any portion of their over-allotment option.

(4) Includes US$11,000,000 gross proceeds from the sale of 2,750,000 Ordinary Shares offered by the Company and US$4,000,000 gross proceeds from the sale 1,000,000 Ordinary Shares offered by the Selling Shareholders.

We have granted the underwriters an option, exercisable from time to time, in whole or in part, to purchase up to 562,500 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts and commissions, within 45 days after the closing of this offering, to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$[●], and the total proceeds to us, before expenses, will be US$[●].

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2022.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

VIEWTRADE SECURITIES, INC.

The date of this prospectus is [●], 2022.

Until [●], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholders nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholders nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that you may receive from other parties. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholders nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

When we refer to “U.S. dollars” and “US$” in this prospectus, we are referring to United States dollars, the legal currency of the United States of America. When we refer to “S$,” we are referring to Singapore dollars, the legal currency of Singapore. When we refer to “GAAP” or “U.S. GAAP,” we are referring to generally accepted accounting principles in the United States of America.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at S$1.3520 to US$1.00, the exchange rate set forth in the statistical release of the Federal Reserve Board on December 30, 2021. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate, or at all. On June 30, 2022, the exchange rate set forth in the statistical release of the Federal Reserve Board was S$1.3903 to US$1.00.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys, including the Report of Frost & Sullivan, a third-party global research organization, commissioned by the Company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may, from time to time, make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, regional, national or global political, economic, business, competitive, market and regulatory conditions, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in the jurisdictions in which we operate;

●	the regulatory environment in the jurisdictions in which we operate;

●	competition in the building envelope solutions industry in the jurisdictions in which we operate;

●	reliance on certain clients for a significant portion of our revenue;

●	developments related to the COVID-19 pandemic, including with respect to the success of any vaccines and the ability of economies and our clients to recover from the economic effects of the pandemic;

●	political instability in the jurisdictions in which we operate;

●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to anticipate and respond to changes in the building envelope solutions industry, the markets in which we operate, and in client demands, trends and preferences;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

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The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The market for building envelope solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

Unless we indicate otherwise, all information in this prospectus reflects the following:

“Amended and Restated Articles of Association,” “Articles” or “Articles of Association” means the amended and restated articles of association of our Company adopted on March 4, 2022, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on September 2, 2022.

“Amended and Restated Memorandum of Association,” “Memorandum” or “Memorandum of Association” means the amended and restated memorandum of association of our Company adopted on October 5, 2021, and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on September 2, 2022.

“BCA” means the Building and Construction Authority of Singapore;

“BCISP Act” means the Building and Construction Industry Security of Payment Act 2004 of Singapore;

“BIM” means Building Information Modeling;

“BOI” means the Board of Investment of Sri Lanka;

“Building Control Act” means the Building Control Act 1989 of Singapore;

“CAGR” means compound annual growth rate;

“CBC” means the Commissioner of Building Control;

“CBM” means the Central Bank of Myanmar;

“CEA” means the Sri Lanka Central Environmental Authority;

“CIDA” means the Construction Industry Development Authority of Sri Lanka;

“CID Act” means the Construction Industry Development Act No. 33 of 2014 of Sri Lanka;

“CIT” means Vietnam’s corporation income tax;

“Companies Act” means the Companies Act (2022 Revision) of the Cayman Islands;

“Controlling Shareholder” or “Principal Shareholder” means Focus Point Developments Limited;

“COVID-19” means the Coronavirus Disease 2019.

“China” or “PRC” means the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

“CTL” means the Myanmar Commercial Tax Law;

“DICA” means direct investment capital accounts;

“DTAA” means the Sri Lanka Double Taxation Avoidance Agreement;

“ECL” means the Myanmar Environmental Conservation Law 2012;

“EFMA” means the Employment of Foreign Manpower Act 1990 of Singapore;

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“EFS” means Enterprise Financing Scheme;

“EFS-WCL” means Enterprise Financing Scheme Working Capital Loan;

“EPHA” means the Environmental Public Health Act 1987 of Singapore;

“EPF” means the Employees Provident Fund of Sri Lanka;

“EPF Act” means the Sri Lanka Employees’ Provident Fund Act No. 15 of 1958;

“Employment Act” means the Employment Act 1968 of Singapore;

“Enterprise Singapore” is a governmental agency in Singapore championing enterprise development that works with committee companies to build capabilities, innovate and internationalize;

“ESD” means the Myanmar Employment and Skill Development Law 2013;

“ETF Act” means the Sri Lanka Employees’ Trust Fund Act No.46 of 1980;

“ETF Board” means the Employee Trust Fund Board of Sri Lanka;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“FDI” means foreign direct investment;

“FEA” means the Sri Lanka Foreign Exchange Act No. 12 of 2017;

“FEA Regulations” means the regulations published under the FEA;

“FEML” means the Myanmar Foreign Exchange Management Law 2012;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“FO” means the Sri Lanka Factories Ordinance No. 45 of 1942;

“Focus Point” means Focus Point Developments Limited, a company indirectly owned as to 96.62% by Mr. Sonny Bensily, 1.72% by Ms. Mui Lan Lim and 1.66% by Ms. Julia Bensily;

“GGBS” means Green and Gracious Builder Scheme;

“Group” means Prime Skyline Limited, its direct subsidiary, Skyscraper Developments Ltd., and its indirect subsidiaries, Prime Structures Engineering Pte. Ltd., Prime Construction & Engineering Pte. Ltd., Prime Structures Engineering Lanka (Pvt) Ltd, Prime Structures (Myanmar) Limited, Prime Structures Vietnam Company Limited and SB FAÇADE ENGINEERING SDN BHD;

“GST” means the Singapore goods and services tax;

“IIA” means an Inward Investment Account;

“ILR” means Vietnam’s Internal Labor Regulations;

“ISO 9001” means the International Standard for Quality Management Systems;

“ISO 45001” means the Occupational Health and Safety Management Systems — Requirements with guidance for use;

“IT” means information technology;

“JOBS Act” means the U.S. Jumpstart Our Business Startups Act, enacted in April 2012;

“KET” means key employment terms;

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“Lockdown Measures” means measures taken by governmental authorities, businesses, other organizations and individuals in response to the COVID-19 pandemic, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns;

“MCL” means the Myanmar Companies Law;

“MIL” means the Myanmar Investment Law;

“MNBC” means the Myanmar National Building Code 2016;

“MOH” means the Singapore Ministry of Health;

“MOM” means the Singapore Ministry of Manpower;

“MOLIP” means the Myanmar Ministry for Labor, Immigration and Population;

“MWL” means the Myanmar Minimum Wages Law 2013;

“MYE” means man-year entitlements in Singapore for the employment of foreign workers;

“Nasdaq” means the Nasdaq Stock Market;

“NEA” means the Sri Lanka National Environmental Act No. 47 of 1980;

“NEA Regulations” means the Sri Lanka National Environmental (Protection & Quality) Regulations No. 1 of 2008;

“NTS” means non-traditional sources;

“Ordinary Shares” means our ordinary shares, par value US$0.001 per share;

“OHSAS 18001” is one of the International Standards for Occupational Health and Safety;

“PC Act” means the Sri Lanka Public Contracts Act No. 3 of 1987;

“PEZA” means the Philippine Economic Zone Authority;

“PFIC” means a passive foreign investment company;

“Philippine Codes” means the Corporation Code of the Philippines (1980) and the Revised Corporation Code of the Philippines (2019);

“Pre-IPO Investor I” means Nowry Holdings Limited;

“Pre-IPO Investor II” means Trillion Advance Investments Limited;

“Prime Construction” means Prime Construction & Engineering Pte. Ltd.;

“Prime Holdings” means Prime Structures Holdings Pte. Ltd.;

“Prime Lanka” means Prime Structures Engineering Lanka (Pvt) Ltd.;

“Prime Myanmar” means Prime Structures (Myanmar) Limited;

“Prime Philippines” means Philippine Prime Structures Corp.;

“Prime Skyline” means Prime Skyline Limited;

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“Prime Structures” means Prime Structures Engineering Pte. Ltd.;

“Prime Vietnam” means Prime Structures Vietnam Company Limited;

“PWL” means the Myanmar Payment of Wages Law 2016;

“QA/QC” means quality assurance/quality control;

“R1” workers means higher-skilled construction workers;

“R2” workers means basic-skilled construction workers;

“Registration Statement” means the registration statement we have filed with the SEC (as defined below) relating to this offering of which this prospectus forms a part;

“RR” means rental relief;

“RRF” means Rental Relief Framework;

“Sarbanes Oxley Act” means The Sarbanes-Oxley Act of 2002;

“SBB” means the Myanmar Social Security Board;

“SB Façade” means SB FAÇADE ENGINEERING SDN BHD;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Selling Shareholders” means, collectively, Focus Point, Pre-IPO Investor I and Pre-IPO Investor II, each a “Selling Shareholder;”

“Skyscraper” means Skyscraper Developments Ltd.;

“SME” means small-to-medium enterprise;

“S Pass” means a type of Singapore work visa / pass suitable for mid-level skilled foreign technicians with advanced expertise in certain key developing industries;

“SQC” means Singapore Quality Class;

“Sri Lanka Boards” means the Wages Boards for the Building Trade and the Engineering Trade;

“U.S.” and “United States” means the United States of America;

“U.S. GAAP” means the generally accepted accounting principles in the United States;

“VAT” means value added tax;

“VAT Act” means the Sri Lanka Value Added Tax Act No. 14 of 2002;

“WCA” means the Myanmar Workmen’s Compensation Act 1923;

“WCO” means the Sri Lanka Workmen’s Compensation Ordinance No. 19 of 1934;

“We,” the “Company” or “our company” means Prime Skyline and/or its consolidated subsidiaries;

“WHT” means the Sri Lanka withholding tax;

“WICA” means the Work Injury Compensation Act 2019 of Singapore;

“WSHA” means the Workplace Safety and Health Act 2006 of Singapore;

“WSHR” means the Workplace Safety and Health (General Provisions) Regulations of Singapore;

“YCDC” means the Yangon City Development Committee.

Other terms are defined in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to offer comprehensive building envelope solutions, including consultancy, design, construction and maintenance services. Our emphasis is to add value to all stakeholders through a customized approach and efficient engineering.

Overview

Prime Skyline is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial portion of our operations through Prime Structures, our indirect, wholly-owned subsidiary and the parent of our operating subsidiaries. Prime Structures is a Singapore-based company, established in 1995, that provides complete building envelope solutions through its subsidiaries. We take an integrated approach to providing design, building and supply solutions in Singapore, Sri Lanka, Myanmar, the Philippines and Brunei.

Our Competitive Strengths

We believe our competitive strengths lie with the following:

●	our established reputation and proven track record in the integrated building envelope solution industry;

●	our commitment to the management of risk, quality, health, safety and environmental protection;

●	our experienced and committed management team with succession plans;

●	our stable business relationships with our subcontractors and material suppliers;

●	our staff loyalty and commitment; and

●	our ability to fabricate for our clients.

See “Business – Our Competitive Strengths.”

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Our Growth Strategy

Our principal objective is to sustain a continuous growth in our business and maintain our competitive advantages such that we can position ourselves as a leading player in the integrated building envelope solution industry in Singapore as well as to engage in further overseas expansion with the following strategies:

●	strengthen our market position in the integrated building envelope industry;

●	expand operations overseas;

●	maintain stable relationships with our subcontractors and suppliers;

●	upgrade our capabilities;

●	continue to develop competencies in the identification of leads and potential projects;

●	continue to maintain high standards of project implementation; and

●	adhere to prudent financial management and ensure sustainable growth and capital sufficiency.

See “Business - Our Growth Strategy.”

Current Challenges

As of December 31, 2021, we have outstanding an aggregate principal amount of indebtedness of approximately S$38.9 million. We are reliant upon the proceeds of this offering to repay a portion of this indebtedness and to continue to meet our financial obligations. See “Use of Proceeds” below. Further, we have experienced a recent decrease in revenues as a result of various factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis” sections below. You should review these sections in their entirety prior to making a decision to invest in our Ordinary Shares.

For a discussion of additional challenges faced by the building envelope industry, please see “Industry Overview – Challenges.”

Our Corporate Structure

The chart below sets out our corporate structure as of the date of this prospectus.

1.	The shareholding interest is determined based on the relative shareholder’s shareholding interest in Prime Structures (whether held through Prime Holdings or in his/her own name prior to the Group reorganization that was effected as of November 30, 2021).
2.	The shareholder of Nowry Holdings Limited is an independent third party unrelated to the Controlling Shareholder, directors, management and officers of the Company.
3.	The shareholder of Trillion Advance Investments Limited is an independent third party unrelated to the Controlling Shareholder, directors, management and officers of the Company.
4.	The remaining 0.998% shareholding interest in SB Façade is owned by Ms. Alyce Foo Ai Yoke who is an independent third party.
5.	Prime Philippines is legally owned by Mr. Bensily, Mr. Jason Anthony Rimmer, Mr. Enrique N. Salenga, Mr. Wilson U. Chua and Ms. Charris C. Ronao (all being independent third parties except for Mr. Bensily) as to 20%, 20%, 30%, 10% and 20%, respectively. Mr. Bensily and Mr. Jason Anthony Rimmer hold their respective shares in Prime Philippines in trust for Prime Structures. As such, Prime Structures is the beneficial owner of a 40% shareholding interest in Prime Philippines.

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Risks Related to Our Business and Industry

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” following this summary. These risks include, but are not limited to, the following:

●	we determine the tender price or quotation for a project based on our estimation of the time and costs involved, which may not be accurate, and any material deviation from our estimate may lead to cost overruns or even losses on our projects;

●	social, economic, political and legal developments or instability, as well as any changes in government policies, in Singapore, Sri Lanka, Myanmar, Vietnam, Brunei and the Philippines could materially and adversely affect our business, results of operations, financial condition and business prospects;

●	we are exposed to foreign currency risk, as we are headquartered in Singapore with overseas business operations, projects and suppliers/contractors;

●	we are subject to risks relating to our fabrication and alteration activities;

●	we may incur losses in the future;

●	taxation authorities in Sri Lanka or Singapore could challenge our allocation of taxable income, which could increase our consolidated tax liability;

●	any deterioration in the market conditions in the integrated building envelope solution industry in Asia may affect our business, results of operations, financial condition and business prospects;

●	we operate in a competitive market;

●	higher prices of subcontracting, material, labor and other indirect costs may affect our results of operations and financial performance;

●	changes in existing laws, regulations and government policies, including those relating to environmental protection and labor safety, may cause us to incur additional costs;

●	the COVID-19 pandemic and ensuing governmental responses have negatively impacted, and could further materially and adversely affect, our business, financial condition, results of operations and cash flows;

●	the foreign exchange policies in Myanmar, Sri Lanka, Vietnam and the Philippines may adversely affect our business, financial condition, results of operations and cash flows;

●	if we fail to retain business relationships with our five largest clients or to secure new clients, our business may be adversely affected;

●	we depend, in part, on our subcontractors to assist us in the implementation of our projects, and our failure to maintain stability in subcontracting costs and to monitor the performance of our subcontractors could harm our business;

●	amount recognized as revenue by us may not be the same as the value of works eventually certified by our clients’ consultant teams, and we may be unable to recover our contract assets;

●	our operating results could be materially harmed if we are unable to accurately forecast consumer demand for our products and services and adequately manage our inventory;

●	our operating margin may decline as a result of increasing subcontracting, material, labor and other indirect costs;

●	our clients may omit certain contract works by variation orders which can cause the total contract sum of that project to be reduced;

●	our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed;

●	the nature of our business exposes us to product liability claims and other legal proceedings;

●	we may not convert all of our backlog into revenue and cash flows;

●	failure to implement construction and building measures and procedures may lead to breach of laws or occurrence of personal injuries, property damage or fatal accidents;

●	we rely on a stable supply of skilled labor to complete our projects;

●	our business operations are subject to adverse weather conditions and other construction risks, which could affect our ability to meet scheduled commitments;

●	we may be unable to maintain our qualifications and/or certifications;

●	our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin;

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●	most of our revenue is derived from competitive tendering or quotation and the contracts are not recurring in nature;

●	there is no guarantee that we will receive progress payments or retention money in full on time or at all;

●	we may implement business strategies and future plans that may not be successful;

●	we may need additional capital, and financing may not be available on terms acceptable to us, or at all;

●	if we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer;

●	our business could be adversely affected by IT systems breakdown or disruption; and

●	natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance.

Risks Related to Our Securities and This Offering

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue, and the trading price for our Ordinary Shares may fluctuate significantly.

●	We may not maintain the listing of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are an emerging growth company within the meaning of the rules under the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	Our Controlling Shareholder has substantial influence over the Company.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

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Corporate Information

We were incorporated in the Cayman Islands on September 20, 2019. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, Cayman Islands KY1-1111. Our principal executive office is at 430 Tagore Industrial Avenue, Sindo Industrial Estate, Singapore 787810. Our telephone number at this location is +65 6454 0822. Our principal website address is http://www.primestructures.com.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the “Risk Factors” and “Enforceability of Civil Liabilities” sections of this prospectus for more information.

Implications of Being a “Controlled Company”

Upon completion of this offering, Focus Point, our Controlling Shareholder, will be the beneficial owner of an aggregate of 8,294,500 Ordinary Shares, which will represent 66.4% of the then total issued and outstanding Ordinary Shares (or 63.5% of the then total issued and outstanding Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full). As a result, we will remain a “controlled company” within the meaning of the Nasdaq Stock Market Rules, and, therefore, we will be eligible for, and, in the event we no longer qualify as a foreign private issuer, we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq.

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	permission to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior June 30, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing requirements. Following this offering, we will rely on home country practice to be exempted from certain Nasdaq corporate governance requirements, such as that a majority of the directors on our board of directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

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The Offering

Offering price	The initial public offering price will be US$4.00 per Ordinary Share.

Ordinary Shares offered by us	2,750,000 Ordinary Shares (or 3,312,500 Ordinary Shares if the underwriters exercise the over-allotment option in full)

Ordinary Shares offered by the Selling Shareholders	An aggregate of 1,000,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	9,750,000 Ordinary Shares

Ordinary Shares issued and outstanding immediately after this offering	12,500,000 Ordinary Shares (or 13,062,500 Ordinary Shares if the underwriters exercise the over-allotment option in full)

Over-allotment option	We have granted to the underwriters an option, exercisable for 45 days after completion of this offering, to purchase up to an aggregate of 562,500 Ordinary Shares at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Use of proceeds

We currently intend to use our net proceeds from this offering to (i) pay the start-up costs of anticipated future projects; (ii) pay cash collateral for performance bonds on anticipated future projects; (iii) repay a portion of our bank borrowings to reduce our debt/equity ratio; (iv) acquire servers, computers, software and other accessories to enhance our building information modelling design capabilities and upgrade our IT equipment and systems; (v) repay our Controlling Shareholder for loans made to us in connection with costs and expenses incurred in connection with this offering and obtaining a listing of our Ordinary Shares on the Nasdaq; and (vi) for general working capital.

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	We, each of our directors and executive officers and our Principal Shareholder have agreed, subject to certain exceptions, for a period of 12 months after the closing of this offering, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting.”

In addition, the Pre-IPO Investors have agreed to a 90-day lock up, with gradual “leak-out” provisions, with respect to the balance of their Ordinary Shares, which are being registered pursuant to the Registration Statement of which this prospectus is a part and which may be sold outside of this offering. See “Shares Eligible for Future Sale – Pre-IPO Investor Resale Prospectus.”

Risk factors	Investing in our Ordinary Shares involves risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Application has been made for the listing of the Ordinary Shares on the Nasdaq.

Proposed trading symbol	PSE

Transfer agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2022.

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Summary Financial Data

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial and Other Data,” “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this Prospectus. We have derived the financial data for the fiscal years ended December 31, 2020, and 2021 from our audited financial statements included in this prospectus.

Results of Operations Data:

	For the years ended December 31,
	2020	2021	2021
	SGD’000	SGD’000	US$’000(1)

Revenues	37,950	33,446	24,738
Net income/(loss)	(194)	101	75
Basic and diluted net income/(loss) per Ordinary Share	(0.02)	(0.01)	(0.01)
Weighted average number of Ordinary Shares outstanding	9,375,000	9,375,000	9,375,000

(1) Calculated at the rate of US$0.7396= SGD $1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021.

Balance Sheet Data:

	As of December 31,
	2020	2021	2021
	SGD’000	SGD’000	US$’000(1)

Cash and cash equivalents	351	748	553
Working capital	12,775	13,152	9,728
Total assets	57,267	60,370	44,653
Total liabilities	42,203	45,383	33,568
Total shareholders’ equity/(deficit)	15,064	14,987	11,085

(1) Calculated at the rate of US$0.7396= SGD $1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021.

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in the Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We determine the tender price or quotation for a project based on our estimation of the time and costs involved, which may not be accurate, and any material deviation from our estimate may lead to cost overruns or even losses on our projects.

We determine the tender price or quotation for a project based on our estimated project costs (which will largely depend on the amount of time required to complete the project) plus a mark-up margin. We have to maintain the competitiveness of our pricing while maximizing our profit margin. If we perceive keen competition on a particular project, we may submit a more competitive tender price or quotation with a lower mark-up margin, thereby reducing profitability. If the mark-up margin set by us is too low, we may be unable to cover the financial impact of any unfavorable circumstances during project implementation. On the other hand, if we try to allow for unfavorable circumstances and set a higher mark-up margin, our tender or quotation may become uncompetitive. There is no assurance that our pricing strategy and policy is effective or responsive to market price changes and changes in clients’ demand or that we will always be able to price our tenders or quotations competitively, failing which may cause us to be unsuccessful in the tender, thereby resulting in a decrease in the number of projects that may be awarded to us. In turn, this would adversely affect our business, results of operations, financial condition and business prospects. We had relatively thin net profit margins during the fiscal years ended December 31, 2020 and 2021. During the fiscal years ended December 31, 2020 and 2021, our net profit margins were approximately (0.51)% and 0.30%, respectively, and our net profit margin may fluctuate from year to year, depending on the scope, nature, specifications and locations of the projects. Most of our contracts with clients do not have any price adjustment mechanisms to accommodate any fluctuation in costs. As there is no assurance that the costs estimated at the beginning of a contract will not be increased during the contract period, we have to bear the risk of increasing costs accordingly. Cost overruns may result from inaccurate estimations of time and costs, increases in the costs of labor, subcontracting and materials, additional costs derived from unexpected technical difficulties encountered during the progress of the projects and rectification of work defects, adverse weather conditions, disputes with parties involved in the projects, changes in the regulatory requirements and government policies, inflation and unforeseen problems and circumstances, some of which are beyond our control. Changes or disagreements regarding project execution such as design, workmanship and choice of materials, among other things, may occur in a project. Any of these may also give rise to delays in completion of works or even unilateral termination of contracts by our clients due to unsatisfactory performance. If we are unable to control our costs within our estimates or recover the extra costs and control the progress of our projects, we may suffer cost overruns or even losses on our projects which may adversely affect our profit margin and results of operations.

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Social, economic, political and legal developments or instability, as well as any changes in government policies, in Singapore, Sri Lanka, Myanmar, Vietnam, Brunei and the Philippines could materially and adversely affect our business, results of operations, financial condition and business prospects.

Our major assets and business operations are located in Singapore, Sri Lanka and Myanmar, and, during the fiscal year ended December 31, 2021, approximately 88.5% and 9.8% of our revenue was derived from Singapore and Sri Lanka, respectively. The remainder of our revenue was derived from Myanmar and the Philippines. We have recently set up Prime Vietnam to develop the Vietnam market but, as of the date of this prospectus, have not commenced substantive business in that country. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments primarily in Singapore and Sri Lanka. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies and introduction of new rules or regulations concerning our industry (such as minimum wage), as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to a reduction in investment/development in the real estate sector and, in turn, affect our business, results of operations, financial condition and business prospects. Our directors anticipate that Singapore, Sri Lanka and Myanmar will continue to be the bases of our business operations in the near future, that we will continue to develop the Vietnam market and that there will still be projects in the Philippines in our project pipeline. As open economies, the domestic economies of Singapore, Sri Lanka, Myanmar, Vietnam, Brunei and the Philippines are affected by many other unpredictable factors, such as global economic, social, legal and political developments and changes in local and international economic and political situations. There is no assurance that any future changes in the existing government policies, economic, social and political conditions and the business environment in Singapore, Sri Lanka, Myanmar, Vietnam, Brunei and the Philippines, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of COVID-19, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the construction industry, foreign investment, foreign labor, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in Singapore, Sri Lanka, Myanmar, Vietnam, Brunei and the Philippines. As of the date of this prospectus, our results of operations have not been negatively affected by the current economic instability in Sri Lanka because our projects in that country have been commissioned by clients located in countries other than Sri Lanka; however, the number of future real estate projects, or the scope of our current projects, in Sri Lanka could be reduced by further deterioration of the Sri Lankan economy, which could negatively affect our results of operations in the future.

Our results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

Global macroeconomic and geopolitical conditions affect our businesses. Volatile, negative or uncertain economic and political conditions in our significant markets could in the future undermine business confidence in our significant markets, or in other markets, which are increasingly interdependent, and cause our clients to reduce or defer their spending on new projects, or may result in clients reducing, delaying or eliminating spending under existing projects with us, which would negatively affect our business. Growth in the markets we serve could occur slowly, or could stagnate or contract, in each case, for an extended period of time.

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Our work with government clients exposes us to additional risks inherent in the government contracting environment.

Our clients include national, provincial, state and local governmental entities. Our government work carries various risks inherent in the government contracting process. These risks include, but are not limited to, the following:

●	Government contracts are subject to heightened reputational and contractual risks compared to contracts with commercial clients. For example, government contracts and the proceedings that surround them are often subject to more extensive scrutiny and publicity. Negative publicity, including an allegation of improper or illegal activity, regardless of its accuracy, may adversely affect our reputation.

●	Terms and conditions of government contracts also tend to be more onerous and are often more difficult to negotiate. For example, these contracts often contain high or unlimited liability for breaches and feature less favorable payment terms and sometimes require us to take on liability for the performance of third parties.

●	Government entities typically fund projects through appropriated monies. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding and/or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions or other debt constraints, could result in our projects being reduced in price or scope or terminated altogether.

●	Political and economic factors, such as pending elections, the outcome of recent elections, changes in leadership among key executive or legislative decision makers, revisions to governmental tax or other policies and reduced tax revenues, can affect the number and terms of new government contracts signed or the speed at which new contracts are signed, decrease future spending levels and authorizations for programs that we bid, shift spending priorities to programs in areas for which we do not provide services and/or lead to changes in enforcement of, or in the assessment of compliance with, relevant rules or laws.

The occurrences or conditions described above could affect not only our business with the particular government entities involved, but also our business with other entities of the same or other governmental bodies or with certain commercial clients and could have a material adverse effect on our business or our results of operations.

We are exposed to foreign currency risk, as we are headquartered in Singapore with overseas business operations, projects and suppliers/contractors.

We are headquartered in Singapore with overseas subsidiaries in Sri Lanka, Myanmar, Vietnam and Brunei and an associated company in the Philippines. When our overseas subsidiaries and associated company remit their dividends to the Company, the dividends will be converted from local currencies to Singapore dollars. During the fiscal year ended December 31, 2020, we derived an aggregate of approximately 98.8% of our revenue from Singapore and Sri Lanka, combined, and during the fiscal year ended December 31, 2021, we derived an aggregate of approximately 98.3% of our revenue from those two countries. In addition, we source materials from distributors and manufacturers around the world, including, inter alia, countries like Greece, Bulgaria and New Zealand. Our daily transactions are mainly denominated in the Singapore dollar, Sri Lankan Rupee, Myanmar Kyat, United States dollar and Euro, and we are exposed to the risk of adverse exchange rate fluctuations against the Singapore dollar. We enter into foreign currency forward contracts from time to time to manage our foreign exchange exposure, and we recorded no fair value gain or loss during the fiscal years ended December 31, 2020 and 2021. As of the date of this prospectus, we do not have any foreign currency forward contracts. There is no guarantee that we have entered into foreign currency forward contracts at the right time and at the right exchange rate for us to benefit from currency hedging or that there would be no changes to the fair value of these contracts.

We are subject to risks relating to our fabrication and alteration activities.

We have a fabrication workshop covering approximately 7,000 square feet within our headquarters in Singapore that we use to fabricate some building envelope components for our projects which require customization. We currently also operate a 15,000 square foot fabrication factory at a leased property for a client in Sri Lanka to fabricate aluminum panels, sliding doors and casement windows to support the two building envelope projects for a waterfront integrated resort in Colombo, Sri Lanka. We face the risk of operational breakdowns at these facilities caused by accidents occurring during the fabrication or alteration process, including but not limited to faulty machines and human error. Any interruption in, or prolonged suspension of, any part of fabrication or alteration at, or any damage to or destruction of, any of these facilities arising from unexpected or catastrophic events or otherwise may prevent us from supplying building envelope components to support our projects. Any interruption, suspension or failure to supply building envelope components to support our projects in a timely manner or any errors, defects or failure to meet our clients’ special demands during the fabrication or alteration process may increase our project costs and/or result in a delay in our projects, which may expose us to (i) liability and/or the requirement to pay liquidated damages under the relevant project contracts; (ii) lawsuits; and/or (iii) damages to our reputation, which in turn may have a material and adverse effect on our business, results of operations, financial condition and business prospects. There is also risk of injury or damage to persons, or to the property of others or to the environment, which in turn could lead to considerable financial costs and may also have legal consequences. Consequently, our business, results of operations, financial condition and business prospects may be materially and adversely affected.

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We may incur losses in the future.

We had net income/(loss) of S$101,283 and S$(193,993), respectively, for the fiscal years ended December 31, 2021 and 2020. Despite generating net income during the fiscal year ended December 31, 2021, we anticipate that our operating expenses will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract new clients and further enhance our services. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher operating expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

Our indebtedness and our current liquidity constraints could adversely affect our financial condition and our ability to service our indebtedness.

As of December 31, 2021, we had approximately S$38.9 million aggregate principal amount of indebtedness outstanding. Our substantial level of indebtedness and the current constraints on our liquidity could have important consequences, including the following:

●	failure to satisfy the financial maintenance covenants in our credit facilities, which could result in an event of default that, if not cured or waived, would have an adverse effect on our business and prospects;

●	need to use a substantial portion of our cash flow from operations to pay interest and principal on our indebtedness, which reduces or will reduce funds available to us for other purposes such as working capital, capital expenditures and other general corporate purposes;

●	impairment of our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

●	exposure to fluctuations in interest rates because our credit facilities have variable rates of interest;

●	greater leverage than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

●	significant constraints on our ability to generate liquidity through incurring additional debt; and

●	increased vulnerability to economic downturn and adverse developments in our business.

We and our subsidiaries may incur additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness. To the extent that new indebtedness is added to our debt levels, the related risks that we now face could intensify. Our ability to access funding under our revolving credit facilities will depend upon, among other factors, the absence of an event of default under such indebtedness, including any event of default arising from a failure to comply with the related covenants. If we are unable to comply with our covenants under our indebtedness, our liquidity may be further adversely affected.

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Our ability to meet our expenses, remain in compliance with our covenants under our debt instruments and make future principal and interest payments in respect of our debt depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations, which would have a material and adverse effect upon your investment in the Ordinary Shares.

Taxation authorities in Sri Lanka or Singapore could challenge our allocation of taxable income which could increase our consolidated tax liability.

Our Sri Lanka subsidiary, Prime Lanka, is dependent on Prime Structures for its management functions. As most of the materials required for its projects were not available locally in Sri Lanka, during the fiscal years ended December 31, 2020 and 2021, Prime Lanka had to import approximately 94.4% and 66.1%, respectively, of the required materials and hence had to liaise with Prime Structures (which has the expertise and experience in material supplier sourcing and supply chain management). The total amount of purchases from Prime Structures by Prime Lanka was approximately S$2.5 million and S$1.2 million during the fiscal years ended December 31, 2020 and 2021, respectively. We expect such intra-group transactions between Prime Structures and Prime Lanka to continue in the foreseeable future. We have determined transfer prices that we believe are the same as the prices that would be charged by unrelated third parties dealing with each other on an arm’s length basis. However, there can be no assurance that the tax authorities reviewing such arrangements would agree that we are in compliance with transfer pricing laws, or that such laws will not be modified. In the event that an authority of any relevant jurisdiction finds that transfer prices were manipulated in a way that distorts true taxable income, such authority could require our relevant subsidiaries to re-determine transfer prices and thereby reallocate the income, adjust the taxable income or deduct the costs and expenses of the relevant subsidiary in order to accurately reflect such income. Any such reallocation or adjustment could result in a higher overall tax liability for us and adversely affect our business, results of operations and financial condition.

Any deterioration in the market conditions in the integrated building envelope solution industry in Asia may affect our business, results of operations, financial condition and business prospects.

Nearly all our projects are located in Asia (with the exception of two projects in the United States during the fiscal years ended December 31, 2020 and 2021). The future growth and level of profitability of the integrated building envelope solution industry in Asia depend primarily upon the continuation of construction and building activities, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of property developers or owners and hotel operators, as well as the general conditions and prospects of the local economies. Economic growth, urbanization, population growth, growth in construction output and/or tourism may increase the demand for complex high-rise building projects in major cities in Asia, which typically involve a high level of complexity in various aspects, such as their structural system, design and aesthetics, to satisfy local demands and to attract tourists, which in turn will increase the demand for unique and complex building envelope solutions and services in Asia. Many other factors affect the integrated building envelope solution industry in Asia, including (i) general political, economic, financial and social developments in these countries; (ii) fluctuations in interest rates; (iii) availability of skilled labor; (iv) local government policies; and (v) cyclical trends of the regional and global economies. If the integrated building envelope solution industry in Asia declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

We operate in a competitive market.

The integrated building envelope solution industry in Singapore is competitive. As of August 25, 2022, there are approximately 3,917 general building licensed builders and approximately 246 BCA-registered curtain wall building contractors in Singapore. Industry players generally compete with each other on market position, industry reputation, track record, relationships with project owners, main contractors and industry professionals, such as project managers, and financial standing. Some of our competitors may have more manpower and resources, more qualifications entitling them to provide a wider scope of construction services, longer operating histories, greater financial strength, stronger relationships with clients and/or more established brand names and market recognition than we have. When we price our tenders or quotations or fix a contract price with our clients, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our profitability and results of operations. If we fail to adapt to market conditions and client preferences expediently or otherwise fail to provide a competitive bid as compared to our competitors, our potential client may turn to our competitors. As a result, our business, results of operations, financial condition and business prospects may be materially and adversely affected.

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Higher prices of subcontracting, material, labor and other indirect costs may affect our results of operations and financial performance.

A significant portion of our cost of sales is comprised of subcontracting costs, material costs and project related employee benefits expenses. During the fiscal years ended December 31, 2020 and 2021, our subcontracting costs, material costs and project related employee benefit expenses amounted to approximately S$27.4 million and S$25.6 million, respectively, which accounted for approximately 85.1%, and 87.9% of our total cost of sales for the corresponding periods, respectively. Other ancillary costs include management costs, administration costs, insurance costs and costs of institutional measures and government requirements. If labor costs, material costs and/or other indirect costs increase, our subcontractors may pass on the increase in their costs to us by increasing their subcontracting fees. If these costs continue to rise and we fail to pass on the increase to our clients, it could adversely impact our financial condition, operating results and cash flows.

Changes in existing laws, regulations and government policies, including those relating to environmental protection and labor safety, may cause us to incur additional costs.

Our business operations are governed by various laws, regulations and government policies in multiple jurisdictions. The licensing requirements for contractors in the integrated building envelope solution industry, as well as environmental protection and labor safety requirements, may change from time to time in each jurisdiction. We may be unable to comply with all these requirements in time, or at all, or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

The COVID-19 pandemic and ensuing governmental responses have negatively impacted, and could further materially and adversely affect, our business, financial condition, results of operations and cash flows.

In December 2019, COVID-19 was initially reported in the PRC, and in March 2020, the World Health Organization characterized COVID-19 as a pandemic. COVID-19 has had a widespread and detrimental effect on the global economy as a result of the ongoing number of cases and affected countries and actions taken by public health and governmental authorities, businesses, other organizations and individuals to address the pandemic, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns.

The outbreak of COVID-19 has had a material adverse impact on the global, regional and local economies of Singapore, Sri Lanka, Myanmar, Vietnam, the Philippines and other Asian countries in which the vast majority of our clients are based, which may lower the demand for our services. Moreover, the prolonged outbreak of COVID-19 may also result in further delay in the tender/quotation processes of prospective projects and/or further delay or suspension of our projects on hand. Our business and operations may also be disrupted if we are required to further suspend our operations due to more stringent Lockdown Measures imposed by the governments of Singapore, Sri Lanka, Myanmar, Vietnam and the Philippines, or if any of our employees or employees of our subcontractors is suspected of having contracted COVID-19, as this may require us and our subcontractors to quarantine some or all of our employees and disinfect our offices, staff quarters, dormitories for workers, fabrication facilities and/or off-site assembly workshops. In particular, as most of our foreign workers on work permit passes in Singapore and workers in Sri Lanka are housed at workers’ dormitories, in the event that any person staying at the same worker dormitory is, or is suspected to be, a carrier of COVID-19 or if any of our workers come into contact with a person who is confirmed to have COVID-19, all our workers staying in the affected unit at the workers dormitory may be issued quarantine orders and will be unable to report to work, which may materially and adversely affect our business and operations if a significant number of our workers are unable to report to work for a prolonged period of time. If the outbreak of COVID-19 is not effectively controlled in the near future, our business operations, results of operations, financial condition and future prospects may continue to be materially and adversely affected as a result of the changes in the outlook of the integrated building envelope solution industry in Singapore, Sri Lanka, Myanmar, Vietnam and the Philippines, any slowdown in economic growth, negative business sentiment or other factors that we cannot foresee.

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In response to uncertainties associated with the COVID-19 pandemic, we have taken, and are continuing to take, significant steps to preserve cash and remain in a strong competitive position until the COVID-19 pandemic subsides by eliminating non-essential costs, reducing employee hours and deferring all nonessential capital expenditures. Among other mitigating actions, we implemented targeted furloughs and temporarily reduced the compensation of our executive officers and certain other employees. We have also implemented remote work policies for many employees, which are still in effect, even though the resources available to such employees may not enable them to maintain the same level of productivity and efficiency. In addition, our employees may face additional demands on their time, such as increased responsibilities resulting from school closures or illness of family members. Our increased reliance on remote access to our information systems also increases our exposures to potential cybersecurity breaches. We cannot provide any assurance that these actions, or any other actions we may take, will help to mitigate the impact of the COVID-19 pandemic on us. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to the unprecedented nature of the disruption to our operations and the unpredictability of the COVID-19 global pandemic.

Consequently, our estimates of the duration of the pandemic and the severity of its impact on our financial results may be highly inaccurate. In the event of a sustained market deterioration, and continued declines in our revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity on acceptable terms, or at all.

The foreign exchange policies in Myanmar, Sri Lanka, Vietnam and the Philippines may adversely affect our business, financial condition, results of operations and cash flows.

There are different foreign exchange policies in Myanmar, Sri Lanka, Vietnam and the Philippines which support the monitoring of capital flows into and out of the respective countries in order to preserve their financial and economic stability. The foreign exchange policies are administered by the central banks in these countries, and these foreign exchange policies regulate both residents and non-residents. For example, foreign investment is required to be approved by or registered with the central bank, or made through a special bank account. In the event that the central banks in these countries were to introduce more restrictive or additional foreign exchange controls in the future, our ability to receive dividends or distributions from our subsidiaries in Sri Lanka, Myanmar and Vietnam (where applicable) or our associated company in the Philippines may be affected.

If we fail to retain business relationships with our five largest clients or secure new clients, our business may be adversely affected.

During the years ended December 31, 2020 and 2021, revenue derived from our five largest clients, in the aggregate, accounted for approximately 69.4% and 82.3%, respectively, of our total revenue and our largest client accounted for approximately 28.7% and 34.5% of our revenue, respectively. As we did not enter into any long-term contracts with any of our five largest clients, and our services are provided to them on a project-by-project basis and are non-recurring in nature, our ability to obtain new business from them and to maintain good business relationships with them is subject to the stability of their operations and to their business strategies, both of which are beyond our control and our ability to predict. If our key clients decide to change their business strategies, such as downsizing their business or suspending or ceasing their marketing, development or expansion plans, or if they stop leasing or acquiring properties due to changes in market conditions, business strategies or performance, their demand for our services may fall or they may switch to only working with contractors that are willing to offer highly competitive tender prices or a longer progress payment period or to accept less commercially favorable terms. Any significant decrease in the number or contract value of projects obtained from our key clients and/or their significant delay in or failure to make payments could lead to loss of revenue and/or affect our liquidity and thus adversely affect our business. Accordingly, if we are unable to enter into business relationships with new clients (whether local or overseas) to diversify our client portfolio, our business may be adversely affected.

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We depend in part on our subcontractors to assist us in the implementation of our projects, and our failure to maintain stability in subcontracting costs and to monitor the performance of our subcontractors could harm our business.

Subcontracting costs may fluctuate as a result of changes in costs of labor and materials or project-specific requirements. Certain of our contracts with our clients are fixed-price contracts. Accordingly, if the amounts that we are required to pay to our subcontractors exceed our estimation due to project delays resulting from weather conditions or other unforeseen circumstances, we may suffer cost overruns or even losses. Moreover, if a subcontractor fails to provide services as required under a contract for any reason, we could be required to source another subcontractor. If we are unable to do so in a timely manner, delays or higher than anticipated subcontracting costs may be triggered, which can impact our overall project costs and hence our profitability.

There is also no assurance that our subcontractor selection and management system will always be effective to facilitate our monitoring of the performance of our subcontractors. If our subcontractors fail to deliver or they deliver substandard works, we may be unable to engage a replacement subcontractor to complete the works or rectify the substandard works in time, or at all. We also may be unable to replace materials of inferior quality procured by our subcontractors in time, or at all, other than at extra costs. Any material non-performance, delayed performance or substandard performance of our subcontractors could result in deterioration of the quality of our services or unexpected delays of our scheduled commitment dates or even our ability to complete the projects, which could in turn harm our reputation and potentially expose us to liability and damage claims under our contracts with our clients. Moreover, our subcontractors are subject to various laws, rules and regulations, such as laws, rules and regulations in relation to work site safety and work permits for overseas workers. There is no assurance that there will not be any violations by our subcontractors of any such laws, rules or regulations. If such a violation occurs in the sites for which we are responsible as a main contractor and results in fines, claims or lawsuits, either associated with personal injuries, death or damages to properties, against us or otherwise, our reputation, business, results of operations and financial conditions may be adversely affected. The stability of the operations of our major subcontractors, which is beyond our control, may also affect us. Any material disruptions to our subcontractors’ operations due to weather, riots, pandemic/epidemic, natural disaster, fire, breach of internal controls or other technical or mechanical problems could affect our project completion. If that occurs, our ability to achieve timely completion of our projects may be adversely affected and this, in turn, will affect our reputation, business, results of operations, financial condition and business prospects.

The amount recognized as revenue by us may not be the same as the value of works eventually certified by our clients’ consultant teams and we may be unable to recover our contract assets.

We generally recognize revenue from our projects with reference to the value of work performed based on the percentage of completion. Payments from our clients are generally made pursuant to our invoices prepared in accordance with the interim payment certificates as certified by our clients’ consultant teams. Nevertheless, for any project where payment application has yet to be made by us, or where payment application has been made by us but is not yet certified as of the end of the relevant reporting period, we recognize the estimated revenue and the corresponding contract assets (right to payment for work performed that is conditional on something other than the passage of time) with reference to the percentage of completed works as confirmed by our in-house project manager or project quantity surveyor. As of December 31, 2020 and 2021, we had contract assets of approximately S$32.1 million and S$34.4 million, respectively, our trade receivable turnover days were approximately 47.9 days and 51.3 days and our contract assets turnover days were approximately 309.8 days and 430.0 days in the respective periods. Disputes may arise between our clients and us as to whether the projects are properly done or whether the specified milestones are achieved satisfactorily for a particular period, and we may not recover the contract assets and/or receive the progress payments to which we are entitled for the relevant period within an expected timeframe. As such, revenue and the corresponding contract assets recognized by us on the projects may not necessarily be the same amount that is eventually certified.

Our operating results could be materially harmed if we are unable to accurately forecast consumer demand for our products and services and adequately manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers and contract manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products and services could be affected by many factors, including an increase or decrease in client demand for our products and services or for products and services of our competitors, product and service introductions by our competitors, unanticipated changes in general market conditions, effects of the COVID-19 pandemic and the weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast client demand, we may experience excess inventory levels or a shortage of products available for sale. Inventory levels in excess of client demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margin to suffer and could impair the strength of our brand. Conversely, if we underestimate client demand for our products and services, our suppliers may not be able to deliver products to meet our requirements, and this could result in damage to our brand and client relationships and adversely affect our revenue and operating results.

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Our operating margin may decline as a result of increasing subcontracting, material, labor and other indirect costs.

Our cost of sales is mainly comprised of subcontracting costs, material costs and project related employee benefit expenses. Other indirect costs include management costs, administration costs, insurance costs and costs of government requirements. Indirect costs are affected by, among other things requirements imposed on contractors or subcontractors to implement more safety, environmental and health enhancements to keep accident rates low, to improve welfare requirements to ensure the well-being of workers, to obtain more certifications to fit clients’ tender requirements and to increase overhead costs for administration purposes. If labor costs, material costs and/or the other indirect costs increase, our subcontractors may pass the increase in their costs on to us by increasing their subcontracting fees.

Subcontracting, material, labor and other indirect costs mentioned above are subject to increase by other factors that are generally unpredictable and beyond the control of contractors or subcontractors. If these costs continue to rise, and we fail to pass the increases on to our clients, our business may be materially and adversely affected.

Our clients may omit certain contract works by variation orders which can cause the total contract sum of that project to be reduced.

Our project contracts generally have provisions empowering our clients and their consultant teams to give instructions to vary the contract works by the issuance of variation orders, which we are obliged to follow. Such variation orders could relate to the addition, modification or omission of the contract works. For any cancellation of contract works, the total contract sum of that project will be reduced according to the schedule of rates included in the project contracts. If a client omits or reduces a substantial amount of contract works resulting in a significant reduction of the total contract sum of a high-value sizeable project accounting for a significant portion of our revenue, our business, results of operations and financial conditions may be adversely affected.

Our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed.

Our business, results of operations and prospects depend, in part, on our ability to maintain our reputation for providing high quality products and services. We could lose existing or potential clients and/or opportunities for securing new projects if our reputation were to be associated with any negative publicity, including negative complaints raised by unsatisfied clients, that comes to the public’s attention. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, financial condition and operating results may be adversely affected.

The nature of our business exposes us to product liability claims and other legal proceedings.

Our clients generally require a defect liability period (typically a period of 12 to 18 months after practical completion of a project) during which we are responsible for rectifying all defective works (if any) and may require a warranty period (generally a period of ten years after the issue of the certificate of practical completion) after practical completion during which we are responsible for making good all defects, damage or other faults arising from the design, choice of materials and performance of the works, which are our responsibilities under the relevant project contracts. There is no assurance that we and/or our subcontractors will be able to satisfy the aforementioned defect fixing requests. Even if we rectify such defects, or if we defend or settle such claims, our reputation, business, results of operations, financial condition and business prospects may be adversely affected.

We could be involved in disputes, claims or lawsuits with our clients, subcontractors, material suppliers, workers (including our subcontractors’ workers) and other parties concerned with the projects from time to time (collectively the ‘‘Claims’’), the nature of which may include (i) delay in completion of works; (ii) contractual disputes as to the value of work completed; (iii) defects of works or materials; (iv) damage to property and equipment; (v) personal injuries or death resulting from accidents or contracting disease; and (vi) labor compensation. Regardless of the merits of the Claims, we have to divert management resources and incur costs to handle them, which may affect our corporate image and reputation in the industry, especially if there were negative press coverage on the Claims. While we currently maintain insurance coverage with respect to such Claims, we cannot make assurances that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. We may also face prosecutions relating to labor safety offenses arising from our or our subcontractors’ failure to comply with relevant work safety, health or environmental legislation from time to time. We cannot assure you that our safety measures and procedures are always sufficient and effective in ensuring our compliance with safety requirements or that they are strictly adhered to. We do not have full control over the manner in which our subcontractors deliver their services or implement their safety measures. Prosecutions relating to labor safety may cause us to incur significant costs or losses, and, if we are convicted of serious offenses or of a series of offenses within any prescribed period (where applicable), we may be unable to renew and/or maintain our qualifications and/or certifications. All these may materially and adversely affect our reputation and business.

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We may not convert all of our backlog into revenue and cash flows.

At June 30, 2022, our sales backlog was approximately S$47 million, which represented the total estimated contract value of works that remained to be completed as of that date. The total value of the sales backlog represents all amounts that are expected to be received as of the relevant date under the terms of signed agreements, assuming the agreements are performed in accordance with their terms.

Any substantial and unexpected downward adjustments to and cancellations of these contracts, especially with regard to any one or more sizeable contracts, would cause a substantial and immediate reduction in our backlog and the revenue and profit that we can actually generate, thereby potentially forcing us to draw on working capital to pay expenses that otherwise would have been paid out of cash flow from operations.

Projects may remain in our backlog for an extended period of time beyond the initially anticipated date due to various factors beyond our control. We cannot guarantee that the contract sums estimated in our backlog will be realized in a timely manner, or at all, or that they will result in profits if realized. Specifically, as a result of the effects of the COVID-19 pandemic, past and additional government mandated lockdowns and regulations may halt or delay project progress indefinitely. As a result, investors should not unduly rely on our backlog information or consider it as a reliable indicator of our future profits or results of operations.

Failure to implement construction and building measures and procedures may lead to breach of laws or occurrence of personal injuries, property damage or fatal accidents.

If we or our subcontractors fail to follow and adopt all applicable construction and building measures and procedures, or to comply with any laws, rules or regulations, particularly in relation to health, safety and environmental matters, regardless of whether the violation is substantial or minor in nature, we may expose ourselves as primary obligor to prosecutions by the relevant authorities, and we may also be subject to claims for losses and damages if the violation causes personal injuries or death or damage to property, or to fines or other remedial measures. If such events occur, our reputation, business, results of operations and financial condition will be adversely affected. If there are any changes to such laws, rules or regulations which are applicable to us or our subcontractors, we may have to incur additional costs in complying with them, which in turn may adversely affect our profitability.

We rely on a stable supply of skilled labor to complete our projects.

Our projects are labor intensive. For any given project, we need to involve a large number of workers from different trades with different skills. Between 2014 and 2019, the number of construction employees in Singapore declined at a compounded annual rate of approximately 1.6%, and it is expected to decline further at a compounded annual rate of approximately 1.1% from 2020 to 2024 due to the aging workforce and the tertiary industry competing for workers in Singapore. The shortage in local labor has also driven up local labor costs, especially for skilled workers, and this, in turn, has caused our subcontractors to increase their subcontracting costs as they face the same labor shortage problem. As a result, we have been employing foreign workers in Singapore to make up for the local labor shortage and to reduce our labor costs. As of June 30, 2022, we employed 100 foreign employees in Singapore, representing approximately 77.5% of our total number of employees in Singapore. Any shortage in the supply of foreign labor or any unfavorable change in the relevant laws and regulations in relation to the employment of foreign labor in Singapore, such as a substantial increase in foreign worker levy, a substantial decrease in quota for foreign workers or any additional restriction on the types of foreign labor that we can employ, may materially and adversely affect our operations and financial performance. Any increase in foreign worker levy will also increase our operating expenses and affect our results of operations and financial condition. Any increased difficulty in recruiting and/or retaining foreign labor or any material adverse change in the relevant laws and regulations in relation to the employment of foreign labor in Singapore could affect our ability and costs to recruit, retain or replace foreign workers and if we do not have sufficient workforce to implement our current or future projects in a timely manner within our budget, our business, results of operations, financial condition and business prospects will be materially and adversely affected.

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Our business operations are subject to adverse weather conditions and other construction risks which could affect our ability to meet scheduled commitments.

Most of our project contracts are subject to specific completion schedule requirements with a liquidated damages penalty if we fail to meet the schedule. Such liquidated damages are typically levied at an agreed upon rate of the contract sum for each day of delay caused by us or by our subcontractors. We may be unable to extend the contractual time allowed for completing a project undertaken by us even though additional time is required due to (i) bad weather conditions and other acts of God; (ii) construction risks such as accidents, fire, suspension of water and electricity supplies and shortage of labor, materials and equipment; (iii) additional variations to the agreed upon plans as requested by clients; (iv) changing technical needs; (v) disputes with subcontractors or material suppliers; or (vi) changes in market conditions and other unforeseen problems that are beyond our control. In the event that delay is caused by the aforesaid circumstances, we may have to accelerate our work progress so as to meet the scheduled time for completion, and such accelerated works will typically incur additional costs (such as overtime payments to our workers), thereby adversely affecting the profitability of our business. Any delay in a project will affect our billing, revenue, operating cash flows and financial condition. Moreover, there may be an overlap in time between the completion of the delayed projects and the commencement of subsequent projects, which may create pressure on our Group’s manpower and financial resources. Further, if there is a delay in completion of our projects which subjects us to the payment of liquidated damages under the project contracts, this may adversely affect our liquidity and cash flows and our profit on such contracts may be reduced or we may have to suffer a net loss, which may have a material adverse effect on our reputation, business, results of operations, financial condition and business prospects.

We may be unable to maintain our qualifications and/or certifications.

We are registered with the BCA as a (i) Class 1 licensed general builder; (ii) licensed specialist builder (structural steelwork); (iii) Grade C1 contractor under the CW01 (general building) workhead; (iv) Grade L2 contractor under the CR-06 (interior decoration & finishing works) workhead; (v) Grade L6 contractor under the CR-16 (curtain walls) workhead; and (vi) contractor under the CR-18 (doors) single grade workhead. As a Grade L6 contractor under the CR16 (curtain walls) workhead, we are able to tender for building envelope projects of unlimited contract value. Such qualifications and/or certifications are generally valid for a fixed period, and we are required to comply with the applicable criteria set by the relevant governmental authorities (such as the BCA) in order to renew and maintain such qualifications and/or certifications. The standards of compliance required in relation thereto may change from time to time without substantial advance notice. We cannot assure you that our qualifications and/or certifications can be maintained or renewed in a timely manner, or at all. If we fail to maintain or renew such qualifications and/or certifications, our reputation in the industry and our eligibility to tender for works of our clients will be adversely affected. Any changes in the existing government policies in relation to regulation of the construction industry affecting our qualifications and/or certifications may cause an interruption to our operations, which in turn may have a material adverse effect on our business, results of operations and financial condition.

We have experienced decreased revenues.

During the fiscal years ended December 31, 2020 and 2021, our revenue was approximately S$37.9 million and S$33.4 million, respectively, representing a year-on-year decrease of approximately 11.9%. There can be no assurance that our revenues will not continue to decrease in the future and there is no assurance that we will be able to achieve the performance we previously did. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance. Additional decreases in revenue may have a material and adverse effect upon an investment in our Ordinary Shares.

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Most of our revenue is derived from competitive tendering or quotation and the contracts are not recurring in nature.

We derive most of our revenue from contracts awarded through a competitive tender or quotation process and the contracts are not recurring in nature. The growth of our business depends on our tendering or quoting successfully. Our existing clients are not under any contractual obligation to give us the first right for any future projects nor are they obliged to enter into any contracts with us or engage our services for their subsequent projects. We have to go through a new tender or quotation process with them for each new project. Even if we are awarded with the contract in the end, there is no assurance that the terms and conditions of the new contract will be substantially the same as the old one. New tender or quotation is more challenging as we are not familiar with the working style and underlying requirements of the new clients, thus our chances of success are more uncertain. For each new tender or quotation, there is no assurance that (i) we would be able to meet the prerequisite requirements for tendering or quotation; (ii) we would be invited to or made aware of the tender or quotation process; (iii) the terms and conditions of the new contracts would be comparable to the existing contracts or commercially acceptable to us; and (iv) our tender or quotation would ultimately be selected by our existing or potential client. In order to enhance our competitiveness in the tender or quotation process, we may have to agree to a contract price that is lower than our proposed tender price or quotation and/or offer more favorable terms to our clients. Even if we are prepared to do so, there is still no assurance that we will be awarded with the contract, thus we cannot guarantee that there will be sufficient new and sizeable projects in our pipeline to sustain our business and maintain or improve our current results of operations and financial conditions.

There is no guarantee that we will receive progress payments or retention money in full on time, or at all.

We generally receive progress payments with reference to the percentage of works done or the reaching of specified milestones. The clients’ consultant teams (which typically include our clients’ project managers, quantity surveyors and architects) issue an interim payment certificate certifying the work progress upon receiving our payment application. Depending on the terms and conditions of the relevant contract, our clients generally pay us within 35 days after the presentation of our invoice, which is issued after our receipt of the interim payment certificate. Our major clients typically hold retention money of 5% of the total contract sum, the first half of which is usually released after the issue of the certificate of practical completion and the remaining portion of which is usually released after the expiry of the defect liability period. There is no assurance that our clients will remain solvent or that our clients will pay us the progress payments or the retention money in full in a timely manner, or at all. We could be engaged in prolonged negotiation with our clients with respect to the settlement of progress payments or the final payment and could incur costs to enforce such payments from time to time. Any failure by our clients to make any payment on time or in full may have a material adverse effect on our liquidity. Any failure by our clients to eventually repay the retained amount to us may have a material adverse effect on our business, results of operations and financial condition.

We are required to incur start-up costs, which we will not recover if the client should fail to make progress payments.

The start-up costs of our projects typically include project insurance fees, costs of materials, subcontracting fees and surveying service fees for certain start-up works such as site establishment, hoarding, scaffolding and demolition. We typically pay the start-up costs in advance of payment from our clients, while our clients generally make progress payments after our work has commenced with limited or no advance payment. In addition to the aforesaid start-up costs, for contracts with our major clients or contracts with an individual notional contract sum of over S$1.0 million, we are generally required to provide performance bonds backed by cash or other collateral and/or guarantees in favor of our clients for an amount of 10.0% of the total contract sum. As we typically have to pay the start-up costs and the cash collateral required to secure performance bonds for projects during the first three to four months following the commencement of a project while our clients generally make progress payments pursuant to contract with reference to the percentage of work done or the reaching of specified milestones and with limited or no advance payment, this can result in a cash flow mismatch. We generally manage the cash flow mismatch resulting from the payment of project start-up costs by closely monitoring our capital and cash positions, closely managing our progress billings and by using available banking facilities. However, if the client should cancel or terminate the contract, or fail to make progress payments thereunder for any reason, we may not be able to recover the amount of the start- up costs for the project, which we estimate could equal up to 50.0% of the notional contract sum of the contract. Depending on the size of the contract and the amount paid for start-up costs, this could adversely affect our liquidity, financial position and results of operations.

We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully, as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

The fact that we do not enter into binding long-term contractual commitments with our subcontractors or our material suppliers may subject us to the risk of shortages.

We do not enter into binding long term contracts with our subcontractors or our material suppliers. Although this allows us to procure from a larger pool of subcontractors and material suppliers, which, in turn, increases our flexibility and bargaining power when procuring services and materials, those benefits may be offset by disadvantages such as increased vulnerability to supply chain issues, supply shortages and cost increases.

Our current insurance coverage may not sufficiently protect us against all the risks to which we are exposed, and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, including the scope and contract sum of the projects undertaken by us and our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

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We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. We have utilized cash on hand and cash generated from operations as sources of liquidity. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to the unprecedented nature of the disruption to our operations and the unpredictability of the COVID-19 global pandemic, as well as other factors. In the event of a sustained market deterioration and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity on acceptable terms, or at all. In addition, we have agreed for a period of 12 months after completion of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares or any securities convertible into or exchangeable for our shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The existence of this provision may delay or prevent us from raising additional capital for the 12-month period following this offering. In addition, any equity securities we issue, including any preferred stock, may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our shares in this offering. The holders of any equity securities we issue, including any preferred stock, may also have rights, preferences or privileges which are senior to those of existing holders of our shares. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

We depend on our key management personnel, particularly Sonny Bensily, and project management staff, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our senior management, particularly Mr. Sonny Bensily, our Chairman, executive director and Chief Executive Officer, and our other executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our key executives, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements, or we may be unable to enforce them at all.

We also rely on the expertise of our project management staff to propose value engineering options to ensure the smooth management and execution of our projects in a timely and cost-effective manner in order for us to improve our profit margin. The loss of any of our key management personnel and other experienced and qualified project management staff could be detrimental to our ongoing operations, as we may be unable to replace them in a timely or effective manner in the market.

We also depend on our ability to continue to hire and retain experienced and qualified personnel in order to manage our existing operations, the expansion of our client base and our future growth. We may be unable to continue to hire or retain key management personnel and other experienced and qualified project management staff and this could adversely impact our operations and growth.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this Offering, we were a private company with limited accounting personnel resources. Furthermore, prior to this Offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in fewer or more developed markets and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

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We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders. The occurrence of any of these risks could adversely affect our operations or financial condition.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We are obliged to provide performance bonds backed by cash or other collateral and/or guarantees to secure our obligations under the project contracts which could affect our liquidity as well as our ability to secure further bank financing.

For projects awarded by our major clients or projects with an individual notional contract sum of over S$1.0 million, we are generally required to provide performance bonds issued by banks or insurance companies backed by cash or other collateral and/or guarantees in favor of our clients to secure our performance under the project contracts with our clients. As of December 31, 2021, we had pledged deposits of approximately S$2.6 million to secure performance bonds with an aggregate value of approximately S$7.4 million. Banks are becoming more cautious in financing projects outside of Singapore and they generally require us to provide them with more collateral for the performance bonds to be issued for overseas projects. Huge amounts of cash collateral to secure performance bonds may adversely affect our liquidity position as well as our ability to secure further bank financing. If we fail to provide the performance bonds required under the project contracts with our clients, our clients will have the right to terminate such contracts with us. If such contracts are terminated, our business, results of operations and financial condition may be materially and adversely affected. If we fail to perform our obligations under the project contracts, the banks or insurance companies will compensate our clients up to the amount of the performance bond on demand. We will then become liable to compensate the banks or insurance companies, as applicable, or our collateral could be seized. In such circumstances, our business, results of operations and financial condition will be adversely affected. We may not be eligible to or be able to continue to secure the government financing, grants and tax incentives we currently enjoy through the support of Enterprise Singapore under its EFS.

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If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our client lists and information and business methods. We rely on a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, cost us money to defend, distract the attention of our management and prevent us from offering some services. Confidential intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure where the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may exacerbate these risks.

Our business could be adversely affected by IT systems breakdown or disruption.

We depend on our IT systems to (i) oversee our project progress; (ii) manage our working schedule; (iii) allocate our resources; (iv) review our performance; and (v) review our capacity, trace our project information and assess our project progress in a timely and systematic manner. We also depend on our IT systems to assist us in (i) our design and drawings; (ii) providing material takeover estimates in our tendering process; and (iii) our communication with our clients and their consultants. An extended breakdown or failure of our IT systems could disrupt our operations and adversely affect our business, financial condition and results of operations.

Natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance.

The occurrence of the global COVID-19 pandemic has had a material adverse effect on our business. As a result, our financial and operating results for the fiscal years ended December 31, 2020 and 2021 were materially and adversely affected as our revenue decreased by S$4,503,939, or 11.9%, from S$37,949,893 for the fiscal year ended December 31, 2020 to S$33,445,954 for the fiscal year ended December 31, 2021. The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems, or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of the global COVID-19 pandemic has resulted in, and such other events could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions. The occurrence of the global COVID-19 pandemic has caused, and these factors could also cause, consumer confidence and spending to decrease or result in increased volatility in the United States and global financial markets and economy. Such occurrences have had and could in the future have a material adverse effect on us and could also have indirect consequences, such as increases in the costs of insurance, if they result in significant loss of property or other insurable damage.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our clients’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue, and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the representative of the underwriter based on several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq concurrently with this offering. In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

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If the Nasdaq delists our Ordinary Shares, and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, such as the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume of our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 9,750,000 Ordinary Shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 12,500,000 Ordinary Shares outstanding immediately after this offering (or 13,062,500 if the over-allotment is exercised in full). In connection with this offering, our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any shares until 12 months after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions. However, the representative of the underwriters may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our Controlling Shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than they received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Singapore law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares, and you may even lose your entire investment.

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Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$[●] per share, representing the difference between our as adjusted net tangible book value per share of US$[●] as of December 31, 2021, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$[●] per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

Our Pre-IPO Investors have purchased their shares at a price less than the purchase price of the shares in this offering and will be able to sell their shares after completion of this offering subject to restrictions under the lock-up requirement.

Our Pre-IPO shareholders have purchased their Ordinary Shares at an average price of approximately US$2.09 per share, which is substantially lower than the public offering price of US$4.00 per share in this offering. The Ordinary Shares issued to the Pre-IPO Investors are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Pre-IPO Investors the opportunity to sell those Ordinary Shares. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their Pre-IPO shares, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following completion of the offering, to the detriment of participants in this offering.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for the start-up costs of prospective projects, cash collateral for performance bonds, repayment of bank debt and general corporate purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our Chief Executive Officer has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Mr. Sonny Bensily, the Chairman of our board of directors and Chief Executive Officer, beneficially owns an aggregate of 90.2% of our issued and outstanding shares by virtue of his indirect control over Focus Point. Upon the completion of this offering, Mr. Sonny Bensily will beneficially own approximately 66.4% of our issued and outstanding shares assuming the underwriters do not exercise their over-allotment option and 63.5% if the over-allotment option is exercised in full.

Accordingly, our Controlling Shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal and Selling Shareholders.”

We will be a “controlled company” under the Nasdaq Stock Market Rules, and, as a result, we can rely on exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Mr. Sonny Bensily, the Chairman of our board of directors and Chief Executive Officer, will hold a majority of the aggregate voting power of our Company upon the completion of this offering. Therefore, we will qualify as a “controlled company” under the Nasdaq Stock Market Rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Stock Market Rules, and the requirement that our compensation and nomination committees consist entirely of independent directors. We may elect to rely on any of such exemptions so long as we remain a controlled company and during any transition period following the time when we are no longer a controlled company. Should we choose to do so, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from the Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nomination committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of the book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

34

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States that provides significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will, in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of the shareholders of these companies. Our directors are not required under our memorandum and articles of association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under the rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

36

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2022. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or if we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholder will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely on exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company nor the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

37

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have the standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore, the Philippines, Sri Lanka, Myanmar and Brunei. All of the directors and executive officers of the Company and the auditors of the Company reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under the civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

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In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore.

Philippines

The Philippines is a signatory to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, but it is not a party to any international treaty in relation to the recognition or enforcement of foreign judgments. However, generally accepted principles of international law, by virtue of their incorporation in the Philippine Constitution, form part of Philippine law even if their authority is not derived from treaty obligations. It is by virtue of the recognition by Philippine courts of the widespread recognition and enforcement of foreign judgments as a generally accepted principle of international law that Philippine law recognizes and enforces foreign judgments.

The enforceability of foreign judgments in the Philippines is specifically provided for in the 1997 Rules of Civil Procedure. Section 48 of Rule 39 of the Rules of Civil Procedure provides that a judgment or final order of a tribunal of a foreign country having jurisdiction to give the judgment or final order (a) in the case of a judgment or final order upon specific property, is conclusive upon the title to that property; and (b) in the case of a judgment or final order against a person, is presumptive evidence of a right between the parties and their successors in interest by a subsequent title.

A judgment or final order rendered by a foreign court may, however, be repelled by evidence that: (i) the court rendering such judgment did not have jurisdiction in accordance with its jurisdictional rules; (ii) the other party did not have notice of the proceedings; (iii) such judgment was obtained by collusion or fraud or based on a clear mistake of fact or law; and (iv) such judgment was contrary to public policy or good morals in the Philippines. Moreover, the Philippines enacted Republic Act No. 9285, otherwise known as the Alternative Dispute Resolution Act of 2004, to facilitate the enforcement of arbitral awards in the Philippines. In addition, Article 17 of the Civil Code of the Philippines provides that the judgment must not be contrary to laws that have for their object public order, public policy and good customs in the Philippines. Furthermore, Philippine courts have held that a foreign judgment is presumed to be valid and binding in the country from which it issues, until the contrary is shown, and the party contesting the foreign judgment has the burden of overcoming the presumption of its validity.

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USE OF PROCEEDS

We expect to receive approximately US$[●] of net proceeds from the sale of new shares, and the Selling Shareholders are expected to receive an aggregate of approximately US$3,680,000 of net proceeds from the sale of existing shares offered hereby, after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$[●] payable by us. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

We currently intend to use:

(i)	Approximately US$[●] for paying the start-up costs of prospective projects, which will generally include project insurance fees, costs of materials, subcontracting fees and surveying service fees for certain start-up works to expedite our organic growth and expand our business scale by undertaking more sizeable building envelope projects in Singapore and other Asian countries, such as the Philippines and Sri Lanka.

As such, we normally have to incur net cash outflows at an early stage of carrying out our works. Our long cash conversion cycle and the cash flow requirement at the initial stage of our projects constrain the number of projects that we could undertake given our currently available resources.

(ii)	Approximately US$[●] for paying the cash collateral for performance bonds on prospective projects.

(iii)	Approximately US$[●] to partly repay a five-year bank loan in the principal amount of S$1 million with a due date of June 2025 and a five-year bridge loan from the same bank in the principal amount of S$5 million with a due date of January 2026. Both loans carry an interest rate of 2.75% per annum. The proceeds of both loans were used to fund ongoing projects.

(iv)	Approximately US$[●] to acquire servers, computers, software and other accessories to enhance our BIM design capabilities and upgrade our IT equipment and systems.

(v)	Approximately US$[●] to repay our Controlling Shareholder for an interest free loan made to us for the purpose of paying the expenses of this offering and the Nasdaq listing.

(vi)	Approximately US$[●] for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs, or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors.”

Pending any use described above, we plan to invest the net proceeds in short-term interest-bearing obligations, investment-grade instruments or certificates of deposit.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and our indebtedness as of December 31, 2021, as follows:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 2,750,000 Ordinary Shares by us in this offering at an initial public offering price of US$4.00 per Ordinary Share, assuming the underwriters do not exercise the over-allotment option; and (iii) the issuance and sale of 3,312,500 Ordinary Shares by us in this offering at an initial public offering price of US$4.00 per Ordinary Share, assuming the underwriters exercise the over-allotment option in full, after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual	As adjusted(1)		As adjusted(2)
	(US$)	(US$)		(US$)
Cash and Cash Equivalents	$552,915	$	[●]	$	[●]

Total Liabilities	$33,567,510	$	[●]	$	[●]

Shareholders’ Equity
Ordinary Shares, par value US$0.001 per share, 100,000,000 Ordinary Shares authorized, 9,375,000(3) Ordinary Shares outstanding on an actual basis, 12,500,000 Ordinary Shares outstanding on an as adjusted basis (assuming 2,750,000 Ordinary Shares to be issued in this offering with no exercise of over-allotment option) and 13,062,500 Ordinary Shares outstanding on an as adjusted basis (assuming over-allotment option is exercised in full)	$9,466	$	[●]	$	[●]
Additional paid-in capital	2,217,272		[●]
Retained earnings	9,086,123		[●]		[●]
Accumulated other comprehensive loss	(224,288)		[●]		[●]
Total Company’s shareholders’ equity	11,088,573		[●]		[●]
Non-controlling interests	(3,380)		[●]		[●]
Total Shareholders’ Equity	11,085,193		[●]		[●]
Total Capitalization	$44,652,703	$	[●]		[●]

(1)	Assuming no exercise of the underwriters’ over-allotment option
(2)	Assuming full exercise of the underwriters’ over-allotment option
(3)	Subsequent to December 31, 2021, an additional 375,000 Ordinary Shares were issued by amendment of the corporate reorganization that was effected as of November 30, 2021.

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DIVIDENDS AND DIVIDEND POLICY

We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business.

We do not have a fixed dividend policy. Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

In the event that we decide to pay dividends in the future, subject to the Companies Act, our board of directors may, from time to time, declare dividends in any currency to be paid on our Ordinary Shares, and our shareholders may by ordinary resolution declare a dividend, but no dividend shall be declared in excess of the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if it would result in the Company being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend upon the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

●	our results of operations and cash flow;

●	our expected financial performance and working capital needs;

●	our future prospects;

●	our capital expenditures and other investment plans;

●	other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on the payment of dividends that may be imposed on us by our financing arrangements; and

●	the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

We are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares. With the exception of Myanmar, Sri Lanka, Vietnam and the Philippines, there are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

With respect to the Philippines, the board of directors of a Philippine company may only declare dividends out of unrestricted retained earnings. In the case of the payment of stock dividends, the same should be approved by shareholders holding or representing at least two-thirds (2/3) of the outstanding capital stock of the Philippine company. A holder of the shares of a Philippine company is entitled to full and immediate repatriation of capital and remittance of dividends, profits and earnings, and such holders of shares of the Philippine company are entitled to source the foreign exchange necessary for such purposes from the Philippine banking system provided such foreign investment in the shares of the Philippine company has been registered with the Bangko Sentral ng Pilipinas, the central bank of the Philippines. Transfers of the assets of a Philippine company used in relation to its PEZA-registered business require the consent or approval of PEZA. In addition, the transfer/sale of all or substantially all of the assets of a Philippine company is subject to the requirements of Act No. 3952, as amended, otherwise known as the “Bulk Sales Law” and the Revised Corporation Code of the Philippines.

42

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

After giving effect to the sale of Ordinary Shares in this offering by the Company at an initial public offering price of US$4.00 per share, after deducting US$0.32 in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$[●], the pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately US$[●] million, or US$[●] per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$[●] per share to our existing shareholders and an immediate dilution of US$[●] per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	US$	US$
Assumed initial public offering price per share		4.00
Historical net tangible book value per share as of December 31, 2021		[●]
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	[●]
Pro forma net tangible book value per share after giving effect to this offering	[●]
Dilution per share to new investors participating in this offering		[●]

If the Representative exercises the option to purchase additional shares to cover over-allotments in full, the pro forma net tangible book value per Ordinary Share after giving effect to this offering would be approximately US$[●] per share, and the dilution to investors in this offering would be approximately US$[●] per Ordinary Share.

The following table illustrates our pro forma proportionate ownership, upon completion of this offering, by (i) the Pre-IPO Investors, and (ii) investors purchasing Ordinary Shares in this Offering, assuming the underwriters do not exercise their over-allotment option, together with the total price and average price per Ordinary Share paid by each of these groups of shareholders.

	Shares purchased				Total consideration
	Number		Percent(1)(3)		Amount (US$)		Percent		Average price per share (US$)
Pre-IPO Investors(2)	955,500		9.8%		$1,920,000		14.9%		$2.01
Public Investors	3,750,000	(3)	30.0%		$11,000,000	(3)	85.1	%(3)	$4.00

Total	4,705,500	(4)	37.6	%(4)	$12,920,000		100.0%

(1) Represents the percent ownership after this offering. Prior to the offering, the Pre-IPO Investors, together, own an aggregate of 9.8% of the outstanding Ordinary Shares of the Company.

(2) Includes Nowry Holdings Limited and Trillion Advance Investments Limited, each of which owns 477,750 Ordinary Shares. Nowry Holdings Limited and Trillion Advance Investments Limited are each selling 250,000 Ordinary Shares in this offering, which will reduce the ownership of the Pre-IPO Investors to 455,500, or 3.6% of the total outstanding Ordinary Shares after the offering.

(3) Assumes no exercise of the over-allotment option by the underwriters.

(4) The remaining 8,794,500 Ordinary Shares, or 70.4% of the outstanding Ordinary Shares following this offering, are owned by Focus Point, which is indirectly owned as to 96.62% by Mr. Sonny Bensily, 1.72% by Ms. Mui Lan Lim and 1.66% by Ms. Julia Bensily. Mr. Bensily and his wife, Ms. Mui Lan Lim, founded the Company in 1995 and the Company’s current business and financial position are the direct result of their investment of time, money and labor over approximately the last 27 years, the value of which cannot be accurately calculated. Focus Point is selling 500,000 Ordinary Shares in this offering, which will reduce its ownership to 8,294,500 Ordinary Shares, or 66.4% of the total outstanding Ordinary Shares after the offering.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data as of December 31, 2020 and 2021 and for the years ended December 31, 2020 and 2021 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

Consolidated Statements of Income and Comprehensive Loss

	For the year ended December 31,
	2020	2021	2021
	S$	S$	US$
Contract revenues	37,949,893	33,445,954	24,738,132
Contract costs	32,174,395	29,114,306	21,534,250
Gross profit	5,775,498	4,331,648	3,203,882
Operating expenses:
Selling and marketing expenses	104,952	121,762	90,061
General and administrative expenses	5,286,697	3,307,488	2,446,367
Total operating expenses	5,391,649	3,429,250	2,536,428
Income from operations	383,849	902,398	667,454
Other income/ (loss):
Other income	545,726	607,846	449,590
Interest expense	(664,965)	(652,475)	(486,600)
Other expense	(132,601)	(657,585)	(486,380)
Income/ (loss) from equity method investments	45,944	(19,413)	(14,359)
Total other loss	(205,896)	(721,627)	(533,749)
Income before income tax expense	177,955	180,771	133,705
Income tax expense	371,948	79,488	58,793
Net (loss)/income	(193,993)	101,283	74,912
Less: Net loss attributable to non-controlling interest	(502)	(57)	(42)
Net (loss)/income attributable to ordinary shareholders of the Company	(193,491)	101,340	74,954
Other comprehensive income:
Foreign currency translation adjustments, net of income taxes	(10,602)	(177,826)	(131,528)
Total comprehensive loss	(204,595)	(76,543)	(56,616)
Less: comprehensive (loss)/income attributable to non-controlling interest	-	-	-
Comprehensive loss attributable to ordinary shareholders of the Company	(204,595)	(76,543)	(56,616)

Net loss per share attributable to ordinary shareholders basic and diluted	(0.02)	(0.01)	(0.01)
Weighted average number of ordinary shares used in computing net loss per share basic and diluted	9,375,000	9,375,000	9,375,000

(1) Calculated at the rate of US$0.7396 = SGD1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021

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Consolidated Balance Sheets

	As of December 31,
	2020	2021	2021
	SGD	SGD	US$’000
Assets
Current assets:
Cash and cash equivalents	351,430	747,541	552,915
Restricted cash	4,184,731	3,555,727	2,629,976
Contracts receivable, net	4,548,327	5,225,893	3,865,305
Contract assets	32,101,712	34,369,981	25,421,584
Retention receivable, net	1,649,495	3,113,889	2,303,172
Other current assets, net	3,209,457	3,797,790	2,809,016
Related party receivables	329,995	-	-

Total current assets	46,375,147	50,810,821	37,581,968

Equity method investments	248,019	228,606	169,087
Retention receivable	4,708,875	2,864,455	2,118,680
Property, plant and equipment, net	3,699,167	3,760,187	2,781,203
Right-of-use assets	916,916	534,493	395,335
Contract receivable, non-current	-	245,203	181,364
Deferred financing cost	1,165,154	1,779,531	1,316,221
Deferred tax assets	153,230	147,159	108,845
Total non-current assets	10,891,361	9,559,634	7,070,735

TOTAL ASSETS	57,266,508	60,370,455	44,652,703

Liabilities
Current liabilities:
Bank loans - current	17,282,944	20,721,898	15,326,848
Accounts and other payables, accruals	11,664,473	11,398,078	8,430,529
Related party payable	120,000	199,839	147,810
Income taxes payable	-	-	-
Hedging instruments	913,199	163,223	120,727
Contract liabilities	3,231,747	4,780,757	3,536,063
Lease payable - current	387,826	395,276	292,364
Total current liabilities	33,600,189	37,659,071	27,854,341

Bank loans – non-current	8,037,507	7,551,997	5,585,797
Lease payable – non-current	529,737	136,855	101,224
Deferred tax liabilities	35,352	35,352	26,148
Total non-current liabilities	8,602,596	7,724,204	5,713,169
TOTAL LIABILITIES	42,202,785	45,383,275	33,567,510

Commitments and contingencies	-	-	-

Shareholders’ equity
Shareholders’ equity
Ordinary shares (US$0.001 par value per share; 100,000,000 authorized capital; 9,375,000 shares issued and outstanding	12,798	12,798	9,466
Additional paid-in capital	2,997,752	2,997,752	2,217,272
Retained earnings	12,183,098	12,284,438	9,086,123
Accumulated other comprehensive income	(125,412)	(303,238)	(224,288)
Total shareholders’ equity	15,068,236	14,991,750	11,088,573
Non-controlling interests	(4,513)	(4,570)	(3,380)
Total equity	15,063,723	14,987,180	11,085,193
TOTAL LIABILITIES AND EQUITY	57,266,508	60,370,455	44,652,703

(1) Calculated at the rate of US$0.7396 = SGD1, as set forth in the statistical release of the Federal Reserve System on December 30, 2021

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Through our subsidiary, Prime Structures, which was established in March 1995, we have over 27 years of experience in providing integrated building envelope solutions and services to clients predominantly in Asia, including Singapore, Sri Lanka and the Philippines, in numerous private and public projects. As an integrated building envelope solution service provider, we target niche building envelope projects, including but not limited to integrated resorts, offices, industrial buildings, shopping malls and condominiums, that require customized and/or complex building envelope structures whereby high levels of precision and intricacy of design work are required.

We are registered with the Singapore BCA as a (i) Class 1 licensed general builder; (ii) licensed specialist builder (structural steelwork); (iii) Grade C1 contractor under the CW01 (general building) workhead; (iv) Grade L2 contractor under the CR-06 (interior decoration & finishing works) workhead; (v) Grade L6 contractor under the CR-16 (curtain walls) workhead; and (vi) contractor under the CR-18 (doors) single grade workhead. As a Grade L6 contractor under the CR-16 (curtain walls) workhead, we are able to tender for building envelope projects of unlimited contract value. We are committed to risk management, health and safety standards, quality assurance and environmental impact control, and have been accredited with ISO 9001 (quality management), ISO 14001 (environmental management), ISO 45001 (occupational health and safety), bizSAFE Star Level, SQC and GGBS certifications.

As a result of our continuous growth in the years before the outbreak of COVID-19, we ranked fourth in the integrated building envelope solution industry in Singapore in 2019 in terms of revenue generated in Singapore, with a market share of approximately 9.1%, according to Frost & Sullivan, an independent global research organization.

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Factors affecting our performance

Outbreak of COVID-19. We experienced steady growth in our business until the outbreak of COVID-19 in 2020 when the governments of Singapore and the other countries where we had projects in progress implemented measures in the attempt to reduce the number of local transmissions of COVID-19, including closing most physical workplace premises and suspending all business, social and other activities that could not be conducted through telecommuting from home, save for certain essential services (the “Lockdown Measures”). The Lockdown Measures significantly restricted our business activities and on-site construction projects in 2020 (especially between March and July 2020) and tender/quotation processes in the countries in which we operated were generally halted or took much longer than usual. In the last quarter of 2020, the Lockdown Measures eased off but our operations and on-site construction projects were still affected by the safe distancing measures, regular COVID-19 testing and other COVID-19 precautionary measures imposed by the relevant governments, as well as by the emergence of different strains of COVID-19, some of which were highly contagious. The record contraction of the economies of Singapore and the other Asian countries caused by the outbreak of COVID-19 in 2020 caused the contraction of the construction industry in general, which, in turn, reduced the demand for our integrated building envelope solutions and services. Before the outbreak of COVID-19, our revenue had increased by approximately 70.9% from approximately S$38.7 million for the fiscal year ended December 31, 2018 to approximately S$66.1 million for the fiscal year ended December 31, 2019 mainly due to our business strategies of overseas expansion in emerging countries which have a growing demand for integrated building envelope solutions and services, as well as our participation in a larger number of high-value, large scale, customized and/or complex building envelope projects in Singapore, the Philippines and Sri Lanka. As a result of the unprecedented outbreak of COVID-19 and the impact of the Lockdown Measures, the whole construction industry almost came to a standstill during the relevant lockdown periods and our revenue decreased by approximately 42.6% from approximately S$66.1 million for the fiscal year ended December 31, 2019 to approximately S$37.9 million for the fiscal year ended December 31, 2020, which is approximately 2.1% below the revenue for the fiscal year ended December 31, 2018. Our revenue further decreased by approximately 11.9% from approximately S$37.9 million for the fiscal year ended December 31, 2020 to approximately S$33.4 million for the fiscal year ended December 31, 2021. As the future impact of the COVID-19 pandemic on the countries in which we operate, and globally, cannot be predicted, its effect on our future operations and revenues is uncertain.

Demand for building envelope services in Asia. For the fiscal years ended December 31, 2020 and 2021, our projects were predominantly located in Asia, with over 98% of our revenue derived from projects in Singapore and Sri Lanka. Accordingly, our business depends to a large extent on the level of demand for our integrated building envelope solutions and services in Asia with a particular focus on Singapore and Sri Lanka. That demand, in turn, will largely depend on the continued availability of construction and building activities in these countries, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of property developers or owners and hotel operators as well as the general conditions and prospects of the local economies. Moreover, the demand for our services may fall if our clients decide to change their business strategies, such as downsizing their businesses or suspending or ceasing their marketing, development or expansion plans, or if they stop leasing or acquiring properties due to changes in market conditions, business strategies or performance. Any significant decrease in the number or contract value of projects obtained from our clients may materially and adversely affect our business, results of operations, financial condition and business prospects.

Our capability to obtain contracts which are non-recurring and project-based in nature. Of our awarded contracts, 99.2%, in terms of notional contract sum, during the fiscal year ended December 31, 2021 were obtained through an open or invited tender process and the remaining were through submitting quotations after our clients sent us requests for quotations to seek our services. During the fiscal years ended December 31, 2020 and 2021, our tender/quotation success rate was approximately 58.1% and 63.6%, respectively, which we believe was generally in line with or better than the average tender/quotation success rate among our competitors. As such, our pipeline of projects will depend significantly on our ability to prepare and submit competitive tenders/quotations to meet our existing or potential clients’ selection criteria, and whether our clients are satisfied with our standards of management, industry relevant experience, track record, financial strength, reputation and regulatory compliance.

Pricing of our projects. For the fiscal years ended December 31, 2020 and 2021, we derived most of our revenue from contracts obtained through a competitive tender or quotation process. The tender price or quotation of our projects is determined based on our estimated project costs plus a mark-up margin. From time to time, we may adjust our mark-up margin to be competitive in the tender or quotation process, which, in turn, will affect our profitability. There is no assurance that our pricing strategy and policy is effective or responsive to market price changes (such as the fluctuation in prices of materials caused by the current war in Ukraine) and changes in clients’ demand and that we will always be able to price our tender or quotation competitively, failing which may cause us to lose in the tender or quotation, thereby resulting in a decrease in the number of projects awarded to us which, in turn, would adversely affect our business, results of operations, financial condition and business prospects.

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Fluctuation in cost of sales. Our cost of sales is mainly comprised of subcontracting costs and material costs. For the fiscal years ended December 31, 2020 and 2021, our subcontracting costs and material costs amounted to approximately S$23.2 million and S$19.9 million, respectively, which accounted for approximately 72.2% and 68.3% of our total cost of sales for the corresponding periods. The tender price or quotation for our projects is determined based on our estimated project costs plus a mark-up margin. The pre-determined contract sum will generally be fixed throughout the contract period without any price adjustment mechanisms to accommodate any fluctuation in costs. There is no assurance that the costs estimated at the beginning of a contract will not be increased during the contract period (such as the surge in prices of materials caused by the current war in Ukraine) and cost overruns may result from inaccurate estimation of time and costs, increases in the costs of subcontracting, materials and labor, additional costs resulting from unexpected technical difficulties encountered during the progress of the projects and rectification of work defects, adverse weather conditions, disputes with parties involved in the project, changes in regulatory requirements and government policies, inflation and unforeseen problems and circumstances, some of which are beyond our control. If we are unable to control our costs within our estimates or recover the extra costs and control the progress of our projects, we may suffer cost overruns or even losses on our projects which may adversely affect our profit margin and results of operations.

Timing of projects and percentage completed. Our contracts are awarded on a project-by-project basis. Our revenue is recognized based on the percentage of completion, and billing is based on monthly progress claims depending on the actual progress of our projects. As such, our revenue is dependent not only on the number of projects and their contract value, but also on the percentage completed. Hence, the number of contracts and progress of each contract we undertake in any period will affect our results of operations and lead to fluctuations in revenue recognized from period to period.

For the fiscal years ended December 31, 2020 and 2021, the duration of most of our building envelope projects from commencement to practical completion varied from six to 21 months. As all our projects are awarded on a project-by-project-basis and our revenue is not recurring in nature, we continually have to secure sufficient new and sizeable projects to sustain our business and maintain or improve our current results of operations and financial condition.

The backlog of our projects as of June 30, 2022, which represents the total estimated contract value of works (including adjustments and variation orders) that remain to be completed pursuant to the terms of the outstanding contracts, was approximately S$47 million. The Company’s backlog of projects is determined by all contracts awarded to the Company less the amount which we have recognized as revenue in the prior periods, where applicable. Management anticipates that approximately S$____ million of that backlog will be completed within the fiscal year ending December 31, 2022 and that the remainder will be completed by 2024. However, backlog may be affected by a number of factors, some of which are not within our control, such as unexpected downward adjustments to and cancellations of contracts by the client, cessation of projects due to economic or political developments and our inability to complete projects due to factors such as the effects of health crises, labor shortages or finances. Therefore, the amount of our backlog as of any particular date may not be an indicator of future earnings.

Start-up costs. The start-up costs of our projects typically include project insurance fees, costs of materials, subcontracting fees and surveying service fees for certain start-up works such as site establishment, hoarding, scaffolding and demolition. We typically pay the start-up costs in advance of payment from our clients, while our clients generally make progress payments after our work has commenced with limited or no advance payment. We typically submit a payment application to our client’s consultant team on a monthly basis or after the specified milestone is reached. Based on the payment application, the client’s consultant team will issue an interim payment certificate to us certifying the percentage of work done or the reaching of the specified milestone. We will then present our invoice (which is issued after our receipt of the interim payment certificate) to our client. In general, our clients will make payments to us within 35 days from the date of the presentation of our invoice to them. Therefore, our clients generally make the first interim payments towards the third or fourth month following the commencement of a project and we generally incur net cash outflows for at least the first three to four months. In addition to the aforesaid start-up costs, for contracts with our major clients or contracts with an individual notional contract sum of over S$1.0 million, we are generally required to provide performance bonds backed by cash or other collateral and/or guarantees in favor of our clients for an amount of 10.0% of the total contract sum.

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The amount of the start-up costs (including the requirement for performance bonds) varies among projects depending on the requirements of the clients and the specifications of the projects. The amount of cash or other collateral and/or guarantees for the performance bonds is subject to the requirements of the issuing banks or insurance companies. In general, we incur more start-up costs for projects with a higher notional contract sum. As we typically have to pay the start-up costs and the cash collateral required to secure performance bonds for projects during the first three to four months following the commencement of a project while our clients generally make progress payments pursuant to contract with reference to the percentage of work done or the reaching of specified milestones and with limited or no advance payment, this can result in a cash flow mismatch. We estimate that the mismatch of cash flow resulting from payments of start-up costs and cash collateral for performance bonds for our projects could equal a few million Singapore dollars, representing up to 50.0% of the notional contract sum of such contracts. We generally manage the cash flow mismatch resulting from the payment of project start-up costs by closely monitoring our capital and cash positions, closely managing our progress billings and by using available banking facilities.

Market and competition. The integrated building envelope solution industry in Singapore is concentrated. As of May 30, 2022, there were 3,892 general building licensed builders and 243 registered curtain wall building contractors in Singapore, of which 22 were Grade L6 contractors. According to Frost & Sullivan, the top five integrated building envelope solution providers in Singapore accounted for approximately 54.9% of the total estimated revenue of the integrated building envelope solution industry in Singapore in the fiscal year ended December 31, 2019. The integrated building envelope solution industry in Sri Lanka and Myanmar are both dominated by foreign integrated building envelope solution providers because the local contractors lack the experience and technical expertise required for complex and large building envelope projects. The industry players generally compete with each other on market position, industry reputation, track record and relationship with project owners, main contractors and industry professionals (such as project managers), as well as financial standing. Some of our competitors may have more manpower and resources, more qualifications entitling them to provide a wider scope of integrated building envelope solution services, longer operating histories, more financial strength, stronger relationships with clients and/or key industry professionals and more established brand names and market recognition than we have. When we price our tenders/quotations or fix contract prices with our clients, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our profitability and results of operations.

Business Outlook

Despite the difficult market conditions in 2021 as a result of the ongoing COVID-19 pandemic, we were awarded with six building envelope projects and four other fitting-out and construction projects in Singapore and Sri Lanka with a total notional contract sum of approximately S$21.6 million between January 1, 2022 and May 31, 2022. In addition, we currently have 38 building envelope projects and 11 other fitting-out and construction projects under tender/quotation in Singapore and Sri Lanka with a total notional contract sum of approximately S$159.5 million.

With many countries, including Singapore, achieving herd immunity and adopting “live with the virus” strategy, we expect that the general resumption of international travel and economic activities will stimulate demand for our integrated building envelope solutions and services and that we will regain our growth momentum. According to Frost & Sullivan, the market size (by revenue) of the integrated building envelope solution industry in Singapore, Sri Lanka, the Philippines, Myanmar and Vietnam is projected to grow at a CAGR of approximately 4.0%, 6.2%, 12.0%, 12.5% and 11.7%, from 2020 to 2024, respectively, and we consider the business prospects of our Group to be positive taking into consideration the following industry growth drivers:

Singapore. Public construction demand is expected to be boosted by the government’s long-term urban development plans, such as the Cross Island Line, developments at Jurong Lake and Changi Airport Terminal 5, which will spur residential and commercial construction in several key districts in Singapore. For the private sector, it is expected that projects for mixed-use development, which is being seen as a congregation point with offices, condominiums, retail, restaurants and recreation facilities, will increase in the suburban areas atop major train stations in Singapore due to the government’s drive to relieve congestion in the central business district. These factors may be expected to increase the demand for integrated building envelope solutions and services.

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Emerging countries — Sri Lanka, the Philippines and Vietnam. We believe that rapid economic growth, urbanization among major cities and increasing population in emerging countries, like Sri Lanka, the Philippines and Vietnam, have driven the demand for residential, commercial and industrial properties as well as education, recreational, transportation and other facilities, and rapid development of tourism in some of these countries (including Vietnam, the Philippines and Sri Lanka) will contribute to economic growth in a range of industries, including hospitality, retail, culture and recreation, etc. These factors, in turn, may be expected to lead to an increase in the number of complex, high-rise building projects. Tall building developments typically involve a high level of complexity in various aspects such as their structural system, design and aesthetics, and some artistic distinction which will lead to an increase in the demand for integrated building envelope solutions and services. As cities move to compete with each other for tourist and domestic foot traffic, the commercial viability of urban megaprojects such as shopping malls, integrated resorts and skyscrapers is increasingly linked to the high-quality design outcomes of these buildings. With the industry moving towards high-rise and iconic commercial building projects with definite aesthetics and complex geometries that shape the city landscape, the demand for unique and complex building envelope solutions and services may be expected to increase.

However, there can be no assurance that our projections are accurate, especially in light of the unpredictable nature of the COVID-19 pandemic. In addition, although we do not believe that our operations have been affected by general political, economic, financial and social developments, local government policies or cyclical trends of the economies in the countries in which we operate, future changes in those areas may lead to the deterioration of the integrated building envelope solution industry in the affected countries. If the integrated building envelope solution industry in Asia declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

Results of Operations

Revenue and gross profit

The following is a summary of the combined statements of profit or loss of our Group as derived from our consolidated financial statements included elsewhere in this prospectus and this summary should be read in conjunction therewith.

	For the year ended December 31,
	2020	2021
	S$	S$
Revenue	37,949,893	33,445,954
Gross profit	5,775,498	4,331,648
Profit before income tax	177,955	180,771
Profit/(loss) for the year	(193,993)	101,283
Profit/(loss) attributable to:
- Owners of the Company	(193,491)	101,340
- Non-controlling interests	(502)	(57)

As explained above, due to the unprecedented outbreak of COVID-19 and the Lockdown Measures, safe distancing and other COVID-19 cautionary measures in Singapore and the other countries where we have projects:

●	revenue decreased by approximately 11.9% from approximately S$37.9 million for the year ended December 31, 2020 to approximately S$33.4 million for the year ended December 31, 2021; and

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●	gross profit decreased by approximately 25.9% from approximately S$5.8 million for the year ended December 31, 2020 to approximately S$4.3 million for the year ended December 31, 2021.

We derived most of our revenue from building envelope projects in the private sector in Singapore and Sri Lanka for the fiscal years ended December 31, 2020 and 2021.

Cost of sales

The following table sets forth the breakdown of our cost of sales for the fiscal years ended December 31, 2020 and 2021:

	For the year ended December 31,
	2020		2021
	S$	% of cost of sales	S$	% of cost of sales
Subcontracting costs	14,509,144	45.1	10,315,176	35.4
Materials costs	8,734,190	27.1	9,580,606	32.9
Project related employee benefit expenses	4,142,109	12.9	5,705,031	19.6
Others	4,788,952	14.9	3,513,493	12.1
Total	32,174,395	100.0	29,114,306	100.0

For the fiscal years ended December 31, 2020 and 2021, our cost of sales amounted to approximately S$32.2 million and S$29.1 million, respectively, representing approximately 84.9% and 87.1% of our revenue for the corresponding periods. The cost of sales as a percentage of revenue remained stable but there has been fluctuation in the components of the cost of sales as the components of the cost of sales vary by the scope, nature, specifications and locations of the projects and the requirements of our clients and they also vary depending on the stage of execution of the projects.

Subcontracting costs and material costs amounted to approximately S$23.2 million and S$19.9 million for the fiscal years ended December 31, 2020 and 2021, respectively, which accounted for approximately 72.2% and 68.3% of our total cost of sales for the corresponding periods.

Operating expenses

Operating expenses decreased from S$5,391,649 for the fiscal year ended December 31, 2020 to S$3,429,250 for the fiscal year ended December 31, 2021, or approximately 36.4%. Operating expense consists of selling and marketing expenses, which increased by approximately 16.0% from S$104,952 in 2020 to S$121,762 in 2021, and general and administrative expenses, which decreased by approximately 37.4% from S$5,286,697 in 2020 to S$3,307,488 in 2021. The decrease in general and administrative expenses was primarily attributable to a decrease in legal & professional fees from S$1,703,137 in 2020 to S$172,516 in 2021 and a lower provision for doubtful debts in the year ended December 31, 2021 of S$335,450 compared to S$942,936 in the year ended December 31, 2020. The Company incurred unusually high legal and professional fees in 2020 as a result of its having sought listing of its Ordinary Shares on the Hong Kong Stock Exchange in that year. The decrease in the provision for doubtful debts resulted from the Company’s having made an additional provision for a project undertaken in Pakistan due to COVID-19 related border controls and lockdowns in that country in 2020 that caused management to question the Company’s ability to collect on the account.

Other Income/(loss)

Our total other loss increased by approximately 250% from a loss of S$205,896 for the fiscal year ended December 31, 2020 to a loss of S$721,627 for the fiscal year ended December 31, 2021, primarily due to an approximately 396% increase in other expenses. Other expenses consisted primarily of foreign exchange losses for both fiscal years. The increase in other expenses was primarily due to an increase in foreign exchange losses from S$132,601 for the fiscal year ended December 31, 2020 to S$657,585 for the fiscal year ended December 31, 2021.

The following table sets forth the breakdown of our other income/(loss) for the fiscal years ended December 31, 2020 and 2021:

	For the year ended December 31,
	2020		2021
	S$	% of other income/loss	S$	% of other income/loss
Other income	545,726	(265.0)	607,846	(84.2)
Interest expense	(664,965)	323.0	(652,475)	90.4
Other expenses	(132,601)	64.4	(657,585)	91.1
Income from equity method investment	45,944	(22.4)	(19,413)	2.7
Total	(205,896)	100.0	(721,627)	100.0

Net income/(loss)

As a result of the above factors, our results of operations improved from a net loss of S$193,993 for the fiscal year ended December 31, 2020 to net income of S$101,283 for the fiscal year ended December 31, 2021.

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Liquidity and capital resources

Our Group’s liquidity and capital requirements are principally our operating expenses and payments of interest and principal arising from our indebtedness. Our Group’s principal sources of funds have historically been our equity capital, cash generated from our operations, bank borrowings and finance leases. Going forward, we expect to fund our working capital and other capital requirements with a combination of various sources, including but not limited to cash generated from our operations, banking facilities and the net proceeds of this offering, as well as other possible equity and debt financing as and when appropriate. We regularly monitor our liquidity and capital requirements to ensure that we maintain sufficient cash resources for our working capital requirements and capital expenditure needs.

The following table summarizes our combined statements of cash flows as derived from our consolidated financial statements included elsewhere in this prospectus and this summary should be read in conjunction therewith.

	2021	2020
	S$	S$
Net cash generated from operating activities	19,040,884	21,235,923
Net cash generated from/(used in) investing activities	(228,205)	80,812
Net cash used in financing activities	(18,409,755)	(21,850,159)
Net increase/(decrease) in cash and cash equivalents	396,111	(492,643)

Cash flow from operating activities

For the fiscal year ended December 31, 2020, we recorded net cash generated from operating activities of approximately S$21.2 million, which was a combined result of operating cash flow before changes in operating assets and liabilities of approximately S$1.1 million and changes in operating assets and liabilities of cash inflow of approximately S$20.1 million. Changes in operating assets primarily comprised (i) the increase in accounts payable of approximately S$20.7 million; (ii) the increase in contract liabilities of approximately S$2.4 million; (iii) the decrease in accounts receivable of approximately S$0.9 million, partially offset by (iv) the increase in other current assets of approximately S$2.4 million; and (v) the increase in contract assets of approximately S$0.7 million.

For the fiscal year ended December 31, 2021, we recorded net cash generated from operating activities of approximately S$19.0 million, which was a combined result of operating cash flow before changes in operating assets and liabilities of approximately S$0.5 million and changes in operating assets and liabilities of cash inflow of approximately S$18.5 million. Changes in operating assets primarily comprised (i) the increase in accounts payable, other payables and accruals of approximately S$21.8 million; (ii) the decrease in retention receivable of approximately S$0.3 million, partially offset by (iii) the increase in contract assets of approximately S$2.4 million and (iv) the increase in other current assets of approximately S$1.2 million.

As explained above, the payment of project start-up costs and cash collateral for performance bonds for our projects may result in a cash flow mismatch and we generally manage such cash flow mismatch by closely monitoring our capital and cash positions and closely managing our progress billings and by the use of available banking facilities.

Cash flow from investing activities

For the fiscal year ended December 31, 2020, we recorded net cash inflow from investing activities of approximately S$0.1 million, which mainly represented a one-time cash dividend received from Prime Philippines that was partially offset by the purchase of property and equipment of approximately S$40,000.

For the fiscal year ended December 31, 2021, we recorded net cash outflow from investing activities of approximately S$0.2, which mainly represented purchase of property and equipment.

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Cash flow from financing activities

For the year ended December 31, 2021, we recorded net cash outflow from financing activities of approximately S$18.4 million, which mainly represented (i) repayment of trust receipts of approximately S$22.3 million; and (ii) repayment of term loans of approximately S$2.3 million, which was partially offset by (iii) the net proceeds from term loans of approximately S$5.5 million; and (iv) release of pledged fixed deposits of approximately S$0.7 million.

Working Capital

After taking into account the financial resources presently available to us, including:

●	the amounts of net cash generated from our operating activities during the fiscal years ended December 31, 2020 and 2021;

●	our cash and cash equivalents and restricted cash of approximately S$4.3 million as of December 31, 2021;

●	the banking facilities available to our Group; and

●	the estimated net proceeds from this offering due to us of approximately $[●] after deducting underwriting discounts and commissions and estimated offering expenses of approximately $[●] payable by us, we are of the opinion that we have sufficient working capital to meet our present working capital requirements and for at least the next 12 months from the date of this prospectus.

Indebtedness

Bank borrowings

The following table sets forth the breakdown of our bank borrowings as of the dates indicated:

	2020	2021
	S$	S$
Term loans	10,200,000	12,951,788
Bank overdraft	1,082,164	1,055,436
Trust receipts	13,892,856	13,622,983
Short term loan	145,431	643,688
Total	25,320,451	28,273,895

During the fiscal years ended December 31, 2020 and 2021, our Group obtained certain banking facilities from commercial banks, which were comprised of term loans, bank overdrafts, trust receipts and short term loans. All our bank borrowings were denominated in S$, US$ or Euro.

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Our term loans were interest-bearing and carried interest rates of 1.50% to 2.90% and 1.50% to 2.75% per annum for the fiscal years ended December 31, 2020 and 2021, respectively. The increase in our term loans as of December 31, 2021 was mainly attributable to obtaining a working capital loan in the amount of S$5.0 million with an interest rate of 2.75% per annum from a commercial bank in Singapore in January 2021 in exchange for a reduction in the limits of two banking facilities from the same bank, namely (i) a facility with an interest rate of 1.5% to 2.2% per annum, which was reduced from S$3.6 million to S$2.8 million; and (ii) a facility with an interest rate of 2.75% per annum, which was reduced from S$1.0 million to approximately S$0.9 million, partly offset by the repayment of a S$0.6 million facility with an interest rate of 2.9% per annum from another commercial bank.

Our bank overdrafts carried interest rates of 4.25% to 5.25% per annum for each of the fiscal years ended December 31, 2020 and 2021. These bank overdrafts were secured by (i) a legal mortgage of a property located in Singapore that we owned and used as a dormitory for workers and a storage facility located at 180 Tagore Lane, Singapore 787580 (“180 Tagore Lane”); and (ii) pledged fixed deposits, and were guaranteed by Mr. Sonny Bensily and Prime Holdings.

Our trust receipts carried interest rates of 3.06% to 5.25% per annum for each of the fiscal years ended December 31, 2020 and 2021, and had maturity periods of 90 to 120 days. These trust receipts were secured by (i) a legal mortgage of 180 Tagore Lane; and (ii) pledged fixed deposits, and were guaranteed by (i) Mr. Sonny Bensily; (ii) Prime Holdings; (iii) Prime Structures; and (iv) Prime Lanka.

Our short-term facilities carried interest rates of 3.90% to 4.25% per annum for each of the fiscal years ended December 31, 2020 and 2021, and all with a maturity period of 90 days. The short-term facilities were secured by a second mortgage of our headquarters (a property owned by Prime Holdings) and guaranteed by Mr. Sonny Bensily and Prime Structures.

We had no material defaults in our bank borrowings, nor did we breach any material financial covenants in our facility letters during the fiscal years ended December 31, 2020 and 2021. To our best knowledge, we will not have any material difficulties in obtaining new bank borrowings or renewing our existing bank borrowings after our listing on the Nasdaq.

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Our unutilized banking facilities as of December 31, 2021 amounted to approximately S$19.9 million, which represented facility limits of (i) bank overdrafts of approximately S$0.1 million; (ii) trust receipts of approximately S$18.5 million (of which approximately S$6.9 million was project-specific); and (iii) short-term facilities of approximately S$1.2 million (of which approximately S$0.6 million was project-specific).

Lease payable

Our lease payables represented future minimum payments under finance leases which are measured at the present value of the lease payments that are not yet paid. As of December 31, 2020 and 2021, we had total lease payables of approximately S$0.9 million and S$0.5 million, respectively, which were our commitments for future minimum payments under finance leases in respect of our (i) leased premises; and (ii) machinery, office equipment and motor vehicles under finance lease. Our lease payables are unsecured and unguaranteed.

Guarantees

We provided (i) guarantees in respect of the performance bonds issued by banks or insurance companies in favor of our clients; and (ii) joint and several indemnities in respect of the foreign worker bonds issued by an insurance company. As of December 31, 2020 and 2021, the aggregate value of the performance bonds issued amounted to approximately S$7.8 million and S$10.5 million, respectively.

In management’s opinion, it is not probable that the relevant banks or insurance companies will claim against our Group for losses under the guarantees or indemnities (as the case may be) as it is unlikely that our Group will be unable to fulfil the performance requirements of the relevant contracts. Certain performance bonds were secured by our pledged deposits and certain performance bonds and the foreign worker bonds were also secured by personal guarantees or indemnities provided by Mr. Sonny Bensily and/or Mr. Xie Tong, a director of certain subsidiaries of the Company. Accordingly, no provision for our obligations under the guarantees and indemnities had been made as of the end of each reporting period during the fiscal years ended December 31, 2020 and 2021.

Contingent liabilities

Other than as disclosed above, we confirm that our Group did not have any outstanding loan capital issued or agreed to be issued, bank overdrafts, loans or other similar indebtedness, liabilities under acceptances or acceptable credits, debentures, mortgages, charges, finance leases, hire purchase commitments, guarantees or other material contingent liabilities.

Capital expenditure and commitments

Historical capital expenditure

For the fiscal years ended December 31, 2020 and 2021, our capital expenditures were approximately S$40,000 and S$0.2 million, respectively, which mainly represented our (i) purchases of plant and machinery; (ii) purchases of equipment, furniture and fittings; and (iii) renovation expenses. We principally funded our capital expenditures through internal resources and bank borrowings.

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Planned capital expenditure

Other than for the addition of plant and machinery necessary for our business operations from time to time, we did not have any material planned capital expenditures as of December 31, 2021.

Capital commitments

As of December 31, 2020 and 2021, we had no material capital commitments.

Critical accounting policies and estimates

Our financial statements have been prepared in accordance with U.S. GAAP. Some of the accounting policies involve subjective judgments, estimates and assumptions made by our management that affect the application of accounting policies and reported amounts of assets, liabilities, income and expenses, all of which are subject to inherent uncertainties. The estimates and associated assumptions we use in determining these items are based on historical data, our experience and factors that we believe to be reasonable under the circumstances. These underlying estimates and assumptions are reviewed regularly as they may have a significant impact on our operational results as reported in our financial information included elsewhere in this prospectus. Below is a summary of the significant accounting policies in accordance with U.S. GAAP that we believe are important for the presentation of our financial information and involve the need to make estimates and judgments about the effect of matters that are inherently uncertain. We also have other policies, judgments, estimates and assumptions that we consider significant. Please see note 2 to our consolidated financial statements included elsewhere in this prospectus for details of these accounting policies, judgments, estimates and assumptions.

Revenue recognition

During the fiscal years ended December 31, 2020 and 2021, our revenue was derived from building envelope projects and other fitting-out and construction projects. Under Topic 606, revenue from construction contracts is recognized over time when, or as, performance obligations are satisfied through transfer of control of goods or services to a client. We recognized revenue from contracts over time using the input method, i.e. based on the proportion of the actual costs incurred relative to the estimated total costs. Costs that relate to satisfied performance obligations in a contract will be recognized to profit or loss immediately. A contract asset is recognized when the entity performs by transferring goods or services to clients and the entity’s right to consideration is unconditional. The retention receivables arising from construction contracts, which are conditional on the satisfaction of the service quality by the clients over a certain period as stipulated in the contracts, are also presented as contract assets under Topic 606. On the other hand, Topic 606 requires contract liabilities to be recognized when advance payments are received from contract clients.

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Leases

Our Group leases various premises (for use as offices, staff quarters, dormitories for workers, fabrication facilities and off-site assembly workshops), machinery and office equipment. In accordance with the adoption of ASC 842, our leases are recognized as right-of-use assets and corresponding lease payables at the date at which the leased asset is available for use by our Group. The right-of-use asset will be depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis while the lease payables will be amortized using the effective interest rate method. As of December 31, 2020 and 2021, our Group had right-of-use assets in respect of our leased assets of approximately, S$0.9 million and S$0.4 million, respectively, and corresponding total lease payables of approximately S$0.9 million and S$0.4 million, respectively.

Based on our internal assessment, the adoption of ASC 842 has resulted in an increase in right-of-use assets and lease payables as well as the recognition of depreciation charges on right-of-use assets and interest expense on lease payables. However, the adoption of ASC 842 did not have any significant impact on our overall financial position and performance for the fiscal years ended December 31, 2020 and 2021.

Financial assets

Topic 326 ‘‘Financial instruments – credit loss’’ introduces new requirements for (i) the classification and measurement of financial assets and financial liabilities; (ii) expected credit losses for financial assets and contract assets; and (iii) general hedge accounting. We have applied Topic 326 in accordance with the transition provisions set out in Topic 326 during the fiscal years ended December 31, 2020 and 2021. The adoption of Topic 326 has no significant impact on our overall financial position and performance for the fiscal years ended December 31, 2020 and 2021.

During the fiscal years ended December 31, 2020 and 2021, our Group’s financial assets mainly consisted of trade and other receivables, fixed deposits, contract assets and cash and cash equivalents. Our financial liabilities during the fiscal years ended December 31, 2020 and 2021 mainly consisted of trade and other payables, contract liabilities, retention payables, lease payables, bank borrowings and derivative financial instruments.

We use a provision matrix to measure the lifetime expected credit loss allowance for trade receivables. In measuring the expected credit losses, trade receivables and contract assets are grouped based on shared credit risk characteristics and days past due, and are written off when there is no reasonable expectation of recovery and legal means of recovery has been considered.

Financial risk management

We are exposed to a variety of financial risks including market risk (in particular foreign currency risk), credit risk and liquidity risk. Details of the risks to which we are exposed and our financial risk management are set out in notes 2 and 16 to our consolidated financial statements included elsewhere in this prospectus.

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HISTORY AND CORPORATE STRUCTURE

Our history can be traced back to March 1995 when Prime Structures was established in Singapore by Mr. Sonny Bensily and his spouse, Ms. Mui Lan Lim. At that time, Mr. Sonny Bensily had over ten years of engineering, project management and corporate management experience working as an engineer and a company director with well-established construction companies in Singapore.

Over our 27 years of operations, our business operations have expanded from Singapore to other Asian countries, namely Brunei, Sri Lanka, the Philippines and Myanmar, with the support of our experienced and committed management and professional teams led by Mr. Sonny Bensily. We have also transformed ourselves from a subcontractor mainly engaging in small scale general building construction, design of residential, commercial and industrial buildings and engineering consultancy in the private sector in Singapore to one of the leading design-and-build contractors/subcontractors specializing in the provision of integrated building envelope solutions and services serving both local and international clients in both the private and public sectors spanning across Asia. According to an industry report commissioned by us and prepared by Frost & Sullivan, a third-party global research organization, we ranked fourth in the integrated building envelope solution industry in Singapore in 2019.

As of the date of this prospectus, our Group is comprised of the Company, its direct subsidiary, Skyscraper Developments Limited (“Skyscraper”), and its indirect subsidiaries, Prime Structures Engineering Pte. Ltd (“Prime Structures”), Prime Construction & Engineering Pte. Ltd. (“Prime Construction”), Prime Structures Engineering Lanka (Pvt) Limited (“Prime Lanka”), Prime Structures (Myanmar) Limited (“Prime Myanmar”), Prime Structures Vietnam Company Limited (“Prime Vietnam”) and SB Façade Sdn Bhd (“SB Façade”). We also hold a 40% beneficial shareholding interest in Philippine Prime Structures Corp. (“Prime Philippines”).

Corporate Structure

The Company was incorporated on September 20, 2019 in the Cayman Islands under the Companies Act as an exempted company with limited liability with an authorized share capital of HK$380,000 divided into 38,000,000 shares of par value of HK $0.01 each. Upon our incorporation, one nil-paid initial share was allotted and issued to the nominee of Conyers Trust Company (Cayman) Limited. On the same day, the initial share was transferred to Focus Point. As a result, the Company became a wholly-owned subsidiary of Focus Point.

On October 5, 2021, our authorized share capital was increased by US$100,000 by the creation of 100,000,000 shares of par value of US$0.001 each. On the same day, we issued 779 shares of par value of HK$0.01 each, and 1,000 shares of par value of US$0.001 each, for cash at par. Following those issues, the Company repurchased the 780 existing issued shares of HK$0.01 each held by Focus Point. The repurchase price of those shares was set-off against the subscription price of the 1,000 shares of par value of US$0.001 each. As a result of the above, we redesignated our share capital from Hong Kong dollars to United States dollars and, as a result, our authorized share capital became US$100,000 divided into 100,000,000 shares of US$0.001 each.

On November 30, 2021, pursuant to a sale and purchase agreement, Focus Point, Pre-IPO Investor I and Pre-IPO Investor II transferred their respective 90.2%, 4.9% and 4.9% shareholding interests in Skyscraper to the Company in exchange for the issuance of 8,455,250, 459,375 and 459,375 Ordinary Shares, respectively. As a result, Skyscraper became a wholly-owned subsidiary of the Company.

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Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus.

1.	The shareholding interest is determined based on the relative shareholder’s shareholding interest in Prime Structures (whether held through Prime Holdings or in his/her own name prior to the Group reorganization that was effected as of November 30, 2021).
2.	The shareholder of Nowry Holdings Limited is an independent third party unrelated to the Controlling Shareholder, directors, management and officers of the Company.
3.	The shareholder of Trillion Advance Investments Limited is an independent third party unrelated to the Controlling Shareholder, directors, management and officers of the Company.
4.	The remaining 0.998% shareholding interest in SB Façade is owned by Ms. Alyce Foo Ai Yoke who is an independent third party.
5.	Prime Philippines is legally owned by Mr. Bensily, Mr. Jason Anthony Rimmer, Mr. Enrique N. Salenga, Mr. Wilson U. Chua and Ms. Charris C. Ronao (all being independent third parties except for Mr. Bensily) as to 20%, 20%, 30%, 10% and 20%, respectively. Mr. Bensily and Mr. Jason Anthony Rimmer hold their respective shares in Prime Philippines in trust for Prime Structures. As such, Prime Structures is the beneficial owner of a 40% shareholding interest in Prime Philippines.

Entities

A description of each of the Company’s subsidiaries is below.

Skyscraper

On August 20, 2019, Skyscraper was incorporated in the British Virgin Islands with limited liability. Skyscraper is authorized to issue a maximum of 50,000 shares of a single class of US$1.00 par value each, of which one share of US$1.00 was allotted and issued to Focus Point for cash and at par value on September 19, 2019. As a result, Skyscraper became a wholly-owned subsidiary of Focus Point. On February 28, 2020, Skyscraper acquired the entire issued share capital of Prime Structures in consideration of the issuance of one share by Skyscraper to Focus Point. Focus Point subscribed for 998 shares in Skyscraper on October 5, 2021, thereby resulting in 1,000 shares in Skyscraper being held by Focus Point. Thereafter, Focus Point transferred 49 shares in Skyscraper to each of Nowry Holdings Limited and Trillion Advance Investments Limited, resulting in the issued share capital of Skyscraper being 902, 49 and 49 shares held by Focus Point, Nowry Holdings Limited and Trillion Advance Investments Limited, respectively. Following a corporate reorganization, Skyscraper became a direct wholly-owned subsidiary of the Company. Skyscraper is primarily an investment holding company.

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Our Operating Subsidiaries and Business Functions

Prime Structures

Prime Structures was incorporated in Singapore as a private limited liability company on March 23, 1995 and is principally engaged in the design, supply and installation of building envelopes, interior fit-out and raised floors.

On incorporation, Prime Structures had an issued and paid up share capital of S$50,000 divided into 50,000 ordinary shares of S$1 each. Mr. Sonny Bensily and Ms. Mui Lan Lim were each issued 25,000 shares in the capital of Prime Structures.

Following a series of allotments and issuances of shares, Prime Structures has an issued and paid up share capital of S$3,000,000 comprised of 2,986,423 ordinary shares as of the date of this prospectus, all held by Skyscraper.

Prime Construction

Prime Construction was incorporated in Singapore as a private limited liability company on June 19, 2012 and is principally engaged in the design, supply and installation of building envelopes, interior fit-out and raised floors. Prime Construction was established to focus on smaller scale projects in Singapore to complement the operations of Prime Structures.

Prime Lanka

Prime Lanka was incorporated in Sri Lanka as a private limited liability company on April 6, 2016 and is principally engaged in construction and other related activities.

Prime Myanmar

Prime Myanmar was incorporated in Myanmar as a private limited liability company on November 10, 2018 and is principally engaged in construction and other related activities.

Prime Vietnam

Prime Vietnam was established as a single member limited liability company on October 29, 2020 and is permitted under its constitutional documents to carry on, among other things, construction, installation and architectural activities. As of the date of this prospectus, Prime Vietnam had not commenced business operations.

SB Facade

SB Facade was incorporated in Brunei as a private limited liability company on July 4, 2013 and was principally engaged in the installation of building envelopes. SB Facade had no business operation as of December 31, 2021.

Prime Philippines

Prime Philippines was incorporated in the Philippines as a stock corporation on December 3, 2012. Twenty percent of the outstanding shares of the company are owned by Mr. Sonny Bensily, and an additional 20% are owned by Mr. Jason Anthony Rimmer, an employee of Prime Structures. Mr. Sonny Bensily and Mr. Rimmer hold their shares in trust for Prime Structures, which funded their purchases. The remaining 60% of the shares are owned by three unrelated third parties. Our investment in Prime Philippines was restricted to 40% due to restrictions on foreign ownership in companies engaged in construction contracting services in the Philippines, and we set up these trust arrangements because each director of a stock corporation must own at least one share of the capital stock of the stock corporation under the Corporation Code of the Philippines (1980) and the Revised Corporation Code of the Philippines (2019) (together, the ‘‘Philippine Codes’’). The 40% legal interest in Prime Philippines, which is beneficially-owned by Prime Structures, was evenly distributed between Mr. Sonny Bensily and Mr. Rimmer, as the two directors of Prime Philippines, to comply with the Philippine Codes.

Prime Philippines is principally engaged in the business of introducing new construction technology by importing foreign innovations to deliver quality service. It also engages in on-site building and installation works as well as the provision of drafting and quantity takeoff services.

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Key Milestones

The following sets forth certain key milestones of our Group’s development:

Year	Milestones

1995	Prime Structures was established.

1996	We were awarded a building envelope project for an industrial building located at the Ang Mo Kio district, Singapore, which was our first project with a notional contract sum of above S$1.0 million.

2000	We were awarded a building envelope project for a mixed-use development in Toa Payoh, Singapore, which was our first project with a notional contract sum of above S$3.0 million.

2005	We were awarded a building envelope project for an airport terminal in Singapore, which was our first government project with a notional contract sum of approximately S$10.0 million.

2007	We obtained OHSAS 18001 certification.

2009	We were awarded two building envelope projects in relation to a world-class mixed-use development with numerous facilities (including but not limited to hotel, entertainment, convention, shopping and dining) in Singapore with a total notional contract sum of approximately S$27.0 million. These projects served as our stepping stone onto the international scene and the turning point in our business to engage in more niche, complex and artistic looking building envelope projects.

We obtained ISO 9001 certification.

2010	We obtained ISO 14001 certification.

We first reached Grade L6 as a contractor registered with the BCA under the CR- 16 (curtain walls) workhead, which is the highest category allowing us to tender for building envelope projects of unlimited contract value.

2012	Prime Construction was established to focus on smaller scale projects in Singapore to complement the operations of Prime Structures.

We invested in Prime Philippines.

We obtained bizSAFE certification.

2013	SB Facade was established for a building envelope project for The Brunei Cancer Centre, a government hospital which specializes in the treatment of cancers in Brunei, with a notional contract sum of over BND20.0 million (equivalent to approximately S$20.0 million). This was our first project in Brunei.

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We were awarded a building envelope project for an embassy located in Jakarta, Indonesia with a notional contract sum of approximately US$10.5 million (equivalent to approximately S$14.2 million). This was our first project in Indonesia.

We were awarded a building envelope project for Okada Manila, an oceanfront integrated resort in Manila, the Philippines, being the first of a bundle of two building envelope projects awarded within two years with a total notional contract sum of approximately US$22.6 million (equivalent to approximately S$30.5 million) by Tiger Resort, Leisure & Entertainment, Inc. These were our first projects in the Philippines.

2015	We obtained Singapore Quality Class (SQC) certification (a certification by Enterprise Singapore in recognition of an organization’s commendable performance in business excellence).

2016	We won the Enterprise 50 Award (12th place) for the first time. This award seeks to recognize the 50 most enterprising local, privately-held companies which have contributed to the economic development of Singapore, both locally and abroad.

Prime Lanka was established to develop the Sri Lanka market.

We were awarded a building envelope project for a waterfront integrated resort in Colombo, Sri Lanka with a notional contract sum of approximately US$14.2 million (equivalent to approximately S$19.2 million). This was our first project in Sri Lanka.

We obtained GGBS certification.

2017	We were awarded two building envelope projects for a mixed-use development in Karachi, Pakistan with a total notional contract sum of approximately US$3.9 million (equivalent to approximately S$5.3 million). These were our first projects in Pakistan.

2018	Prime Myanmar was established to set up our BIM design office and to develop the Myanmar market.

2019	We were awarded two building envelope projects for a world-class hotel in Myanmar, with a total notional contract sum of approximately US$2.0 million (equivalent to approximately S$2.7 million). These were our first projects in Myanmar.

2020	We obtained ISO 45001 certification (which has replaced OHSAS 18001).

Prime Vietnam was established to develop the Vietnam market.

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INDUSTRY OVERVIEW

We operate in the building envelope industry. Building envelope refers to the physical separator or interface between the interior and exterior environments of a building, which may include the curtain wall, façade, podium, customized structures, roof, external doors and windows of the building. The building envelope plays an essential role in determining the levels of comfort, natural lighting, ventilation and energy efficiency of a building and is a specialized area of architectural and engineering practice that draws from all areas of building science and indoor climate control. The major performance objectives of building envelope solutions include structural integrity, moisture control, temperature control, control of air pressure boundaries and control of solar radiation, including daylight.

Certain information and data presented in this section and elsewhere in this prospectus has been obtained from Frost & Sullivan, an independent global research organization that was engaged by the Company to provide industry data.

The integrated building envelope solution industry is a niche sector of the building envelope industry, and, according to Frost & Sullivan, it accounted for approximately 14% to 19% of the total revenue of the building envelope industry for Asian countries in 2019.

Integrated building envelope solution refers to the comprehensive packaged services and solutions concerning building envelope works which include the delivery of design and project consultation services, supply and fabrication of building materials and related elements, installation, maintenance and other value-added services along the entire process. Rather than focusing solely on one trade of the building envelope industry, integrated building envelope solution providers integrate different trades (e.g., glass, aluminum and steel) in various stages of construction works to create project synergy.

Compared with ordinary building envelope work, integrated building envelope solution normally features the following characteristics: (i) clients normally require the contractor to have a higher level of design and technical capability as well as project management experience, as the projects normally feature high complexities; (ii) the solutions mainly serve the construction or renovation projects of high-rise buildings or other buildings with complex and sophisticated design and engineering specialization; (iii) the projects normally require the contractors to have higher qualifications, such as Grade L5 or Grade L6 contractor registration with the BCA under the CR-16 (curtain walls) workhead in Singapore; and (iv) the contractors are expected to have proven track record and good financial standing.

There are four main types of upstream stakeholders in the value chain of the integrated building envelope solution industry: (i) specialist contractors which are subcontractors that specialize in a single trade (such as door installation and steel fabrication and installation); (ii) equipment suppliers which offer standardized or customized machines and facilities for sale or lease; (iii) labor suppliers which provide qualified construction workers and manage related human resource issues; and (iv) material suppliers which provide construction materials such as structural steel, aluminum, glass and sealants.

The downstream clients include main contractors of the construction projects or the project owners which directly seek and engage contractors for integrated building envelope solutions and services. By working with the upstream stakeholders, the integrated building envelope solution providers effectively serve clients from various domains from both the private and public sectors, including mixed-use development, office, industrial, retail and residential sectors.

Barriers to Entry

We believe that the following are barriers to entry into the building envelope industry.

Proven track record. We believe that a trustworthy and proven track record is one of the key evaluation criteria in awarding a tender. Specifically, a proven track record on quality, safety and ability to timely and reliably execute projects would be highly valued by clients. For new entrants into the integrated building envelope solution market, it may take years of continuous and excellent service to build such a track record through enriching their project profile and establishing stable cooperative relationships. We believe that the tender/quotation success rate in the integrated building envelope solution industry is normally in the range of approximately 25% to approximately 45%. Companies that have proven track records and that can meet clients’ unique expectations and requirements normally have a higher tender/quotation success rate.

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Financial standing. We believe that financial standing is one of the major factors that clients will consider during the tender assessment process. During the pre-qualification/tender process for certain projects, particularly the sizeable ones, integrated building envelope solution providers are required to demonstrate that they have sufficient financial resources to undertake the project by providing their audited accounts, statement of outstanding workload (including annual and outstanding contract value) and working capital position for evaluation. Therefore, new entrants are generally required to demonstrate that they have a strong financial position and a large capital base before they will be awarded new project opportunities.

Technical know-how. Technical know-how involves design and engineering capabilities as well as the skills of integrating different elements and trades. Integrated building envelope solution projects require high levels of precision and intricacy of work to provide bespoke and value-added integrated building envelope solutions through effective coordination with clients in order to meet their requirements.

Market Drivers

We believe that the following are market drivers in the building envelope industry.

Rising requirement for building work complexities. The construction work of the building envelope industry has become more complex due to diversified demand from clients and higher standard. The rising requirement for building work complexities has created many opportunities for integrated building envelope solution providers that can integrate different trades, including design, installation and other execution processes in the delivery of work. Moreover, we expect that an increasing number of high-rise residential, commercial and other properties will be introduced and built in the Asian region in the coming years due to the scarcity of land resources and growing population. High-rise properties typically involve high levels of complexity in various aspects, such as structural system, design and aesthetics, with some artistic distinction. Due to the complexities and sophistication of the works involved in high-rise building construction projects in terms of design, process coordination and resource integration capabilities, the demand for the integrated building envelope solution is on the rise.

Increasing demand for residential, retail and mixed-use development properties. The demand for residential, retail and mixed-use development properties, driven by rapid urbanization and increasing household income, creates a constant requirement for building construction and integrated building envelope solutions and services. The commercial viability of urban megaprojects, such as shopping malls, integrated resorts and skyscrapers is increasingly linked to the high-quality design outcomes of these buildings. With the industry moving toward high-rise and iconic commercial building projects with definite aesthetics and complex geometries that will shape the city’s landscape, the demand for unique, mixed and complex building envelope solutions and services has also increased.

Challenges

We believe that the following are development challenges in the building envelope industry.

Changes in laws, regulations and policies. Changes in existing laws, regulations and government policies (including but not limited to licensing requirements for contractors, environmental protection policies and labor safety policies) may require integrated building envelope solution service providers to incur additional costs to promptly comply with such changes, failing which may adversely affect their operating results, financial conditions and business prospects.

Operating uncertainty. Integrated building envelope service providers need to be well prepared for operating uncertainties that are beyond their control (which include but are not limited to adverse weather conditions or other natural disasters affecting their project schedule, cost overruns and cash flow fluctuations due to clients’ payment practices) to better manage the overall progress of their projects, or their reputation, business, operating results, financial conditions and business prospects may be adversely affected. For example, in terms of the cash flow fluctuations due to clients’ payment practices, the integrated building envelope solution providers rely on prompt settlement of progress payments to meet their payment obligations in relation to costs incurred in the projects. If there is a material mismatch in time between receipt of progress payments from the clients and payment of start-up costs, and, if the integrated building envelope solution providers fail to manage the fluctuation of the cash flow, the corresponding cash flow position and, in turn, the results of operations could be materially affected.

Market competition. Integrated building envelope solution providers also face challenges from competitors. According to the Singapore Building Construction Authority, as of August 26, 2022, there were 20 registered curtain wall contractors of Grade L5 and 19 registered curtain wall contractors of Grade L6 in Singapore. The leading market participants normally have proven track records, sufficient capital and various other qualifications entitling them to provide a wider scope of construction services to meet clients’ unique expectations and requirements, which creates the market competition. When pricing the tenders or quotations or fixing a contract price with clients, integrated building envelope solution providers may face keen competition and significant downward pricing pressure, thereby reducing their profit margins.

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Development Trends

We believe that the following are development trends in the building envelope industry.

Increasing demand for alteration & addition (“A&A”) works. A&A works are works aimed to extend the useful life and/or upgrade the structure, design, safety, habitability and/or value of old buildings, which often involve a facelift of the building envelope to make the buildings more appealing. With an increasing number of old buildings in the Asian region, the demand for A&A works as well as integrated building envelope solutions and services is expected to increase.

More emphasis on environmental protection. Waste, including scrap materials and pollutants (such as noise, dust and light) as well as other types of disturbances, such as vibration, may be generated during the performance of building envelope works and further utilization of the building envelopes, which will have a detrimental impact on the environment. With greater emphasis being placed on environmental sustainability in recent years, many governments have introduced environmental policies or standards which are applicable to the construction industry (which includes the integrated building envelope solution industry), and there is generally a higher demand for eco-friendly buildings (such as the installation of energy efficient curtain walls and the use of eco-friendly materials and systems in construction).

Overview of the Integrated Building Envelope Solution Industry in Singapore

Market size by revenue of the integrated building envelope solution industry in Singapore

Due to tight regulations and a reduction in both public and private investments in construction projects, the market size by revenue of the integrated building envelope solution industry in Singapore decreased to approximately S$530.7 million in 2019, according to Frost & Sullivan, at a CAGR of approximately -2.3% since 2014. Singapore’s value of construction awarded increased by approximately 35.1% from 2017 to 2019, which was driven by major institutional projects and a pipeline of major residential building projects. In particular, the government’s long-term urban development plans, such as the Cross Island Line, the Jurong Lake developments and Changi Airport Terminal 5, will spur residential and commercial construction in several key districts. We believe that from 2020 to 2024, construction projects for mixed-use development, which is being seen as a congregation point with offices, condominiums, retail, restaurants and recreation facilities, will increase in the suburban areas atop major train stations in Singapore due to the government’s drive to relieve congestion in the central business district.

The outbreak and spread of COVID-19 had an adverse impact on the development of the integrated building envelope solution industry in Singapore, especially on its growth rate from 2019 to 2020 and onwards, which has been reflected in the data set forth below. However, it is expected that a recovery will be seen in the industry, driven by the supporting policies issued by the Singapore government as well as the demand for high-rise buildings and renovation works. On April 6, 2020, the Singapore government announced the Solidarity Budget, including enhanced Jobs Support Scheme and other measures to offset the costs of local labor and provide wage support to local companies. Meanwhile, to address the COVID-19 situation in Singapore, the Singapore government has promulgated new legislation such as the COVID-19 Act and the Control Order Regulations. The MOH may from time-to-time issue advisories for workplace measures, such as safe distancing measures and safe workplace management measures. The MOM and the MOH may take enforcement actions against employers that do not implement measures set out in the advisories, including ordering employers to cease operations until the measures are put in place. With such tight control measures, it is expected that the spread of COVID-19 will diminish in Singapore.

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Price trend of major raw materials for the integrated building envelope solution industry in Singapore

The major raw materials used in the integrated building envelope solution industry consist of aluminum, steel reinforcement bars and glass. Limited by deficient land resources, Singapore relies on imports from other countries for most of the aluminum and steel reinforcement bars used in Singapore, and hence Singapore is prone to fluctuations in the price of steel reinforcement bars and aluminum. It is expected that the price of steel reinforcement bars and aluminum will continue to fluctuate due to US tariff policies. According to Frost & Sullivan, the price of steel reinforcement bars in Singapore was approximately S$761.2 per ton in 2019, which represented a decrease of approximately S$25.2 from its market price in 2018. Such decrease was mainly due to the decreasing price of steel bars globally. It is expected that the price of steel reinforcement bars will increase slightly from 2020 to 2024 driven by the growing demand for steel from downstream industries. The price of aluminum reached approximately S$2,407.8 per ton in 2019 and is expected to decline slightly driven by the production growth of aluminum according to the World Bank. The average price of glass in Singapore decreased to approximately S$22.3 per square meter in 2019, with a CAGR of approximately -0.5% from 2014. Local enterprises are positively seeking an innovative technology for the recycling and reuse of glass cullet, which supports the glass market for the integrated building envelope solution industry in Singapore. It is expected that the price of glass will increase between 2020 and 2024. The prices of raw materials the Company uses in its operations has increased since January 1, 2021, and the Company expects such price increases to continue.

Labor cost analysis of the integrated building envelope solution industry in Singapore

Labor is one of the most important cost components of a building envelope project. With sustained growth of Singapore’s economy, the average monthly salary for domestic workers and foreign workers in the integrated building envelope solution industry in Singapore reached approximately S$4,323.3 and S$1,381.0, respectively, in 2019, according to Frost & Sullivan. Driven by the policy implemented by the Singapore government in 2015, the number of foreign laborers hired by corporations was constrained, and it was difficult for foreign labor to enter into the Singapore integrated building envelope solution industry. As a result, the demand for local labor increased, and the higher cost of local labor has caused the overall labor cost in the integrated building envelope solution industry in Singapore to increase.

Due to the COVID-19 outbreak globally, Singapore tightened its COVID-19 border measures in 2020 and 2021, not allowing long term pass holders (foreigners with work visas) to enter the country, causing a reduction in the supply of foreign labor. As a result, the demand for local labor increased, and the higher cost of local labor has caused the overall labor cost in the integrated building envelope solution industry in Singapore to increase. It is expected that the average monthly salary in the building envelope solution industry will increase significantly from 2021 to 2024.

Overview of the Integrated Building Envelope Solution Industry in the Philippines

In the Philippines, the growing population and urbanization trends have led to a housing shortage. As affordable housing will make up most of the shortfall, it is expected that a robust private real estate market will support the strong expansion in the private residential sector. According to Frost & Sullivan, the market size by revenue of the integrated building envelope solution industry in the Philippines increased from approximately PHP5.4 billion in 2014 to approximately PHP9.9 billion in 2019, demonstrating a CAGR of approximately 12.9%. With an improvement in the construction output, the rapid development of the construction industry in the Philippines stimulated the increasing demand for integrated building envelope solutions and services. It is expected that the integrated building envelope solution industry in the Philippines will sustain its strength, supported by economic growth and the increasing demand for high-rise mixed-use developments.

Overview of the Integrated Building Envelope Solution Industry in Sri Lanka

According to Frost & Sullivan, the market size by revenue of the integrated building envelope solution industry in Sri Lanka increased from approximately LKR6.6 billion in 2014 to approximately LKR9.0 billion in 2019, demonstrating a CAGR of approximately 6.4%. The growth of tourism in Sri Lanka from 1.5 million visitors in 2014 to approximately 2.3 million visitors in 2018 has resulted in increased demand for resorts, hotels and commercial centers over the past few years. The competition has motivated the hotels, resorts and commercial centers to improve their quality of service and the external façades of buildings. Therefore, integrated building envelope projects in Sri Lanka are becoming more sophisticated and complex. Moreover, with the rising affluence of the Sri Lankans, the requirement for private residential, integrated resorts and mixed-use developments has increased. Hence, the market size of the integrated building envelope solution industry in Sri Lanka is expected to expand, reaching approximately LKR11.2 billion in 2024, at a CAGR of approximately 6.2% from 2020.

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Overview of the Integrated Building Envelope Solution Industry in Myanmar

With the rapid development of the economy and the continuous growth of the building and construction industry in Myanmar, the demand for integrated building envelope solution has increased rapidly over the past few years. The market size by revenue of the integrated building envelope solution industry in Myanmar increased from approximately MMK26.7 billion in 2014 to approximately MMK50.3 billion in 2019, at a CAGR of approximately 13.5%, according to Frost & Sullivan. Furthermore, the growth of the economy, construction output and population in Myanmar will contribute to an increase in the number of complex, high-rise building projects, which in turn would create more opportunities for integrated building envelope solution service providers. The market size of the integrated building envelope solution industry in Myanmar is expected to expand further, reaching approximately MMK81.9 billion in 2024, at a CAGR of approximately 12.5% from 2020.

Overview of the Integrated Building Envelope Solution Industry in Vietnam

According to Frost & Sullivan, the market size by revenue of the integrated building envelope solution industry in Vietnam reached approximately US$112.2 million in 2019, representing a CAGR of approximately 13.2% from 2014. FDI into Vietnam rose approximately 6.7% to US$20.4 billion in 2019 from US$19.1 billion in 2018. The continuous growth of FDI created an increasing demand for construction works in Vietnam and motivated the development of private residential, commercial and retail properties. The building envelope projects are getting more complex and larger in scale, which require customized services and an integrated approach for project coordination. This trend stimulated the growth of the integrated building envelope solution industry from 2014 to 2019 in Vietnam and would further promote its development from 2020 to 2024.

BUSINESS

Our Mission

Our mission is to offer comprehensive building envelope solutions, including consultancy, design, construction and maintenance services. Our emphasis is to add value to all stakeholders through a customized approach and efficient engineering.

Overview

Through our subsidiary, Prime Structures, which was established in March 1995, we have over 27 years of experience in providing integrated building envelope solutions and services to our clients predominantly in Asia, including Singapore, Sri Lanka and the Philippines, in numerous private and public projects. The building envelope is the physical separator or interface between the interior and exterior environments of a building, which may include the curtain wall, façade, podium, customized structures, roof, external doors and windows, and the integrated building envelope solution industry is a niche sector of the building envelope industry. As an integrated building envelope solution service provider, we target niche building envelope projects, including but not limited to integrated resorts, offices, industrial buildings, shopping malls and condominiums, that require customized and/or complex building envelope structures in which high levels of precision and intricacy of design work are required.

We take a coordinated and integrated approach to managing the complexities of delivering integrated building envelope solutions and services to our clients by providing them with our consultation, design, construction and supply (including materials and labor) services. We combine our design and engineering capabilities and pool together other subcontractors to coordinate and work closely with our clients and their consultant teams (including project managers, quantity surveyors and architects) to incorporate structurally sound special purpose systems into customized building envelopes to improve the overall building design and/or maintenance, maximize light and heat efficiency and/or add on security features that meet our clients’ unique requirements. We have a fabrication workshop covering approximately 7,500 square feet within our headquarters in Singapore for us to make minor alterations to building envelope components fabricated by our subcontractors and/or material suppliers, and we can also set up specific fabrication facilities for our clients to save costs and/or to meet the specific demands of our clients.

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Between January 1, 2019 and December 31, 2021, we completed more than 72 building envelope projects and more than 22 other fitting-out and construction projects and we typically acted as a subcontractor in these projects. During the fiscal years ended December 31, 2020 and 2021 our revenue was approximately S$37.9 million and S$33.4 million, respectively, representing a year-on-year decrease of approximately 11.9% between 2020 and 2021 due to the effects of the COVID-19 pandemic. During the fiscal years ended December 31, 2020 and 2021, the revenue from our largest project in terms of revenue recognized accounted for approximately 20.1% and 34.9%, respectively, of our total revenue recognized for the corresponding periods and the revenue from our five largest projects in terms of revenue recognized accounted for approximately 56.1% and 78.4%, respectively, of our total revenue recognized. The Company’s backlog of projects is determined by all contracts awarded to the Company less the amount which we have recognized as revenue in the prior periods where applicable. The backlog of our projects as of December 31, 2021, which represents the total estimated contract value of works (including adjustments and variation orders) that remain to be completed pursuant to the terms of the outstanding contracts, was approximately S$103 million.

Our headquarters is based in Singapore. We also have an office in Sri Lanka and virtual offices in Myanmar, Brunei and Vietnam. During the fiscal year ended December 31, 2021, we derived over 98.3% of our revenue from projects in Singapore and Sri Lanka.

Our Qualifications and Certifications

As of the date of this prospectus, we are registered with the Singapore BCA as a (i) Class 1 licensed general builder; (ii) licensed specialist builder (structural steelwork); (iii) Grade C1 contractor under the CW01 (general building) workhead; (iv) Grade L2 contractor under the CR-06 (interior decoration & finishing works) workhead; (v) Grade L6 contractor under the CR-16 (curtain walls) workhead; and (vi) contractor under the CR-18 (doors) single grade workhead. As a Grade L6 contractor under the CR-16 (curtain walls) workhead, we are able to tender for building envelope projects of unlimited contract value.

We are committed to risk management, health and safety standards, quality assurance and environmental impact control. We have been accredited with ISO 9001 (quality management), ISO 14001 (environmental management), ISO 45001 (occupational health and safety), OHSAS 18001 (occupational health and safety, which has been replaced by ISO 45001), bizSAFE Star Level, SQC and GGBS certifications. We did not encounter any (i) material work-related incidents; or (ii) severe or fatal accidents for the fiscal years ended December 31, 2020 and 2021 and as of the date of this prospectus.

Our Operation

Identification of business opportunities

Over 93.9% of our awarded contracts (in terms of revenue) during the fiscal year ended December 31, 2021 were obtained through open or invited tenders, and for the remaining projects, our clients send us requests for quotations to seek our services. We obtain information on open tenders from newspapers, GeBIZ (Singapore Government’s one-stop e-procurement portal where suppliers can access public sector business opportunities online) or project signboards erected outside the construction sites. For invited tenders or requests for quotations, invitations or requests are made by property developers, owners or managers, consultants (which may include clients’ project managers, quantity surveyors and architects) or main contractors through referrals, word of mouth or contacts established from previous tenders/ quotations or contracts, and we also receive invitations or requests from repeat clients. Invitations or requests for tenders or quotations could also be done by way of the main contractors (as our potential clients) requesting us to assist them in their tender for the main contracts, and, in this scenario, it may take up to 12 to 18 months from the time at which we receive an invitation to express our interest in a project before we actually submit a tender/quotation for our subcontract. Our marketing managers are responsible for fostering, building and maintaining relationships with these existing and potential clients.

Preliminary tender/quotation processes

Our marketing and tender department takes the lead in the tender/quotation process, and an internal tender/quotation process is initiated when a marketing manager identifies an opportunity for open tender or receives an invitation to pre-qualify/tender/quote from a potential client. An appropriate marketing manager will then be appointed as the engagement manager for such project and be in charge of the internal tender/quotation workflow process.

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Pre-qualification

We usually have to go through a pre-qualification process for projects with an individual notional contract sum of over S$1.0 million, but our potential clients may allow us to skip the pre-qualification process and send us the invitation to tender/quote directly if we have worked with them before. When potential clients, through their consultant teams, send us invitations to pre-qualify for the tender/quotation process, the invitation will normally contain the pre-qualification standards, which are a set of standards for the clients to assess our eligibility to tender/quote in terms of our financial, technical and organizational capability. The names of the clients and particulars of the projects (such as project nature and size) are usually not disclosed to us at this stage. Our clients may also invite us to express our interest to tender/quote for their projects at this stage. If we are interested in the projects, the engagement manager will normally provide our clients with information on our organizational structure, track record in similar projects and financial standing. The pre-qualification process generally takes one to two weeks.

Invitation to tender/quote

If we pass the pre-qualification screening, or if such screening is waived, we typically receive invitations to tender/quote and documents relevant to the tender/quotation. Tender documents typically consist of conditions of tender, specifications, schedule of rates and drawings and a set of submission criteria including time, date and place of submission. Quotation documents typically consist of conditions of quotation, specifications, schedule of rates and drawings and the timing of submission.

Tender

Tender assessment

To initiate the internal tender workflow process, the engagement manager will complete a tender brief form which will indicate, among other things, his estimate of the proposed price and whether a tender quantity surveyor is needed, after assessing the feasibility of the project based on the following points:

●	review the client’s requirements, specifications and schedule of the project;

●	determine the scope of works required;

●	review contractual risks and obligations;

●	assess the client’s credit profile to ascertain their ability to pay based on the proposed payment terms;

●	review all other risks, including financial, operational, currency, cash flows, political and regulatory; and

●	assess whether we can cumulate positive cash flows after we have commenced the project for a designated period and achieve at least the minimum gross profit margin we desire.

This form, together with the tender documents, will be handed to the responsible tender lead who, in turn, will evaluate our existing commitments, available resources and competency and then assess, review and decide whether to proceed and allocate resources (if any) for tender preparation. If the tender lead decides to proceed with tender preparation, he will assign a reference number and set up the working team (which may include a tender quantity surveyor, assistant tender quantity surveyor and a tender review committee) for such tender. Information regarding the tender will then be updated in the ongoing tender record list. If the information we collected in relation to the tender does not present favorable contract conditions, the tender lead will ask the engagement manager to reject the invitation to tender.

Tender preparation

During tender preparation, the tender quantity surveyor will ascertain the pricing of the tender by estimating internal costing and budgetary evaluation on costs such as labor and materials and, where applicable, work with the assistant tender quantity surveyor, subcontractors and material suppliers to obtain pricing for base price submission to the tender lead. In order to deliver a more precise and cost effective procurement strategy, representatives from our marketing and tender department will conduct a site visit to the project location to further assess the complexity of the project requirements. Where applicable, the design director will work with the appropriate designer or draft person on the preparation of preliminary design drawings based on the potential client’s concept. The engagement manager will continue to maintain/develop a relationship with the potential client to obtain budget and job intelligence and other market intelligence on competitors and forward the relevant information to the tender lead and the tender quantity surveyor for pricing refinement. Our business development department will also assist in the collection of market intelligence.

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Once the base price is determined and submitted to the tender lead, there will normally be three tender review meetings held in the following sequence to ensure that the tender price is competitive and realistic: (i) first meeting — the tender lead and the tender quantity surveyor will review the base tender pricing; (ii) second meeting — the tender lead will present and discuss the proposed base tender price with the engagement manager; and (iii) third meeting — the engagement manager will present the proposed bid price and pricing strategy to the tender review committee. If a tender quantity surveyor’s involvement is not required in the tender, then the first and second meetings will be cancelled.

Once the tender review committee agrees on and signs off on the final bid price, the engagement manager will submit the tender to the potential client based on the final bid price, follow up with all necessary requirements to increase the possibility of a successful tender (including attending tender interviews, giving presentations and explaining our bid, responding to queries, discussion of price and/or contract terms and, if required, amending our drawings and revising our tender price) and provide management updates.

The period from our receipt of tender documents to submission of tender proposal to a potential client is generally about four to six weeks.

Composition of the tender review committee

The composition of the tender review committee will depend on the amount of the proposed price set out in the tender brief form. If the proposed price is: (i) less than S$1.5 million, then only the engagement manager and the tender lead will be involved; (ii) equal to or greater than S$1.5 million but less than S$10.0 million, then the engagement manager, the tender lead and an executive director will be involved; and (iii) equal to or greater than S$10.0 million, then the engagement manager, the tender lead, an executive director and the chairman of our board will be involved. Where appropriate, the tender lead will add other members to the tender review committee.

Quotation

We generally act as a subcontractor in the projects. In order to get ourselves exposed to business opportunities, we support our potential clients which are main contractors in their tender for the main contracts by: (i) providing them with non-binding quotations of our scope of potential work to facilitate their preparation of tender documents; (ii) accompanying them to attend interviews, presentations and meetings with the property developers, owners or managers and/or their consultants to assist them in explaining their bids and responding to queries which are relevant to the scope of our potential work; and (iii) refining our proposed pricing and schedule in response to changes arising during the tender process.

For small scale projects and simple works, our clients may request quotations from us directly and engage us as their main contractors, if our quotations are acceptable to them. In these cases, our engagement manager will be responsible for the preparation of the quotation, and the review process will be similar to those described above. As there are usually fewer formalities involved with a quotation, the period from our receipt of quotation documents to submission of quotation to a potential client (save for simple works) is generally about three to four weeks. For simple works, the period will be shortened to ten to 14 days.

Tender/quotation pricing

We adopt a cost estimate plus mark-up pricing model for pricing our tenders/quotations. Contracts with our major clients are either at (i) fixed prices with a pre-determined quantity and schedule for project completion which generally commit us to provide the resources required to complete a project for a fixed sum; or (ii) notional contract sums, if the quantity for project completion cannot be predetermined, where the work performed will be measured and valued against agreed rates for progress and/or final payment. As such, when deciding on our tender price/quotation, we also make reference to price trends of materials, trends in the labor market, previous tender/quotation records and awarded tender price/quotation of previous similar jobs on top of getting quotations from subcontractors and material suppliers. After we have determined the estimated costs (which will include the costs of equipment, materials, subcontractors, labor, preliminary drawings, professional engineering, safety and environmental measures, testing, mockup, scaffolding, boom lift or area platform and insurance cost), we add on our desired profit margin before we propose a tender price/quotation.

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Award of contract

The period for an invitation to tender and a request for quotation to become an award contract is generally three to six months and three months, respectively. If the contract is awarded by tender, we will first sign a letter of award and then enter into a formal contract with our client. If the contract is awarded by quotation, our clients will either give us a confirmation or issue a purchase order to us. As we have operating subsidiaries in Sri Lanka, Myanmar and Vietnam and have invested in an associated company in the Philippines, the project contracts with our clients for projects in such countries are typically structured in such a way that our local subsidiary or associated company will sign contracts with our clients with respect to our on-site building and installation services and Prime Structures, which is our main operating entity in Singapore, will sign contracts with our clients covering all other aspects of the projects (such as consultation, design and/or supply (including materials and labor) services).

Tender/quotation success rate

During the fiscal years ended December 31, 2020 and 2021, our tender/quotation success rate was approximately 58.1% and 63.6%, respectively. We believe that our tender/quotation success rate for the periods set forth above was generally in line with the average tender/quotation success rate among our competitors, which we believe is in the range of 25.0% to 45.0%. There was a general increasing trend in our success rate as we became more selective about the projects for which we tendered.

The tender/quotation processes in the countries in which we have submitted tenders or quotations were generally halted or took much longer than usual during the fiscal years ended December 31, 2020 and 2021 due to the different levels of Lockdown Measures in such countries; however, we expect this situation to improve by the end of 2022 and into 2023.

Project implementation

Formation of project team and handing over

After we have been formally awarded with the contract, our marketing and tender team in charge of the tender will hand over the project to a designated project team comprising of representatives from our project department. The handover to the designated project team is done over two kick-off meetings, and representatives from the accounts and administration department, commercial and procurement department and design and planning department will also attend these meetings.

The first kick-off meeting, which is normally held within five days of the award of the project, will be attended by the marketing and tender team as well as members of the designated project team, and the marketing and tender team will brief the designated project team on the scope of work required, construction phases, contract period, budget and cost structure and any other special requirements of the project.

At the second kick-off meeting, which is normally held within 14 days of the first kick-off meeting, the designated project team will evaluate and confirm the feasibility and profitability of the project and achieve a common understanding of the project scope and estimated profit. Following this meeting, our accounts and administration department will enter details of the project into our Enterprise Resource Planning (“ERP”) system, which sets down the approval required for different types of project expenses and the system for budget control and facilitates us to track real-time project costs.

Preparation of work plan

Our design and planning department and project department will prepare working designs based on the client’s concept and specifications and the comprehensive and practical work plan, which include working drawings and detailed particulars of materials, products and/or equipment to be used in the project, and submit the same to our client or its consultant team for approval.

Our project team will also prepare and submit a master program for the project setting out key milestone dates (e.g., commencement date and date of practical completion) to our client or its consultant team for approval. The master program is reviewed and updated regularly throughout project implementation.

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Taking out performance bonds and insurance

In contracts with our major clients or contracts with an individual notional contract sum of over S$1.0 million, we are generally required to provide performance bonds issued by a bank or insurance company backed by cash or other collaterals and/or guarantees in favor of our clients to secure our performance under contracts, which is common in our industry. The amount of the performance bond required for each project is generally 10.0% of the total contract sum for such project. Our performance bonds normally expire or are released upon completion of the projects or as otherwise specified in the contracts.

In cases in which we are the main contractor, we will normally be required to take out contractor’s all risks, work injury compensation and public liability insurance to comply with the applicable laws and regulations and the requirements under the contracts, but, when we are acting in the capacity of a subcontractor, the main contractor’s insurance policies will normally cover us in these areas, and we usually just have to take out insurance policies to cover the exclusions and excesses which we are required to pay under the insurance policies of the main contractor (see ‘‘— Insurance’’ in this section for details).

Selection of subcontractors and material suppliers

Our commercial and procurement department maintains and regularly reviews and updates a list of qualified subcontractors and material suppliers that meet our stringent requirements, including the ability to meet our design, quality and safety specifications and our time schedule for supply of services and materials. As of December 31, 2021, there were 276 qualified subcontractors and 225 qualified material suppliers on the list, and we select subcontractors and material suppliers for our projects from this list unless there are other subcontractors and material suppliers recommended by our clients. Where appropriate, we use our in-house fabrication workshop to make minor alterations to building envelope components fabricated by our subcontractors and/or material suppliers or set up specific fabrication facilities for our clients to save costs and/or to meet the special demands of our clients.

Procurement process

Our commercial and procurement department is in charge of procurement for project execution, and they are also responsible for budget and supplier management to ensure that the project will meet the contract specifications and follow the schedule within the limit of the agreed budget.

Project execution process

The project team is typically led by a project manager and supported by an assistant project manager, a project engineer, a project supervisor, a project quantity surveyor, a QA/QC coordinator and a safety officer, and their main responsibilities are as follows:

●	project manager — mainly responsible for ensuring that the project is completed on time based on the needs of our client and within budget, including the budgeting, organization, implementation and scheduling of the project as well as dealing with the internal and external stakeholders of the project;

●	assistant project manager — mainly responsible for assisting the project manager in his duties;

●	project engineer — mainly responsible for managing the project budget, schedule, personnel and technical activities to ensure project accuracy, quality and safety;

●	project supervisor — mainly responsible for supervising and monitoring the overall workforce and work progress on site, supervising workmanship and quality on site and coordinating with our safety officer to implement our integrated quality environmental, health and safety management system (“QEHSMS”) which was developed with reference to ISO9001 (quality management), ISO 14001 (environmental management), ISO45001 (occupational health and safety) and OHSAS 18001 (occupational health and safety);

●	project quantity surveyor — mainly responsible for material takeoff estimates for the project, dealing with subcontractors and material suppliers and ensuring that their quotations are in compliance with all requirements, and for the preparation of building contracts, progress claims, payment certificates and other documentation relating to our subcontractors and material suppliers;

●	QA/QC coordinator — mainly responsible for inspection of materials, bulk material testing, site work inspections and the preparation of non-conformance report, internal auditing and internal corrective action and preparation of monthly QA/QC reports for project manager to report back to management; and

●	safety officer — mainly responsible for developing and supervising the implementation of site safety and environmental measures according to statutory requirements and our QEHSMS, risk management and control, carrying out site safety and environmental inspection, carrying out investigations on any accidents, promotes site safety and environmental awareness and evaluating our statutory compliance on site.

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The project team conducts regular meetings with subcontractors to ensure that site work progresses according to schedule. Daily site inspections (including visual inspections and measurements) are conducted to ensure that works are carried out according to proper procedures. Site safety and construction quality are our areas of critical focus, and hence we put in place specialist safety and quality teams to closely monitor work sites as external auditors during the project execution process. The project manager conducts regular project reviews with the project director, who is responsible for supervising the project. The project director, together with the project manager, will present and review the project status with our Chief Executive Officer on a monthly basis. In terms of the financial management of the project, our finance manager will prepare six-month cash flow forecasts for the project on a bi-monthly basis and will also review the financial report and forecast results of the project with our chief executive officer on a monthly basis.

We have adopted ISO 9001 (quality management) systems to ensure that the works undertaken by our subcontractors are delivered on schedule and conform with the standards of our clients.

Progress payment, retention money and certification

Our clients generally pay us by progress payments pursuant to contract with reference to the percentage of works done or the reaching of specified milestones. We generally do not receive any deposit or advance payment from our client but, depending on the unique circumstances of each project, we may require our clients to pay us a refundable deposit upon the signing of contract. We typically submit a payment application to our client’s consultant team summarizing the works done on a monthly basis or after the specified milestone is reached. Our project manager or project quantity surveyor prepares our payment applications based on an internal assessment of work progress and quantity of works completed and an estimation of subcontracting costs likely to be incurred. Our client’s consultant team then assesses our payment application and issues an interim payment certificate to us certifying the percentage of works done or the reaching of the specified milestone. In general, the interim payment certificate is issued within 21 to 35 days from the date of our payment application. We then present our invoice to our client after our receipt of the interim payment certificate to request for payment. Our client will, upon receiving our invoice, make payment to us based on the certified amount less any retention money. In general, such payment is made within 35 days from the date of the presentation of our invoice to our client.

In most contracts with our major clients, our clients have the right to hold up a portion, typically 10.0% of each progress payment, until a specified percentage of the total contract sum is reached, and such sum of money is known as retention money. The retention money for each project is generally 5.0% of the total contract sum, the first half of which is usually released upon the issue of the certificate of practical completion and the remaining portion of which is usually released after the expiry of the defect liability period.

Variation orders

Clients or their consultant teams in general have the right to order variations during the course of the project pursuant to the relevant contract terms. Variation orders may include: (i) additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position or dimension; and (ii) changes to any sequence, method or timing of works, which may result in additional works or amendment to the drawings. The rates for the works under such variation orders follow the schedule of rates as provided in the relevant contracts or the fair value of work, day rates or estimated cost and profit agreed upon between the client’s consultant team and ourselves. In general, after receiving instruction of a variation order, we make an estimation of the costs likely to be involved and may obtain quotations from our subcontractors, and then we submit a proposed rate for such variation order to our client’s consultant team for approval. We continue to apply for progress payments for such variation orders during the course of the project.

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Duration

Our clients fix an expected project duration at the tender/quotation stage. During the fiscal year ended December 31, 2021, the duration of most of our building envelope projects from commencement to practical completion varied from six to 21 months, while the duration of most of our other fitting-out and construction projects from commencement to practical completion varied from one to 12 months. If we are aware of any circumstances which may prolong the expected duration of a project, we advise our clients on ways to mitigate any impact from the extra time and cost involved. If the progress of the works is likely to be delayed due to variation orders or certain unforeseen situations, such as inclement weather on the site, we discuss with our clients in estimating the length of the delay and agreeing to a fair and reasonable extension of time for completion.

Project completion and post completion

Practical completion

Several procedures will follow after the completion of our works, including inspection and rectification works by the project team and an official handover to the client. Upon practical completion, our project team will inspect the completed works to identify defects and instruct rectification works be carried out. After the rectification works are duly completed, we will arrange an official project handover to the client. Our client or its consultant team will conduct inspection to check whether the works are satisfactorily completed, and the client’s consultant team will issue a certificate of practical completion certifying that the project is substantially completed and is approved for handover. Upon the issue of such certificate, half of the retention money is usually released to us and the performance bond, if any, is normally also released.

Defect liability period

Our clients normally specify a defect liability period in the contract, during which we are responsible to rectify defects identified at our cost. During the fiscal year ended December 31, 2021, the defect liability period of our projects typically lasted for 12 to 18 months after the issue of the certificate of practical completion. Generally, we require a back-to-back defect liability period from our subcontractors for risk management purposes so that our subcontractors are generally responsible for rectifying the defects in their works or materials procured at their costs. Upon the expiry of the defect liability period, the client’s consultant team will release the other half of the retention money to us. In some cases, we may be retained by our clients for building envelope maintenance services after the expiry of the defect liability period.

Warranty period

Some of our clients may require a warranty period after practical completion during which we are responsible to make good all defects, damages or other faults arising from the design, choice of materials and the performance of the works which are our responsibilities under the relevant project contracts. The warranty period is generally a period of ten years after the issue of the certificate of practical completion. Generally, we require a back-to-back warranty period from our subcontractors and material suppliers for risk management purposes so that they are generally responsible for rectifying the defects in their works or repairing and replacing the defective materials supplied (as the case may be) at their costs.

There were no material claims made under any warranty we provided to our clients during the fiscal year ended December 31, 2021 or through June 30, 2022.

Business Strategies

Having already established and developed a stable relationship with our major clients and gained the technical know-how, experience and reputation in the provision of bespoke and value-added integrated building envelope solutions and services during our over 27 years of operations, we plan to build on our competitive strengths to (i) expand our scale of business and further strengthen our market position in the integrated building envelope solution industry in Singapore as well as to engage in further overseas expansion; (ii) continue to upgrade our capabilities, develop competencies in the identification of leads and potential projects ahead of time and emphasize and maintain standards of project implementation; and (iii) adhere to prudent financial management to ensure sustainable growth and capital sufficiency.

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Competitive landscape of the integrated building envelope solution industry in Singapore

The integrated building envelope solution industry is one of the niche sectors of the construction industry and it accounts for approximately 2.0% of the overall construction industry in Singapore. As of June 2022, there were 19 registered curtain wall contractors of Grade L5 and 21 registered curtain wall contractors of Grade L6 in Singapore. The Singapore integrated building envelope solution industry is quite concentrated with a few dominant players, and, according to Frost & Sullivan, the top five integrated building envelope solution providers in Singapore accounted for approximately 54.9% of the total estimated revenue of the integrated building envelope solution industry in Singapore in 2019. In 2019, our Group ranked fourth with approximately 9.1% market share in the integrated building envelope solution industry in Singapore. The industry players in Singapore generally compete with each other on market position, industry reputation, track record, relationships with project owners, main contractors and industry professionals (such as project managers) and financial standing.

Our growth strategy

Having already established and developed a stable relationship with our major clients and gained the technical know-how, experience and reputation in the provision of bespoke and value-added integrated building envelope solutions and services during our over 27 years of operations, we plan to build on our competitive strengths to expand our scale of business and further strengthen our market position in the integrated building envelope solution industry in Singapore as well as to engage in further overseas expansion with the following strategies:

Further strengthen our market position in the integrated building envelope solution industry

Singapore

We plan to further strengthen our market position in the integrated building envelope solution industry in Singapore by focusing on high-value large scale customized and/or complex building envelope projects which require high levels of precision and intricacy of design work. Based on the research of Frost & Sullivan, we believe that the value of construction contracts awarded in Singapore is expected to grow at a CAGR of approximately 3.6% from 2020 to 2024. Public construction demand is expected to be boosted by the government’s long-term urban development plans, such as the Cross Island Line, developments at Jurong Lake and Changi Airport Terminal 5. For the private sector, it is expected that mixed-use development, which is being seen as a congregation point with offices, condominiums, retail, restaurants and recreation facilities, will increase in the suburban areas atop major train stations in Singapore due to the government’s drive to relieve congestion in the central business district.

During the year ended December 31, 2021, we completed 28 building envelope projects in Singapore. Leveraging our Grade L6 contractor registration with the BCA under the CR-16 (curtain walls) workhead (the highest category for curtain wall contractors), which allows us to tender for building envelope projects of unlimited contract value in Singapore as well as our strong market position and our expertise, we believe that we will benefit from the new government development plans as well as the government’s decentralization policy in Singapore, and we are well positioned to tender for more high-value large scale customized and/or complex building envelope projects in Singapore in the coming years.

During the year ended December 31, 2021, we were awarded 23 building envelope projects and four other fit-out projects, two of which had a notional contract sum of above S$2 million, and during the six months ended June 30, 2022, we were awarded 6 building envelope projects, with a notional contract sum of S$9,819,781, and 7 other fit-out projects, with a notional sum of S$3,943,796.

Further overseas expansion

The Singapore government, through Enterprise Singapore (and formerly through SPRING Singapore), has been encouraging local contractors to venture abroad to seek opportunities in emerging markets. Based on management’s belief that we were recognized internationally for our high standard of quality services, we started to venture overseas with the intention of establishing a long-term international presence in 2012. The overseas building envelope projects in which we have engaged include, but are not limited to, the security façade with blast, bullet and intruder-resistant windows that we built for an embassy of the largest country in Oceania in Jakarta, Indonesia (with a notional contract sum of approximately US$10.5 million (equivalent to approximately S$14.2 million) and awarded to us by the joint venture of a property developer and a construction company based in Indonesia in 2013), the 14-story curtain wall cladding and canopies of The Brunei Cancer Centre, a government hospital which specializes in the treatment of cancers in Brunei (with a notional contract sum of over BND21.2 million (equivalent to approximately S$20.0 million) and awarded to us by TSL Construction Sdn. Bhd. in 2013) and the curtain wall and cladding of a waterfront integrated resort in Colombo, Sri Lanka (with a total notional contract sum of approximately US$14.2 million (equivalent to approximately S$19.2 million). During the fiscal year ended December 31, 2021, we generated revenue outside of Singapore from projects in the Philippines, Sri Lanka, Indonesia, India, Pakistan, the United States, Myanmar and Brunei.

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We plan to leverage our experience and proven track record to further expand overseas. Our offices established in Sri Lanka and Myanmar have (i) helped us to understand the local markets; (ii) helped us with tender for local projects; (iii) helped us to negotiate with local suppliers; (iv) provided us with local manpower well-versed with the local market and requirements; and (v) helped us to resolve language barriers. Our associated company in the Philippines has also, to a certain extent, facilitated us to secure our projects in the Philippines. We plan to further expand the operations of our Myanmar office which was set up in November 2018 and commenced operation in June 2019 to include a design department with BIM capabilities and to increase the number of quantity surveyors to handle material takeoff with the aim for our Myanmar office to support our design department and marketing and tender department based in our main office, which is in Singapore, as well as to actively pursue opportunities in emerging countries like Myanmar and Vietnam which we believe will have rapid economic growth, urbanization among major cities, population growth and development of tourism which will help drive the demand for building and construction.

We believe that population and economic growth, growth in construction output, urbanization trends and tourism in emerging countries have led to an increase in the number of complex, high-rise building projects in major cities in Asia. Tall building developments typically involve a high level of complexity in various aspects, such as their structural system, design and aesthetics, and some artistic distinction, as these buildings dominate the skyline of their respective cities. As cities move to compete with each other for tourist and domestic foot traffic, the commercial viability of urban megaprojects such as shopping malls, integrated resorts and skyscrapers is increasingly linked to the high-quality design outcomes of these buildings. In their bid to attract higher tourist footfall, the Asian region is expected to see more new integrated resort projects. Similarly, in a bid to establish itself as a shopping destination, the Asian region is looking to add additional retail space in the coming years.

With the industry moving toward high-rise and iconic commercial building projects with definite aesthetics and complex geometries that shape the city landscape, the demand for unique and complex building envelope solutions and services has also risen. All these have provided ample opportunities to us which target high-value large scale customized and/or complex building envelope projects.

Leveraging our offices established in Sri Lanka and Myanmar and our established reputation and proven track record, we believe that we are well positioned to capture these overseas opportunities. Before we venture into any new markets (such as Vietnam and Qatar), we normally approach Enterprise Singapore (which typically has overseas center(s) or a regional director overseeing that country) for assistance with advisory services, market information and business matching with respect to the country in which we plan to set up an office and/or tender a project. We also approach our principal bankers to check if they have any presence in such country and our contacts in the industry (such as main contractors) to learn about their first-hand experience in such country. Our directors will consider (i) the results of our due diligence; (ii) the level of political risk, foreign exchange risk and payment risk involved; (iii) the availability and cost of local skilled workers, subcontractors, materials and finance; (iv) the ease of shipping materials to the market and the import duties involved; (v) the potential of the market; and (vi) any support from the local government, before making a final decision on whether it is in the best interests of our Group to venture into such new market. We had adopted the same approach when we set up our offices in Brunei, Sri Lanka and Myanmar and when we undertook our first projects in countries such as Pakistan, Indonesia and India. We consider this approach to have proven to be effective in our overseas expansion in the past and we intend to continue with this approach for any future overseas expansion.

Real Property

A description of our real properties follows:

Owned properties

We own a property at 180 Tagore Lane, Singapore 787580 with gross floor area of approximately 436.9 square meters. This property is used as a dormitory for workers and as a storage facility. On July 12, 2022, we granted an Option to Purchase that property to an unrelated third party; the Option to Purchase was accepted on August 12, 2022 and the sale is scheduled to close in November 2022.

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Leased properties

We have leased a total of 9 premises for use as headquarters, factory, offices, staff quarters, dormitories for workers, fabrication facilities and off-site assembly workshops. The following table sets out details of our leased premises:

Location	Usage	Lease period	Fixed or variable rent and amount	Approximate gross floor area (sq.ft.)
Level Four Third Floor, Portion bearing Assessment No. 298-3/1, R A de Mel Mawatha, Colombo-03, Sri Lanka(1)	Office Rental	September 1, 2021 to August 31, 2023	Fixed monthly rent of Rs140,000.00	1850 sq.ft

No: 160-3/3, Justice Akbar Mawatha, Colombo-02, Sri Lanka (2)	Staff Apartment (Technicians)	October 1, 2021 to September 30, 2022	Fixed monthly rent of Rs60,000.00	450 sq.ft

No. 327, Batagama Road, Ragama (Atakorasa) Village, Ragam Pattu, Aluthkuru Korale, Gampaha Western Province, Sri Lanka (3)	Factory Rental	June 1, 2021 to November 30, 2022	Fixed monthly rent of Rs617,400.00	15000 sq.ft

330/A Gonnagahawatta, Ragama, Grama Sevaka Dvision, Jayasrigama, Ja-Ela, Pradeshiya Sabha, Ja-Ela, Gampaha, Colombo, Western Province, Sri Lanka(1)	Factory Labor House	June 1, 2021 to May 31, 2023	Fixed monthly rent of Rs30,000.00	600 sq.ft

No. 333/A Gorakagahawatta Ragama, GS Division – Peralanda, DS Division - Ja-Ela, District - Gampaha, Province - Western Province, Sri Lanka(1)	Factory Staff House	April 1, 2021 to March 31, 2023	Fixed monthly rent of Rs30,000.00	600 sq.ft

No: 311/A4, Podivee Kumbura, Ragama, GS Division - Podivee Kumbura, DS Division - , District - Gampaha, Province - Western Province, Sri Lanka(1)	Factory Labor House	February 17, 2022 to February 16, 2023	Fixed monthly rent of Rs38,000.00	2729 sq ft (10 Perches .02529 Hectares)

No: 10/3, Horn Castle Estate, Kanuwana, Ja-Ela, Sri Lanka (4)	Warehouse	January 12, 2022 to July 11, 2022	Fixed monthly rent of Rs192,000.00	47,916 sq. ft (1 Acre & 1 Rood)

430 Tagore Industrial Avenue, Singapore 787810	Headquarters and Factory	March 26, 2017 to March 31, 2037	Fixed monthly rent of S$30,000.00	12,520 sq. ft

(1) Once the project is completed, we do not intend to renew the leases for these properties.

(2) We anticipate extending this lease for an additional period of approximately three months.

(3) We do not anticipate renewing or extending this lease.

(4) This lease was not renewed

Impact of COVID-19 and our Responses and Opportunities

The World Health Organization declared the spread of COVID-19 a pandemic on March 11, 2020. The pandemic had a material adverse impact on our business, results of operations and financial condition during the period from mid-March 2020 to the end of July 2020 due to the Lockdown Measures implemented by the Singapore government and other countries where we have projects to reduce the transmission of COVID-19. However, having considered (i) the COVID-19 pandemic was generally under control and the general easing of the Lockdown Measures in Singapore and the countries where we had projects on hand; (ii) in August 2020 we resumed all on-site construction work; (iii) the government support and relief measures extended to us in Singapore where our headquarters and major operations are based; and (iv) our overall historical financial performance during fiscal 2019 and 2020, we believe that the outbreak of COVID-19 adversely affected our profitability during fiscal 2020 and, in view of the emergence of new virus variants (including the Omicron-based COVID-19 variant) since 2021, will likely adversely affect it for the year ending December 31, 2022 as compared to previous years, as the Singapore government tightens safe management measures and border controls to reduce the risk of community spread.

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Impact on our business operations

The number of confirmed cases of COVID-19 surged in Singapore in April 2020, prompting the Singapore government to promulgate new legislation such as the COVID-19 Act and the Control Order Regulations to address the COVID-19 situation in Singapore. Pursuant to the Control Order Regulations, an elevated set of safe distancing measures were implemented between April 7, 2020 and June 1, 2020 (the “Circuit Breaker Period”) as a circuit breaker to flatten the curve of the number of local transmissions of COVID-19 in Singapore. The lockdown measures in Singapore included closing most physical workplace premises and suspending all business, social and other activities that could not be conducted through telecommuting from home, save for those providing essential services and in selected economic sectors which were critical for the local and the global supply chains (the “Essential Services”) in Singapore. Entities providing Essential Services were required to operate with the minimum staff needed on their premises to ensure the continued running of those services and implement strict safe distancing measures.

Essential Services included, but were not limited to, construction, facilities management and critical public infrastructure which included, among others, (i) selected development projects assessed to be at critical stages of construction and were unable to stop due to potential safety risks; and (ii) construction work in progress for critical public infrastructure, maintenance and services to ensure public safety and emergency repairs and maintenance. During the Circuit Breaker Period, we only had two building envelope projects on hand in Singapore with total notional contract sum of approximately S$22 million that might qualify to be Essential Services (the “Qualified Projects”) and we had applied for and were granted by the Singapore Ministry of Trade and Industry the exemption to continue to partially operate the Qualified Projects during the Circuit Breaker Period. The exemption was subsequently rescinded by the Singapore Ministry of Manpower on April 18, 2020 mainly due to the outbreak of COVID-19 in dormitories for foreign workers.

After the Circuit Breaker Period, the Singapore government embarked on a controlled approach to progressively lift the Lockdown Measures and resume activities safely over three phases. Phase one was implemented from June 2, 2020 for safe-reopening (the “Phase One Resumption”) and economic activities that did not pose a high risk of transmission resumed but social, economic and entertainment activities that carry higher risk remained closed and people were advised to leave home only for essential activities. The Singapore government moved into phase two from June 19, 2020 for safe transition (the “Phase Two Resumption”) wherein more firms and businesses were allowed to reopen, and moved into phase three as of December 28, 2020, during which social, cultural, religious and business gatherings or events were allowed to resume (although gathering sizes were still limited in order to prevent large clusters from arising) and border control measures were released depending on how the situation evolves.

Between May 16, 2021 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2021 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 20, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience. The eased measures allowed for an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, given the exponential rise in COVID-19 cases from the end of August 2021, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers.

On February 16, 2022, the Singapore government announced a streamlining of safe management measures, including (i) for the rostered routine testing regime to only focus on settings catering to vulnerable groups and selected essential service sectors; (ii) lifting of the requirement for safe distancing between individuals or groups in all mask-on settings including in workplaces; (iii) lifting of capacity limits for specified events; and (iv) lifting of the restrictions on cross-deployment of employees across workplaces.

Due to the different levels of Lockdown Measures in Singapore and the other countries in which we have projects that require on-site construction works, our business activities were significantly restricted during the Circuit Breaker Period and the periods of Phase One and Phase Two Resumption in Singapore, between March 15, 2020 and May 18, 2020 in Sri Lanka, between April 1 and July 31 2020 in Pakistan and between April 7 and May 30, 2020 in Myanmar (the “Applicable Lockdown Period”). During the Applicable Lockdown Period, (i) we could only carry out on-site construction works for the Qualified Projects before the MOM rescinded the exemption for the Qualified Projects on April 18, 2020 (i.e., from April 7, 2020 to April 17, 2020) in Singapore, and we partially operated one of the Qualified Projects at the commencement of the Phase Two Resumption and had resumed all on-site construction works for all of our projects in Singapore as of September 21, 2020, and hence all our projects on hand (comprised of 23 building envelope projects and 11 other fitting-out and construction projects) which required on-site construction works in Singapore (with a total notional contract sum of approximately $117.4 million) were affected during the Applicable Lockdown Period; (ii) our projects on hand which required on-site construction works in Sri Lanka (comprised of two building envelope projects with a total notional contract sum of approximately $24 million), Pakistan (comprised of two building envelope projects with a total notional contract sum of approximately $7.4 million) and Myanmar (comprised of two building envelope projects with a total notional contract sum of approximately $2.7 million) were mostly suspended between April and July 2020; and (iii) we had to close our physical workplace premises in Singapore and Sri Lanka.

Despite the Lockdown Measures, we had implemented our contingency plan for our project and office staff in Singapore and Sri Lanka to work remotely at home on design, tendering and other office work and to plan on how to catch up on the on-site construction works as soon as the Applicable Lockdown Period was over.

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As of the date of this prospectus, we (i) do not expect to encounter any further material project suspensions in Singapore or in the other countries in which we have projects on hand, as the outbreak of COVID-19 in these countries is generally under control, and the governments in these countries have generally relaxed the Lockdown Measures; and (ii) have resumed project works in Singapore and the other countries in which we have projects on hand, although our project and office staff in Singapore, Sri Lanka and Myanmar are still taking turns working remotely at home on design, tendering and other office work to ensure safe distancing measures in our physical workplace premises.

Impact on the relationship with our clients

As we typically act as a subcontractor in building envelope projects, our major clients are main contractors, and they were subject to the same Lockdown Measures during the Applicable Lockdown Period. We have confirmed that, as of the date of this prospectus, (i) based on our communication with our clients, our clients were generally agreeable to adjusting the project timetable due to the delays caused by the Lockdown Measures; (ii) none of our clients had expressed concern regarding our ability to discharge our obligations under our contracts with them despite the delays caused by the Lockdown Measures; and (iii) none of our clients intended to terminate or cancel their contracts with us. To our best knowledge and belief after making all reasonable inquiries, some of our clients were already in discussion with their clients on extension of time for completion of their main contracts, which extension will apply to us as subcontractors as well. As such, even though the timetables of our projects on hand are mostly delayed by approximately three to six months, and the turnover of trade receivables is getting longer due to the delays caused by the Lockdown Measures, we consider these as short term impacts, most of which have been mitigated by the discussions with the main contractors mentioned above, and our Group has not experienced any material delays in the expected work progress of our projects on hand and any material difficulties in collecting payments from clients which would create any material adverse impact on our Group’s operations and financial performance in the year ended December 31, 2022.

In the worst case scenario of our Group being unable to fulfill some of our contracts in Singapore or our clients attempting to terminate or cancel their contracts with us due to delays caused by the Lockdown Measures, the Singapore COVID-19 Act provides temporary relief from legal action for the inability of businesses and individuals to perform certain contracts because of COVID-19. Such relief applies to contractual obligations that are to be performed on or after February 1, 2020 and only for contracts that were entered into or automatically renewed before March 25, 2020 that fall under the 13 categories of contracts specified in the Singapore COVID-19 Act, which includes construction contracts or supply contracts, and any performance bonds granted in relation thereto. The period of relief was for six months, from April 20, 2020 to October 19, 2020 in the first instance, and for construction contracts or supply contracts, or any performance bond granted with respect thereto, the period has been extended to April 19, 2022. We do not believe that similar legislation exists in the other countries in which we have projects on hand. If our clients were to assert non-performance we intend to defend on the basis that our non-performance was excused by (i) the force majeure clauses in the project contracts, which allow a party to be excused from performing its obligations on time when some unforeseen outside event beyond the parties’ control (also known as a force majeure event) prevents or delays performance; or (ii) the doctrine of frustration or fortuitous events for relief, which can be a statutory right or a common law principle that relieves a party from its duty to discharge its contractual obligations, if it has become impossible to perform them.

As of the date of this prospectus, we have not faced any disputes arising from project contracts due to our non-performance caused by COVID-19. In the unlikely event that there are such disputes in Singapore, we intend to seek temporary relief under the COVID-19 Act. As such, we consider that the risk of any successful legal claims against us or penalty imposed on us for failure to discharge our obligations under our existing contracts due to COVID-19 is remote.

Impact on the relationship with our subcontractors and material suppliers

All our subcontractors and material suppliers were affected by the Lockdown Measures during the Circuit Breaker Period and the Applicable Lockdown Period, and certain of them were affected by the Lockdown Measures during the Phase One Resumption and the Phase Two Resumption. However, as we had only conducted very limited on-site construction works during the Applicable Lockdown Period and the Phase One Resumption and Phase Two Resumption periods, we believe that the delay in the provision of services and/or materials by our subcontractors and/or material suppliers (if any) had no material impact on our business operations during such periods. We have experienced and believe that we will continue to experience certain supply chain delays from our material suppliers due to the outbreak of COVID-19 in Singapore and the other countries in which we have projects on hand, which may have a material adverse impact on our projects.

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Impact on our workforce

As of December 31, 2021, approximately 78.6% of our workers based in Singapore were foreign workers, mainly from Bangladesh and India. Most of these foreign workers employed by our Group are housed at 180 Tagore Lane, Singapore 787580 (our own dormitory) or in dormitories owned by independent third parties. During the Circuit Breaker Period, the MOM had, in view of the outbreak of COVID-19 in dormitories for foreign workers, required all work permit holders and S Pass holders working in the construction sector in Singapore, together with their dependents, to be placed on mandatory stay-home notices between April 20, 2020 and May 18, 2020. However, as we had only conducted very limited onsite construction works during the Applicable Lockdown Period and the period of Phase One Resumption and Phase Two Resumption, we confirmed that these mandatory stay-home notices had no material impact on our business operations for the two years ended December 31, 2021. From November 1, 2021, all pass holders, regardless of travel history, will need to be fully vaccinated before their arrival in Singapore. Employers will also need to buy a COVID-19 medical insurance for all work permit and S Pass holders before they arrive in Singapore. In the event that we face an extended shortage of manpower in the near future, we plan to hire from the labor pool that is physically present in Singapore or from countries where the Singapore government has not imposed any travel restrictions, if required.

In Sri Lanka most of our workers are Sri Lankans, and during periods of covid surges, our office workers worked from home when they were not allowed to come into the office, and our other workers who were not able to report to the worksite took a leave of absence from work.

In Myanmar, we had less than 5 employees who were office staff and all of them were local. During any government-imposed or mandated lockdown, our employees worked from home.

Impact on our financial performance

Despite the Lockdown Measures in Singapore and the other countries in which we have projects on hand, our revenue was approximately S$37.9 million and S$33.4 million during the fiscal years ended December 31, 2020 and 2021, respectively.

The Lockdown Measures in Singapore and the other countries in which we have projects on hand also have had a short-term material adverse impact on our costs, as we had to continue to pay our overhead, staff and financing costs during the Applicable Lockdown Period despite the fact that our business activities had almost come to a standstill during the Applicable Lockdown Period.

Sales and Marketing

We strive to maintain good business relationships with our clients. Our marketing and tender department and our business development department are generally responsible for fostering, building and maintaining our relationships with clients and keeping abreast of market developments and potential business opportunities. As of June 30, 2022, our marketing and tender department consisted of 5 employees and there were 3 employees in our business development department.

Contracts and Pricing Model

Of our awarded contracts, 99.2%, in terms of notional contract sum, during the fiscal year ended December 31, 2021, were obtained through an open or invited tender process and the remaining were through submitting quotations after our clients sent us requests for quotations to seek our services. During the fiscal years ended December 31, 2020 and 2021, our tender/quotation success rate was approximately 58.1% and 63.6%, respectively. Depending on the relevant contract terms, (i) we generally receive progress payments from clients within 35 days after we present our invoices (which are issued after our receipt of the relevant interim payment certificates) to them; (ii) our major clients typically have the right to hold retention money of 5.0% of the total contract sum (the first half of which is usually released upon the issue of the certificate of practical completion and the remaining portion is usually released after the expiry of the defect liability period, typically a period of 12 to 18 months after the issue of the certificate of practical completion); and (iii) in contracts with our major clients or contracts with an individual notional contract sum of over S$1.0 million, we are generally required to provide performance bonds at 10.0% of the total contract sum for such contracts issued by a bank or insurance company backed by cash or other collateral and/or guarantees in favor of our clients to secure our performance under such contracts. We adopt a cost estimate plus mark-up pricing model for pricing our tenders/quotations. Contracts with our major clients are either at (a) fixed-prices with a pre-determined quantity and schedule for project completion, which generally commits us to provide the resources required to complete a project for a fixed sum; or (b) notional contract sums if the quantity for project completion cannot be predetermined where the work performed will be measured and valued against agreed rates for progress and/or final payment.

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We typically pay the start-up costs, such as project insurance fees, costs of materials, subcontracting fees and surveying service fees for certain start-up works, in advance of payment from our clients during the first three to four months following the commencement of a project. Apart from the start-up costs, for projects awarded by our major clients or projects with an individual notional contract sum of over S$1.0 million, we are generally required to provide performance bonds backed by cash or other collateral and/or guarantees in favor of our clients for an amount equal to 10.0% of the total contract sum. While we typically have to pay the start-up costs and the cash collateral required to secure performance bonds for projects during the first three to four months following the commencement of a project, our clients generally make progress payments pursuant to the contract with reference to the percentage of work done or the reaching of specified milestones and with limited or no advance payment. This could result in a cash flow mismatch. We generally manage the cash flow mismatch by closely monitoring our capital and cash positions, closely managing our progress billings and using available banking facilities. In terms of management of projects, our project managers conduct regular project reviews with our project directors who are responsible for supervising our projects. Our project directors, together with our project managers, generally present and review the project status with our Chief Executive Officer on a monthly basis. In terms of financial management of projects, our finance manager prepares six-month cash flow forecasts for our projects on a bi-monthly basis, and he reviews the financial report and forecast results of our projects with our Chief Executive Officer on a monthly basis.

Clients

Our major clients include a number of reputable main contractors as well as some property developers or operators in Singapore and Sri Lanka. Consistent with market practice, our clients normally award contracts to us on a project-by-project basis that are non-recurring in nature. We have not entered into any long-term contracts with any of our clients but, during the fiscal years ended December 31, 2020 and 2021, our five largest clients accounted for an aggregate of approximately 68.9% and 82.3%, respectively, of our revenue, and our largest client accounted for approximately 28.7% and 34.5% of our revenue, respectively.

Vendors

Our major vendors include subcontractors and material suppliers. We engage subcontractors from different trades for works which are generally labor intensive or require specific skill sets so that we can focus on our core competencies of design, engineering and integrating the different trades involved in building envelope works. We also purchase certain materials, such as structural steel, aluminum, glass and sealants, to facilitate our own project works. During the fiscal years ended December 31, 2020 and 2021, we did not enter into any long-term contracts with our subcontractors and material suppliers. We have over three years of cooperation with our largest vendors (subcontractors and material suppliers) and have established healthy and stable relationships with them, which form a solid source of supply for our operation.

During the fiscal years ended December 31, 2020 and 2021, purchases attributable to our five largest vendors accounted for approximately 27.2% and 26.7% of our total purchases, respectively, and purchases attributable to our largest vendor accounted for approximately 10.7% and 8.5% of our total purchases, respectively.

Competition

The integrated building envelope solution industry in Singapore is concentrated. The integrated building envelope solution industry in Sri Lanka and Myanmar are both dominated by foreign integrated building envelope solution providers because the local contractors still lack the experience and technical expertise in complex and large building envelope projects. We consider our major competitors to be (i) Nam Lee Pressed Metal Pte. Ltd.; (ii) LHL International Pte. Ltd.; (iii) Mero Asia Pacific Pte. Ltd.; and (iv) YKK AP Singapore Pte. Ltd.

Our competitive strengths

Established reputation and proven track record in the integrated building envelope solution industry

We have over 27 years of experience in providing integrated building envelope solutions and services predominantly in Singapore, as well as other countries as described below.

During our operating history, we have been involved in numerous private and public projects ranging from mixed-use developments, offices, industrial buildings, shopping malls, condominiums, integrated resorts, hospitals, educational institutions, stadiums and airport terminals to an embassy, many of which were high profile building envelope projects, including the design and installation of the aluminum composite cladding for a world-class mixed-use development with numerous facilities (including but not limited to hotel, entertainment, convention, shopping and dining) in Singapore. The concept was provided by our client’s architect, but we made it a working design. This project involved the design, supply, fabrication and installation of thousands of special aluminum composite panels of different sizes and angles of slope, coming together in a pattern which provides an aesthetic appeal unique to this world-class mixed-use development. As the cladding for this project had to be done without any scaffolding on top of a skyscraper, we had to devise a special method of installation with a hanging platform which could support the workers during the installation in a safe and efficient manner. We were also involved in the design and building of the glass dome, which is approximately 100 meters in diameter and 33 meters high, to house an indoor beach and a night club of Okada Manila, an oceanfront integrated resort in Manila, the Philippines, which was part of a bundle of two contracts awarded to us by Tiger Resort, Leisure & Entertainment, Inc. in 2014. As Manila is in an earthquake zone and is typhoon-prone, we had to ensure that the glass dome could withstand high winds and strong vibrations. We believe that these projects, which require high levels of precision and intricacy of design work, showcase our design and engineering capabilities and skills and our technical know-how, as well as our strength in providing bespoke and value-added integrated building envelope solutions and services to our clients through effective coordination with our clients and their consultant teams.

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We also believe that the building envelopes that we have designed and built in Singapore, as well as other Asian countries during our operating history, are evidence of our track record in timely completion of customized and/or complex building envelope projects and our ability to consistently meet our clients’ expectations and requirements.

Since 2015, we have adopted the internationally benchmarked assessment for Business Excellence (“BE”) (an initiative administered by Enterprise Singapore that demonstrates how drivers of performance influence the results achieved in a cause-and-effect relationship and is a roadmap for excellence that helps businesses understand how to improve performance) to improve our client-driven approaches. The BE Framework provides the system within which client excellence is a focus for our entire organization, both in our customized approach to fulfilling client needs and in our service delivery, in an effort to establish strong and lasting client relationships. The BE Framework also helps us to constantly review and refine our current processes so as to meet clients’ timelines and budgets without compromising quality and safety, which results in client satisfaction. However, there can be no assurance that we will continue to be as successful in meeting our clients’ expectations and requirements or in providing as high a level of client satisfaction, in the future.

Commitment to the management of risk, quality, health, safety and environmental protection

We have a long-term commitment to the management of risk, quality, health, safety and environmental protection. Our approach is supported by our guiding values and evidenced by our various certifications and internal operating procedures. We have been accredited with the following certifications:

2007 -	OHSAS 18001 (occupational health and safety)

2009 -	ISO 9001 (quality management)

2010 -	ISO 14001 (environmental management)

2012 -	bizSAFE Star Level (a five-step program that assists companies in building up their workplace safety and health capabilities)

2015 -	SQC (a certification by Enterprise Singapore in recognition of an organization’s commendable performance in BE)

2016 -	GGBS (Green and Gracious Builder Scheme, a scheme launched by the Building and Construction Authority of Singapore to promote environmental protection and gracious practices)

2020 -	ISO 45001 (occupational health and safety management), which replaces OHSAS 18001

2021	Singapore Structural Steel Society certificate of accreditation for Accredited Structural Steel Fabricator for Category S3

As of the date of this prospectus, we have obtained and/or renewed, and are current on, all above certifications. To control our risk exposure in quality, health, safety and environmental protection aspects, we devise a project plan and a safety plan for each project based on our integrated quality, environmental and health and safety management system before the commencement of each project. Our dedicated project manager and safety officer for each project will ensure that these plans are adopted and implemented throughout the progress of the project through procedures including, without limitation, (i) the conduct by our safety officer of daily toolbox meetings at the construction site; (ii) the conduct by our project manager of weekly site walks and monthly meetings with the safety officer to ensure that everything is in order; (iii) insurance by our project manager that the waste we generate at the work sites is properly disposed of by independent contractors to designated public waste collection sites; and (iv) assignment by our project manager of our Quality Assurance/Quality Control (“QA/QC”) coordinator to inspect materials at the material supplier’s factory to ensure quality in cases where a substantial amount of materials has been purchased from such material supplier. We are dependent on our project managers to control the risks inherent in each project.

Experienced and committed management team with succession plans

We are led by Mr. Sonny Bensily, our Chairman, executive director and Chief Executive Officer, who has accumulated over 37 years of experience in the construction industry and has extensive industry knowledge, project management experience and expertise in integrated building envelope solutions and services. He is supported by the other executive directors and senior management, who collectively possesses expertise across integrated building envelope solutions and services, design, project management, tendering, business development, marketing, client relationship management, corporate affairs, human resources and financial control, and who have been working with our Group for over eight years on average. We believe that the collective knowledge, experience and expertise of our executive directors and senior management will facilitate the creation of competitive tenders in a timely manner, which is essential for us to secure new business, as well as the efficient and timely implementation and supervision of our projects. As of result of the above, we depend on our key management personnel, particularly Mr. Sonny Bensily, and project management staff, and our ability to retain them and attract additional qualified personnel is critical to our success and our future prospects.

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Stable business relationships with our subcontractors and material suppliers

We have a global sourcing approach in which we search world-wide for high quality building materials at the most competitive pricing to minimize our material costs. Over the years, we have established and maintained stable relationships with most of our major subcontractors and material suppliers, although we do not enter into long-term agreements with them. We have approximately 276 subcontractors and 225 material suppliers on our list of internally approved subcontractors and material suppliers. We have established, on average, over three years of business relationships with our five largest subcontractors, who, in the aggregate, accounted for approximately 31.4% of our subcontracting costs, and with our five largest material suppliers, who, in the aggregate, accounted for approximately 52.1% of our material costs for the fiscal year ended December 31, 2021. We believe that the stability of our relationships with our subcontractors and material suppliers and the absence of binding long-term contractual commitments with them (the existence of which may restrict our ability to procure from a larger pool of subcontractors and material suppliers), as well as our established connections and access to our internally approved subcontractors and material suppliers, enable us to (i) secure the availability of subcontractors from different trades and material suppliers from different countries in a timely manner; (ii) maintain consistency in the quality of the services and materials used in our projects; and (iii) enjoy bargaining power and flexibility when procuring services and materials, which in turn have enabled us to better serve our clients. However, we could be affected by many factors that could adversely affect our ability to source materials, including an increase or decrease in client demand for our products and services or for products and services of our competitors, product and service introductions by our competitors, unanticipated changes in general market conditions, effects of the COVID-19 pandemic, supply chain issues and the weakening of economic conditions or consumer confidence in future economic conditions.

Staff loyalty and commitment

As of June 30, 2022, over 65.5% of our employees (excluding foreign workers) in Singapore have been working in our Group for more than three years. We believe that the loyalty and commitment of our staff results, in part, from such practices as monthly breakfast gatherings at work and the inclusion of staff’s families in company outings. In addition, we promote open communication and teamwork both in the office and at the work sites. We believe that investing in our people through learning, recognition and rewards is essential for our growth, and we have developed a talent management framework to groom our staff for internal promotions.

Stability and continuity in our workforce help maintain our competitiveness, because the disruption to our business is minimized and our recruitment and training costs are reduced, in addition to achieving consistency in work and client contacts as well as enhanced morale. We depend on our key management personnel and project management staff, and our ability to retain them and attract additional qualified personnel is critical to our success and our future prospects.

Our ability to fabricate components for our clients

We have a fabrication workshop covering approximately 7,500 square feet within our headquarters in Singapore for us to make minor alterations to building envelope components fabricated by our subcontractors and/or material suppliers. We also operate a 15,000 square foot fabrication factory for a client in Sri Lanka to fabricate aluminum panels, sliding doors and casement windows to support the two building envelope projects for a waterfront integrated resort in Colombo, Sri Lanka. We pay rent of approximately Rs617,400 per month for this factory. These fabrication facilities have facilitated us to provide bespoke and value-added integrated building envelope solutions and services to our clients and have helped our clients to save costs, as we are able to fabricate tailor-made items to meet the special demands of our clients without involving any third-party subcontractors, which are normally very costly to engage given the high degree of customization of the items to be fabricated. These advantages have, in turn, enhanced our competitiveness in the tender or quotation process, particularly for high-value large scale customized and/or complex building envelope projects, as we are able to offer more competitive pricing and bespoke services to our clients. However, we face the risk of operational breakdowns at these facilities caused by accidents occurring during the fabrication or alteration process, including but not limited to faulty machines and human error. Any interruption in, or prolonged suspension of any part of fabrication or alteration at, or any damage to or destruction of, any of these facilities arising from unexpected or catastrophic events or otherwise may prevent us from supplying building envelope components to support our projects.

Employees

At December 31, 2021, we employed a total of 214 persons, over 86% of whom were foreign workers, as compared to 237 employees at December 31, 2020, over 86% of whom were foreign workers, and 278 employees at December 31, 2019, over 85% of whom were foreign workers. Our foreign workers are mainly from Bangladesh and India. The following table shows the distribution of our employees as of December 31, 2021:

Location	Number of Full-Time Employees
	Local	Foreign
Singapore	30	110
Sri Lanka	70	2
Myanmar	2	0
Total	102	112

Employees are not represented by a labor organization or covered by collective bargaining agreements. We consider our global labor practices and employee relations to be good, and to date, we have not experienced any significant labor disputes.

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Intellectual Property

Our business is dependent on a combination of trademarks, domain names, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights.

We have been providing our integrated building envelope solution services and other fitting-out and construction services under the brand name of “Prime Structures.” As of the date of this prospectus, we are the registered owner of the following trademark (in color and black and white versions) in Singapore and Hong Kong:

As of the date of this prospectus, we have also registered the domain name www.primestructures.com.sg.

Awards and Recognition

The following table sets out our major awards and accolades received for our outstanding performance as an SME:

Year Awarded	Award and Accolade	Awarding Body
2019	SME 1000 Award(1) (314th place by turnover)	Experian Credit Services Singapore Pte. Ltd.(2)

2018	Financial Times 1000 High-Growth Companies Asia-Pacific(3) (199th place) SME 1000 Award(1) (94th place by turnover)	The Financial Times and Statista Experian Credit Services Singapore Pte. Ltd.(2)

2017	Enterprise 50 Award (14th place) SME 1000 Award(1) (176th place by turnover)	Singapore’s Enterprising Spirit(4) Experian Credit Services Singapore Pte. Ltd.(2)

2016	Enterprise 50 Award (12th place) SME 1000 Award(1) (352nd place by turnover)	Singapore’s Enterprising Spirit(4) Experian Credit Services Singapore Pte. Ltd.(2)

2015	SME 1000 Award(1) (577th place by turnover)	Experian Credit Services Singapore Pte. Ltd.(2)

2013	SME 1000 Award(1) (670th place by turnover)	Experian Credit Services Singapore Pte. Ltd.(2)

2012	SME 1000 Award(1) (183rd place by turnover)	Experian Credit Services Singapore Pte. Ltd.(2)

2011	SME 1000 Award(1) (490th place by turnover)	Experian Credit Services Singapore Pte. Ltd.(2)

(1) Award winner was ranked by its turnover, profit and return on equity as determined by its business reporting submissions to the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”).

(2) Formerly known as DP Information Group, one of the largest providers of credit and business information in Singapore.

(3) Winner of this award must (i) have revenue of at least US$100,000.0 generated in 2013 and revenue of at least US$1.0 million generated in 2016; (ii) be independent; (iii) be headquartered in one of the 11 countries in Asia- Pacific (including Japan, South Korea, India, Australia, Hong Kong, Taiwan, Singapore, New Zealand, Malaysia, Indonesia and the Philippines); (iv) have primarily organic revenue growth between 2013 and 2016; and (v) not have experienced any share price irregularities in 2017 (stock-listed companies have been excluded if their share price has dropped 25.0% in 2017).

(4) This award recognizes the 50 most enterprising local, privately-held companies in Singapore that have contributed to the economic development of Singapore, both locally and abroad. The award is co-sponsored by The Business Times, KPMG, OCBC Bank, IE Singapore, Singapore Business Federation (Apex Business Chamber), SPRING Singapore and the Singapore Stock Exchange.

Insurance

We maintain property insurance policies covering our equipment and facilities in accordance with customary industry practice. We carry occupational injury, medical, pension, maternity and unemployment insurance for our employees, in compliance with applicable regulations. We do not carry general business interruption or “key person” insurance. We have determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. We consider our insurance coverage to be sufficient for our business operations both at home and abroad. We will continue to review and assess our risk portfolio and make any necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

Litigation and Other Legal Proceedings

As of the date of this prospectus, we know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any of our subsidiaries, involved as a plaintiff or defendant in any material proceeding or pending litigation.

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation, or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore, Sri Lanka, Myanmar and Vietnam. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore, Sri Lanka, Myanmar and Vietnam on our business and operations.

Laws And Regulations Relating To Our Business In Singapore

Laws and regulations relating to our operations

Builder licensing

The building and construction industry in Singapore is regulated by the BCA. The Building Control Act and its subsidiary legislation set out the requirements for licensing of builders. Builders who are carrying out building works where plans are required to be approved by the CBC or who work in specialist areas that have a high impact on public safety will require a builder’s license. The requirement applies to both public and private construction projects.

There are two types of builder’s licenses - the general builder license and the specialist builder license. A general builder license is required for builders undertaking general building works and is issued under two classes: (i) Class 1 general builder license - no limit on project value; and (ii) Class 2 general builder license - restricted to projects of S$6 million or less. Builders must obtain a specialist builder license to undertake any of the following six types of specialists building works: (i) piling works; (ii) ground support and stabilization works; (iii) site investigation work; (iv) structural steelwork; (v) pre-cast concrete work; and (vi) in-situ post-tensioning work.

Every builder’s license granted shall be valid for the period specified therein, being not more than three years. An application for the renewal of a license must be submitted online to the CBC not later than one month before the date of expiry of the license and accompanied by the relevant renewal fee. A license may be renewed for such period determined by the CBC on receipt of a renewal application.

These requirements must be fulfilled for the grant of a builder’s license:

●	Appointment of an approved person. The approved person will take charge and direct the management of the business in building works. For a company, the approved person should be a director, a member of the board of management or an employee (being a person with similar duties and responsibilities as a director or member of its board of management), each of whom meets the requisite qualifications and experience.

●	Appointment of a technical controller. The technical controller will oversee the execution and performance of any building works undertaken by the builder. For specialist builders, the technical controller appointed must possess a civil or structural engineering degree from a recognized institution. All technical controllers must meet the requisite qualifications and experience.

●	Minimum paid-up capital - not less than S$300,000 for a Class 1 general builder, and not less than S$25,000 for a Class 2 general builder or specialist builder.

●	Payment of licensing fees (validity of license is up to three years) - ranging from S$1,200 to S$1,800.

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As the holder of a Class 1 general builder license, Prime Structures can undertake private sector contracts of unlimited value. A builder’s work scope under a general builder license includes all general building works and the following minor specialist building works: (i) all specialist building works associated with minor specialist building works; (ii) structural steelwork comprising fabrication and erection work for structures with a cantilever length of not over 3 meters, a clear span of less than 6 meters and a plan area not exceeding 150 square meters; and (iii) pre-cast concrete work comprising casting of pre-cast reinforced concrete slabs or planks on site.

Besides the above minor specialist building works, a general builder license holder may also conduct all types of construction works, including all forms of specialist works if the project does not require checks from an accredited checker, but cannot undertake works designated as specialist works to be carried out only by companies possessing a specialist builder license.

Prime Structures also holds a specialist builder (structural steelwork) license that allows it to undertake contracts in structural steelwork of unlimited value. The work scope under a specialist builder (structural steelwork) license includes (i) fabrication of structural elements; (ii) erection work like site cutting, site welding and site bolting; and (iii) installation of steel supports for underground building works.

All licensed Class 1 general builders undertaking a project valued at S$20 million (inclusive of GST) or more must deploy a prescribed minimum number of construction personnel registered under the Construction Registration of Tradesmen Scheme (CoreTrade) administered by the BCA. Workers eligible for registration include locals and suitable longer staying and experienced foreign workers working in the construction industry in Singapore. Eligible workers are required to possess a relevant qualification, attend a prescribed familiarization course and pass a skills assessment.

Contractors’ registration system

Although business entities not registered with the BCA may conduct business as contractors in the private sector, registration under the Contractors Registration System maintained by the BCA is a pre-requisite to tendering for projects in the Singapore public sector. There are seven major categories of registration: (i) construction workhead (CW); (ii) construction related workhead (CR); (iii) mechanical and electrical workheads (ME); (iv) facilities management workhead (FM); (v) trade heads (TR); (vi) supply heads (SY); and (vii) regulatory workheads (RW). These seven major categories are further sub-classified into 65 workheads. Each major category of registration has assigned financial grades that correspond with tendering limits that, depending on the economy driving the construction industry in Singapore, may be adjusted from year to year.

A contractor’s financial grading is determined based on, inter alia, its net worth and paid-up capital, the professional and technical expertise of its personnel and its track record in relation to completed projects. A first-time registration is valid for a period of three years. Registration will thereafter lapse automatically unless a renewal (for a period of three years) is filed and approved by the BCA.

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As of December 31, 2021, Prime Structures has been registered under the following workheads:

Workhead	Title	Scope of Work	Grade	Expiry date
CW01	General building

All types of building works in connection with any structure, being built or to be built, for the support, shelter and enclosure of persons, animals, chattels or movable property of any kind, requiring in its construction the use of more than two unrelated building trades and crafts. Such structure includes the construction of multi-story car-parks, buildings for parks and playgrounds and other recreational works, industrial plants and utility plants.

Addition and alteration works on buildings involving structural changes

Installation of roofs

			C1	July 1, 2024

CR06	Interior decoration & finishing works	Interior design, planning and the decoration of buildings. This includes ceiling panels, partitions, built-in fitments, raised floor works, plastering and tiling	L2	July 1, 2024

CR16	Curtain walls	Supply and installation of curtain walls and all types of aluminum and glazing works	L6	July 1, 2024

CR18	Doors	Supply and installation of doors and ironmongery	Single grade	July 1, 2024

The following table sets forth the requirements for construction-related workhead (CR) registrations held by Prime Structures:

Grade	Financials	Track record (past three years)(1)	Personnel management and development(2)
			CR06	CR16	CR18
L2	S$50,000	S$1 million	1T with three years of relevant experience and BCCPE

L6	S$1.5 million	S$30,000,000 of which ● — S$7.5 million PS ● — S$3 million MC ● — S$3 million SP	2P, both with at least five years of relevant experience of which minimum 1P with SDCP

Single grade	S$100,000		1T with BCCPE

(1) Ongoing projects are acceptable for renewal, L1 and single grade. Contractors are expected to complete (i) PS — minimum projects executed in Singapore; (ii) MC — minimum main contracts (nominated subcontracts may be included); and (iii) SP — minimum size single main contract or subcontract.

(2) ‘‘T’’ means a technician with a minimum technical qualification with a polytechnic diploma in civil/structural mechanical, electrical engineering, architecture, building or equivalent awarded by the BCA Academy, Nanyang Polytechnic, Ngee Ann Polytechnic, Republic Polytechnic, Singapore Polytechnic, Temasek Polytechnic or such other diplomas or qualifications as approved by the BCA from time to time.

‘‘P’’ means a professional with a minimum professional qualification with a recognized degree in civil/structural, mechanical, electrical engineering, architecture, building or equivalent qualifications approved by the BCA. ‘‘BCCPE’’ means Basic Concept in Construction Productivity Enhancement (Certificate of Attendance) conducted by the BCA Academy. A director with BCCPE (Certificate of Attendance) is acceptable for one company only (for L1-L5).

‘‘SDCP’’ means Specialist Diploma in Construction Productivity conducted by the BCA Academy.

Approval and execution of plans of building works

Under the Building Control Act, an application for approval of the plans of any building works shall be made to the CBC by the developer of those building works. An application for approval of plans of any building works shall be accompanied by, inter alia, the name and particulars of the appropriate qualified person, who is either a registered architect or a professional engineer (the “Qualified Person”), whom the developer or builder of the building works has appointed to prepare the plans of those building works. The plans of the building works have to be prepared in accordance with the building regulations.

An application for a permit to carry out structural works in any building works must also be made by the developer of those building works, the builder whom the developer has appointed in respect of those building works and the Qualified Person whom the developer or builder has duly appointed to the CBC in order to carry out structural works.

Under the Building Control Act, a builder undertaking any building works shall inter alia ensure that the building works are carried out in accordance with the Building Control Act, the building regulations (where applicable), the relevant plans of the building works approved by the CBC and supplied to him by the Qualified Person and any other terms or conditions imposed by the CBC.

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If the CBC is of the opinion that any building works have been or are carried out in such a manner as (i) will cause, or will be likely to cause, a risk of injury to any person or damage to any property; (ii) will cause, or will be likely to cause, or may have caused a total or partial collapse of the building in respect of which the building works are or have been carried out, any building, street, slope or natural formation opposite, parallel, adjacent or in otherwise close proximity to those building works or any part of any such building, street or land; or (iii) will render, or will be likely to render, or may have rendered the building in respect of which the building works are or have been carried out, any building, street, slope or natural formation opposite, parallel, adjacent or in otherwise close proximity to those building works or any part of any such building, street or land, so unstable or so dangerous that it will collapse or be likely to collapse (whether totally or partially), the CBC may, by order, direct the developer of those building works to immediately stop the building works and to take such remedial or other measures as he may specify to prevent the abovementioned situations from happening.

BCISP Act

The BCISP Act, which is administered by the BCA, aims to improve cash-flow in the built environment sector by giving parties the right to seek progress payment for work done. It also provides a fast and low-cost adjudication mechanism to resolve payment disputes. The BCISP Act applies to all construction and supply contracts other than (i) contracts relating to residential properties that do not require the approval of the CBC; and (ii) other prescribed classes of contracts.

The BCISP Act provides for the progress payment to which a person is entitled, the valuation of the construction work carried out under a contract and the date a progress payment becomes due, to the extent these are not specified in the contract and in other prescribed circumstances. The BCISP Act also renders unenforceable any contractual provision that makes any payment obligation contingent upon receipt of money from another party.

Laws and regulations relating to employment

Employment Act

The Employment Act is the main legislation governing employment in Singapore. It provides for certain basic terms and conditions at work for covered employees. The Employment Act covers all employees under a contract of service, except, inter alia, seafarers, and domestic workers. The terms and conditions of employment for employees not covered by the Employment Act will be set forth in their respective employment contracts governed under common law.

Part IV of the Employment Act contains provisions relating to, inter alia, rest days, hours of work and other conditions of service and only applies to (i) a workman (doing manual labor) earning a basic monthly salary of not more than S$4,500; and (ii) an employee who is not a workman, but who is covered by the Employment Act and earns a monthly basic salary of not more than S$2,600.

Any person employed in a managerial or an executive position whose monthly basic salary exceeds S$4,500 is also covered by provisions in the Employment Act and will be covered for core provisions such as minimum days of annual leave, paid public holidays and sick leave, timely payment of salary and statutory protection against wrongful dismissal.

From April 1, 2016, under Section 95A of the Employment Act, employers must issue KETs in writing to employees covered by the Employment Act who: (i) enter into a contract of service on or after April 1, 2016; (ii) are covered by the Employment Act; and (iii) are employed for 14 days or more under the contract. KETs include but are not limited to full name of employer and employee, job title, main duties and responsibilities, start date of employment, duration of employment, basic salary, fixed allowances, fixed deductions, overtime pay, leave, medical benefits, probation period and notice period. For failure to comply with Section 95A of the Employment Act to give an employee a written record of the KETs within the specified time, the employer will be assessed a S$200 penalty for the first occasion and a S$400 penalty for each subsequent occasion of failure. For failure to (i) specify; or (ii) specify completely and accurately the KETs in a written record given within the specified time, the employer will be assessed a penalty of S$100 for the first occasion and a penalty of S$200 for each subsequent occasion of failure.

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Employment of foreign workers in Singapore

The EFMA regulates the employment of foreign workers in Singapore and is administered by the MOM. Under Section 5(1) of the EFMA, no person shall employ a foreign employee without a valid work pass from the MOM. Any person who fails to comply with or contravenes Section 5(1) shall be guilty of an offense and shall (i) be liable on conviction for a fine of not less than S$5,000 and not more than S$30,000 or subject to imprisonment for a term not exceeding 12 months or both; and (ii) on a second or subsequent conviction, in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one month and not more than 12 months, or in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

The MOM also regulates the availability of foreign workers to the construction industry through these policy instruments: (i) approved source countries or regions; (ii) quotas based on the MYE in respect of workers from NTSs and the PRC; (iii) the imposition of security bonds and levies; and (iv) dependency ratio ceilings based on the ratio of local to foreign workers.

Approved source countries and man-year entitlements

Construction companies may only employ foreign workers from these approved source countries: Malaysia, the PRC, NTS countries (India, Sri Lanka, Thailand, Bangladesh, Myanmar and the Philippines) and North Asian sources countries (Hong Kong, Macau, South Korea and Taiwan).

Construction companies must receive prior approval from the MOM to employ foreign workers from NTS countries and the PRC. The prior approval will indicate the number of foreign workers a company may employ from these countries. It also determines the number of workers who can have their work permits renewed, or who can be transferred from another company in Singapore. Prior approvals are given based on (i) the duration of the work permits applied for; (ii) the number of full-time local workers employed by the company over the past three months as reflected in the company’s Central Provident Fund contribution statements; (iii) the number of MYE allocated to the company; and (iv) the remaining number of the company’s quota available.

MYE is a work permit allocation system for employment of construction workers from NTS countries and the PRC. MYE reflects the total number of work permit holders a main contractor is entitled to employ based on the value of projects or contracts awarded by the developers or owners. The allocation of MYE is in the form of the number of “man-years” required to complete a project. One man-year represents one year of employment under a work permit. Only main contractors may apply for MYE, and all levels of subcontractors must obtain their MYE allocation from their main contractors. A main contractor’s MYE will expire on the stated completion date of the relevant project. NTS or PRC construction workers who have worked with any employer in Singapore for a cumulative period of three or more years in the construction industry may be hired by main contractors without the need for MYE.

Dependency ratio ceilings

The dependency ratio ceiling for the construction industry is currently set at a ratio of one full-time local worker to seven foreign workers. This means that for every full-time Singapore citizen or Singapore permanent resident employed by a construction company under a contract of service who earns the local qualifying salary, the company can employ seven foreign workers. For the construction sector, as of the date of this prospectus, the number of S Pass holders a company can hire is capped at 18% of the company’s total workforce. Such quota will be reduced to 15% with effect from January 1, 2023.

Workplace safety and health safety measures

Under the WSHA, it shall be the duty of every employer to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include (i) providing and maintaining a work environment that is safe, without risk to health, and adequate as regards facilities and arrangements for the employees’ welfare at work; (ii) taking adequate safety measures concerning machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace, or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies; and (v) ensuring that employees have adequate instruction, information, training and supervision for them to perform their work.

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The Workplace Safety and Health (Construction) Regulations 2007 of Singapore set out additional specific duties on employers that include, among others, appointing a workplace safety and health coordinator for every worksite to identify any unsafe condition or unsafe work practice, and recommend and help implement reasonably practicable remedial measures.

The WSHR also imposes specific duties on employers. These duties include taking effective measures to protect employees from the harmful effects of exposure to biohazardous materials.

The WSHR requires hoists or lifts, lifting gears, lifting appliances and lifting machines to be tested and examined by an authorized examiner (i) before such equipment can be used; and (ii) thereafter at specified intervals. The authorized examiner will issue and sign a certificate of test and examination, specifying the safe working load of the equipment. The certificate must be kept available for inspection. The WSHR imposes a duty on the occupier of a workspace where the equipment is used to comply with the WSHR, and to keep a register containing the requisite particulars of lifting gears, lifting appliances and lifting machines.

Under the WSHA, inspectors appointed by the Commissioner for Workplace Safety and Health (the “Commissioner”) may, among others, (i) enter, inspect and examine at any time any workplace; (ii) inspect and examine any machinery, equipment, plant, installation or article at any workplace; (iii) make such examination and inquiry as may be necessary to ascertain compliance with the WSHA; (iv) take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test; (v) assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the levels of exposure to persons at work; and (vi) take into custody any article in the workplace relevant to an investigation or inquiry under the WSHA.

Any person who fails to comply with the WSHA shall be guilty of an offence and for offences where no penalty is expressly provided in the WSHA, shall be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and, if the contravention continues after the conviction, the body corporate shall be guilty of a further offence and shall be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offence under the WSHA that causes the death of any person and is subsequently convicted of the same offence that causes the death of another person, the court may, in addition to any imprisonment if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$l million and, in the case of a continuing offence, with a further fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction.

Under the WSHA, the Commissioner may issue a stop-work order in respect of a workplace if he is satisfied that (i) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any process or work carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (ii) any person has contravened any duty imposed by the WSHA; or (iii) any person has done any act, or has refrained from doing any act which, in the opinion of the Commissioner, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The stop-work order may direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the Commissioner have been taken, to the satisfaction of the Commissioner, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work.

Under the Workplace Safety and Health (Registration of Factories) Regulations 2008 of Singapore, any person who desires to occupy or use any premises as a factory falling within the classes prescribed under the First Schedule to the regulations must register the premises as a factory with the Commissioner, while any person who desires to occupy or use any premises as a factory not falling within these classes need submit only a notification in the prescribed form to the Commissioner before the commencement of operations of the factory. In the latter case, the occupier of the factory must inform the Commissioner of any changes in any of the particulars of the factory, type of work carried out in the factory or any cessation of occupation or use of the factory.

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Under the Workplace Safety and Health (Risk Management) Regulations of Singapore, the employer in a workplace must assess the safety and health risks posed to any person working at the workplace, take all reasonably practicable steps to eliminate any foreseeable risks, implement reasonably practicable measures/safety procedures to minimize and control the risks, and inform workers of the risk and any measure or safety procedure implemented, maintain records of such risk assessments and measures/safe work procedures for a period of not less than three years, and submit such records to the Commissioner when required by the Commissioner.

In view of the recent outbreak of COVID-19 in Singapore, the MOH may from time-to-time issue advisory for workplace measures, such as safe distancing measures at the workplace. The MOM and the MOH will take enforcement actions against employers which do not implement measures set out in the advisory, including ordering employers to cease operations until the measures are put in place.

The MOM has also implemented a demerit points system for the construction sector. All main contractors and subcontractors will be issued with demerit points for breaches under the WSHA and its subsidiary legislation. Under this single-stage demerit points system, the number of demerit points awarded depends on the severity of the infringement. The following table sets forth the specified information about this demerit points system:

Type of incident	Number of demerit points
Composition fines	1 point per fine, from the fourth fine onwards.

Stop Work Order (Partial)	5

Stop Work Order (Full)	10

Prosecution action taken for accident that led to serious injuries to any person	18

Prosecution action taken for dangerous occurrence (potential for multiple fatalities)	18

Prosecution action taken for accident that led to death of one person	25

Prosecution action taken for accident that led to the death of more than one person	50

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Demerit points for a contractor are calculated by adding the points accumulated from all the worksites under the same contractor. Contractors, including all main and subcontractors, that accumulate a pre-determined number of demerit points within an 18-month period, will be debarred from employing foreign workers. The following table indicates the scope and duration of debarment for the accumulated demerits points:

Phase	Demerit points accumulated within 18-month period	Allowed to hire new foreign workers	Allowed to renew existing foreign workers	Duration of debarment
1	25 to 29	No	Yes	3 months
2	50 to 74	No	Yes	6 months
3	75 to 99	No	Yes	1 year
4	100 to 124	No	Yes	2 years
5	125 and above	No	No	2 years

Under the Workplace Safety and Health (Scaffolds) Regulations 2011 of Singapore, only approved scaffold contractors may carry out construction, erection, installation, re-positioning, alteration, maintenance, repair and dismantling of certain scaffolds.

Under the Workplace Safety and Health (Incident Reporting) Regulations of Singapore, if a workplace accident results in injury of an employee who is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, an employer must submit an incident report to the Commissioner not later than ten days after the date the employer first has notice of the accident. If the employee subsequently dies from the injury, the employer shall, as soon as is reasonably practicable, notify the Commissioner of the death. If an employee contracts an occupational disease (specified in the WSHA) at a workplace, the employer shall submit a report to the Commissioner within ten days after the date the employer first has notice that the employee is suffering from the occupational disease. Further, under Regulation 4 of the Workplace Safety and Health (Incident Reporting) Regulations of Singapore, if any workplace accident leads to the death of any employee, the employer shall, as soon as is reasonably practicable, notify the Commissioner of the accident. If any workplace accident leads to the death of any person who is not at work or of any self-employed person, the occupier of the workplace shall, as soon as is reasonably practicable, notify the Commissioner of the accident. Any employer or occupier who fails to give any such notice or submit any such report to the Commissioner in accordance with the provisions of these regulations may be charged with an offence and shall be liable upon conviction for a first offence, to a fine not exceeding S$5,000 and for a subsequent offence, to a fine not exceeding S$ I 0,000 or to an imprisonment term not exceeding six months or to both.

Workmen’s compensation

The WICA, which is administered by the MOM, generally applies to all employees engaged under a contract of service or apprenticeship (with the exception of the classes of persons specified in the Third Schedule to the WICA). The WICA does not cover self- employed persons or independent contractors. However, if any person (called the principal) contracts, in the course of or for the purpose of his trade or business, with any other person (called the contractor) for the execution by the contractor of the whole or any part of any work, or for the supply of labor to carry out any work, undertaken by the principal, the Commissioner of Labor may direct the principal to fulfil the obligations of the employer under the WICA in relation to any employee of the contractor employed in the execution of the work, subject to any modification that may be prescribed for the application of any provision of the WICA to the principal. Where the Commission of Labor makes a direction against a principal, the principal is liable to pay the employee any compensation payable under the WICA as if that employee had been immediately employed by the principal, except that the amount of compensation is to be calculated with reference to the earnings of the employee under the contractor.

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Employers must maintain work injury compensation insurance for two categories of employees engaged under contracts of service (unless exempted): (i) employees engaged in manual work regardless of salary level; and (ii) employees who do not engage in manual work but earn S$2,600 or less a month (excluding any overtime payment, bonus payment, annual wage supplement, productivity incentive payment and any allowance). Failure to do so is an offence punishable by a maximum fine of S$10,000 and/or imprisonment of up to 12 months.

The WICA provides generally that if an employee dies or sustains injuries in a work-related accident or contracts certain occupational diseases arising out of and in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. The employer must report all work-related medical leave or light duties to the MOM. An injured employee may claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity, current incapacity or death, subject to certain limits stipulated in the WICA. From September 1, 2020, employees on light duties due to work injuries will be compensated for their lost earnings based on their average monthly earnings.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either (i) submit a claim for compensation through the MOM, without need to prove negligence or fault on anyone’s part, which is determined under a formula fixed in the WICA; or (ii) commence legal proceedings against the employer for breach of duty or negligence.

Damages under a common law claim are usually more than a WICA award as they may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence has caused the injury.

Laws and regulations relating to environment protection

Environmental Public Health Act

The EPHA requires, among other things, a person, during the erection, alteration, construction or demolition of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some nuisances that may be dealt with summarily under the EPHA include (but are not limited to) any factory or workplace not kept in a clean state, any place breeding flies or mosquitoes, any place causing noise or vibration that amounts to a nuisance, and any machinery, plant or any method or process used in any premises that causes a nuisance or is dangerous to public health or safety.

Environmental Protection and Management Act

The Environmental Protection and Management Act 1999 of Singapore seeks to provide for the protection and management of the environment and resource conservation, and regulates, among others, air pollution, water pollution, land pollution and noise control.

Under the Environmental Protection and Management (Control of Noise at Construction Sites) Regulations of Singapore, the owner or occupier of a construction site must ensure that the level of noise emitted from the construction site does not exceed the maximum permissible noise levels prescribed in such regulations. Further, the owner or occupier of any construction site located less than 150 meters from any hospital, home for the aged sick or residential building shall ensure that no construction work is carried out at his construction site on the days and during the times specified in the Fourth Schedule to these regulations, unless a permit is granted by the Director-General of Environmental Protection pursuant to these regulations. Any person who fails to comply with any of the foregoing shall be guilty of an offence and shall be liable to a fine not exceeding S$40,000 and, in the case of a continuing offence, to a further fine not exceeding S$1,000 for every day or part thereof during which the offence continues after conviction.

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Laws and regulations relating to taxation

The summary below of certain taxes in Singapore is of a general nature and based on current tax laws in Singapore and regulations and decisions now in effect, all of which are subject to change (possibly with retroactive effect). These laws and regulations are also subject to various interpretations and the relevant tax authorities, or the courts of Singapore could later disagree with the explanations or conclusions set out below. This summary is not intended to constitute a complete analysis of the taxes mentioned. It is not intended to be and does not constitute legal or tax advice. Prospective investors should consult their own tax advisers concerning the application of Singapore tax laws to their situation.

Corporate tax

With effect from year of assessment 2010, a company is taxed at a flat rate of 17% on its chargeable income regardless of whether it is a local or foreign company. Eligible companies enjoy partial tax exemption prevailing from time to time at reduced tax rates for part of the chargeable income. In addition, the Singapore government from time to time also grants companies corporate income tax rebates. The following table sets forth the corporate income tax rebates for the years of assessment indicated.

Year of assessment	Corporate Income Tax Rebate	Capped at
2020	25%	S$	15,000
2019	20%	S$	10,000
2018	40%	S$	15,000

Dividend distributions

Singapore adopts a one-tier corporate taxation system. Under this system, tax collected from a company resident in Singapore is a final tax and the after-tax profits of the company resident in Singapore may be distributed to the shareholders as dividends that are non-taxable. These dividends are exempt from Singapore tax in the hands of the shareholders.

Save for any distribution of real estate investment trusts, Singapore does not impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and services tax

GST in Singapore is a consumption tax levied on the import of goods into Singapore, and nearly all supplies of goods and services in Singapore at the prevailing rate of 7%. The Singapore government has announced in Budget 2018 that the GST rate will increase from 7% to 9% sometime between 2021 and 2025, and further announced in Budget 2020 that the GST rate will remain at 7% in 2021. In Budget 2022, the Singapore government announced that the GST rate will be increased from 7% to 8% with effect from 1 January 2023, and from 8% to 9% with effect from 1 January 2024.

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Laws And Regulations Relating To Our Business In Sri Lanka

Laws and regulations relating to our investment

Foreign Investment

The FEA differentiates between capital transactions and current transactions. A current transaction means any international transaction necessitating a transfer of foreign exchange into or from Sri Lanka which is not for the purpose of transferring capital assets. Any transaction which is not a current transaction under the FEA would be a capital transaction. Dealings in foreign exchange for current transactions are freely permitted through authorized foreign exchange dealers subject to such dealer being provided related supporting information/documents.

There are regulations published under the FEA (the “FEA Regulations”) that enable free remittance of payments for certain capital transactions. Pursuant to the FEA Regulations, a person who is not a resident of Sri Lanka may invest in shares of a company incorporated in Sri Lanka up to 100% of the capital of such company subject to certain exclusions, limitations and conditions. One of such conditions is that all funds required for the capital investment shall be brought into Sri Lanka by the non-resident investor through a special account referred to as an Inward Investment Account (formerly known as a Securities Investment Account, hereafter an “IIA”) opened and maintained with any licensed commercial bank in Sri Lanka.

Where the investment is made through an IIA, the initial capital investment, any returns on such investment such as dividends or interest and proceeds on sale or liquidation can be freely repatriated through the same IIA without any restrictions or further approval. Where the investment is not made through an IIA, special approval from the Central Bank of Sri Lanka would be required for repatriation of returns on or proceeds of sale of such investment.

The BOI was set up by the Government of Sri Lanka under the Board of Investment Law No. 4 of 1978 (the “BOI Law”) to facilitate and promote investment in Sri Lanka. The BOI is empowered to grant to companies incorporated in Sri Lanka certain benefits including exemptions from certain duties and the application of certain laws such as approval for a higher percentage of foreign investment in companies in Sri Lanka carrying on activities in which foreign investment is limited by the FEA. Applications by investors are processed on a case-by-case basis to ascertain whether the applicant satisfies specific criteria established by the BOI based on government policy. Registration with the BOI enables companies to obtain recommendations for visas to reside and work in Sri Lanka for a restricted number of non-nationals to be employed by the company. The number approved also varies and is generally linked to the number of local employees employed by the company.

Prime Lanka has been approved by the BOI as a company with foreign investment carrying on business in “construction related activities to be governed under the normal laws of the country” which are not activities that are subject to exclusions or limitations on foreign ownership, and it does not enjoy any specific exemptions or benefits.

Laws and regulations relating to our operations

The Construction Industry Development Act

The CIDA established under the CID Act is responsible for the registration, formalization and standardization of the activities of the domestic construction industry.

The CID Act provides that every identified construction work shall be carried out by a registered contractor. An identified construction work includes (i) all buildings, structures, or any building, structure or landscape which consists of facilities and amenities for public use exceeding in value LKRI0 million or such higher value as may be prescribed by the Minister in charge of the subject of construction from time to time; and (ii) all buildings, structures or landscapes which require the approval of any environmental, geological and cultural heritage regulatory bodies. Any private residential building constructed for the personal use of any private owner is excluded from identified construction works.

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In order to be eligible to undertake or carry out an identified construction work, a contractor has to be registered with the CIDA. A contractor does not have to be a registered contractor to carry out works that do not fall within the definition of identified construction work.

The eligibility criteria for a contractor to be registered with the CIDA has been published by regulations under the CID Act. A registration is valid for the period specified in the registration certificate and may be renewed. The registration status may be suspended or cancelled if there is any disciplinary action imposed on the registered contractor following disciplinary proceedings conducted with respect to the complaint(s) against such registered contractor.

The CID Act also provides that no person other than a qualified person shall be appointed for the purpose of, or engage in the carrying out of, designing, preparation of required contract documentation and supervision of any identified construction work. Under the CID Act, a “qualified person” means a person who is competent in carrying out designing, preparation of required contract documents and supervision of any identified construction works, whose name is included in the Register of Qualified Persons maintained by the CIDA.

Public Contracts Act

The PC Act applies to all state contracts where the cost of the contract exceeds LKR5 million with the exception of those state contracts exempted by the President in the interests of the national economy and sales by public auction. Under Section 45 of the PC Act, a public contract means any contract for the performance of any work or services or for the supply or sale of any goods, materials or property to any public body which is intended to be, or is or has been, entered into in pursuance of tenders by or on behalf of that public body and includes any contract for the sale or disposal by that public body of any goods, materials or property in its possession, power or control. Further, a tender includes any bid, offer, quotation or proposal.

It is mandatory for every tenderer or every person acting as agent, sub-agent, representative or nominee for and behalf of such tenderer to have themselves registered with the Public Contract Division at the Registrar of Companies in Sri Lanka as an essential pre-requisite for taking part in any tender under the PC Act. The procedural requirements involved are detailed in the regulations published in Gazette Extraordinary No. 508/7 dated 2 June 1988. Once the tender is awarded, such tenderer or every person acting as agent, sub-agent, representative or nominee for and behalf of such tenderer is obliged to have the public contract registered with the Registrar of Public Contracts within 60 days of the award of such public contract to the tenderer.

Laws and regulations relating to environmental protection

The NEA and the regulations issued under the NEA from time to time by the Minister of Environment governs environment protection. The CEA established under the NEA is empowered to, inter alia, issue licenses under the NEA and specify standards, norms and criteria for the protection of beneficial uses and the maintenance of the quality of the environment.

Under Section 23A of the NEA, no person shall discharge, deposit or emit waste into the environment which will cause pollution except pursuant to a license (an “EP License”) issued by the CEA and in accordance with standards and criteria set out in the NEA Regulations, which set out the activities in respect of which an EP License is required. Any person found acting in contravention of Section 23A of the NEA and convicted before a Magistrate could be subject to imprisonment for a term not less than one year or a fine not less than LKRI0,000 or both. The Director-General or any of its authorized officer may order the closure of the factory or premises in which such prescribed activity is being carried on until such person obtains the EP License. EP Licenses issued are valid for a period of a year and are renewable. An application for the renewal of an EP License must be made three months prior to its expiry date or one month before effecting any changes, alterations or extensions to the premises at which the acts authorized the EP License are carried out, as the case may be.

Under the NEA Regulations, the holder of an EP License is required to notify the CEA of any changes or proposed changes in connection with his/her application for an EP License and a decision to terminate activities related to the EP License. Any person found acting in contravention of these regulations being convicted before a Magistrate could be subject to imprisonment for a term not exceeding two years or a fine not exceeding LKR10,000 or both.

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The said standards and criteria for any person to deposit or emit waste into the inland waters of Sri Lanka are specified in the NEA Regulations. The maximum permissible noise levels at the boundary of the land in which the source of the noise is located, the background noise levels, and noise levels emitted as a consequence of construction activity have also been specified in the NEA Regulations. Approval from the appropriate project approving authority is also required under the NEA for the implementation of certain prescribed projects specified in the NEA Regulations and this approval shall be sought by submitting an environmental impact assessment report.

Laws and regulations relating to employment

Minimum wages

The minimum wages payable to an employee in Sri Lanka are governed by the National Minimum Wage of Workers Act No. 3 of 2016 and Wages Board Ordinance No. 27 of 1941, which prescribe his/her national minimum monthly or daily wage, as the case may be. There are specific provisions with respect to minimum wages that apply to certain trades due to the setting up of Wages Boards by the Government pursuant to the Wages Boards Ordinance No. 27 of 1941. As of February 22, 2022, a total of 44 Wages Boards, including the Wages Boards for the Building Trade and the Engineering Trade (the “Boards”), had been established. The Boards prescribe the minimum daily rates of wages and the minimum monthly rates of wages applicable for a normal working day for skilled and unskilled workers in the Building Trade and the Engineering Trade. Some of Prime Lanka’s employees fall under the categories covered by the minimum wages applicable to the Building Trade and the Engineering Trade.

For Building Trade, the minimum daily wage is LKR455 and LKR532 for unskilled workers and skilled workers, respectively. Depending on their years of employment, the minimum monthly wage for unskilled workers ranges from LKRI 1,375 to LKRl 1,775; and that for skilled workers ranges from LKRl3,300 to LKRl4,000.

For the Engineering Trade, depending on their years of employment, the ranges of the minimum monthly wage for workers are as follows:

LKR
Unskilled workers	12,500 to 14,200
Semi-skilled workers	12,800 to 14,925
Skilled workers	13,100 to 15,650
Watchers	12,500 to 14,200

Employees Provident Fund

The EPF Act was enacted for the establishment of the EPF with the primary objective of ensuring retirement benefits to employed persons through a Contributory Provident Fund Scheme based on the principal that superannuation is the joint responsibility of the employer and the employee and to provide for matters connected therewith. The Commissioner of Labor is charged with the general administration of the EPF Act and the EPF is administered, managed and controlled by The Central Bank of Sri Lanka. It is mandatory on the part of the employer to pay to the EPF an amount equal to 20% of the total monthly earnings of an employee.

The total contribution of 20% to the EPF consists of a contribution by the employer equal to an amount of 12% of the total monthly earnings of the employee and a contribution by the employee equal to an amount of 8% of his/her total monthly earnings. The employer is required by law to deduct from the employees’ monthly earnings and pay to the EPF the employees’ contribution for each month. The EPF Act imposes surcharges at the rate of 5% to 50% (depending on the period of delay) in the event of non-payment of the contributions by the employer. The EPF Act also requires the employer to maintain records and filing of certain returns and lays down time limits for doing so.

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Employees’ Trust Fund

The ETF Act was enacted to establish the ETF for the purpose of providing a non-contributory retirement benefit to employees. The ETF is administered and managed by the Employee Trust Board of Sri Lanka. Under the ETF Act, it is mandatory for every employer to contribute to the ETF, in respect of each of its employees, 3% of the total monthly earnings of such employee. The employers’ liability to contribute to the ETF in respect of an employee arises upon the employment of any person as an employee. The employer is required to make the contributions on behalf of an employee irrespective of whether the employment of such employee is on a permanent basis, a casual/temporary basis or pursuant to a fixed term contract. The contribution shall also be made for retired employees if their services are extended on a contractual basis after retirement.

Employee health and safety

The FO prescribes the requirements on employee health and safety. The FO contains general provisions on health matters such as cleanliness, overcrowding, temperature control, ventilation, lighting facilities, drainage and sanitary conveniences, as well as for medical supervision, safety and welfare of workers such as the supply of wholesome drinking water, washing facilities, facilities for changing, facilities for female workers to rest and first aid in factories. It also contains general provisions on welfare such as the removal of dust or fumes, protection of eyes in certain processes and the lifting of weights. The FO provides for notification of investigation regarding accidents which cause loss of life, disability in excess of three days, unconsciousness due to heat, exhaustion, electric shock, inhalation of irrespirable or poisonous fumes/gases. Special provisions are included with respect to working hours for women and young persons. The FO also covers work outside the factory (including working from home), maintenance of documents, duties of employees and administration.

Workmen compensation

The WCO provides for the payment of compensation to employees who suffer an illness/injury in the course of their employment and employers are required to maintain a policy of insurance for workmen’s compensation. In the case of an employee’s occupational disease resulting in death, the WCO provides for payment of compensation to his/her dependents. The quantum of compensation payable is set out in the WCO and estimated according to the monthly wage of the employee at the time of death/disablement. The maximum amount of compensation payable under the WCO for death/permanent disablement of a workman is LKR550,000.

Laws and regulations relating to taxation

Income tax

Income tax is charged on every person (residents and non-residents) on the taxable income for each year of assessment under the IRA. Residents are assessable on their global income while non-residents are assessable on income arising in or derived from a source in Sri Lanka. With respect to a resident company, the statutory rate of income tax is applied on the taxable income of the company. For a non-resident company, the statutory rate of income tax is applied to the business profits attributable to a Sri Lankan permanent establishment. The concept of Sri Lankan permanent establishment has been defined in the IRA. However, where there is a DTAA between the respective countries, the definition of permanent establishment in the DTAA would be applied instead. There is a DTAA in force between Sri Lanka and Singapore which was approved by resolution of the Sri Lankan Parliament on September 23, 2015 and is in force as of February 22, 2022.

With effect from 1 January 2020, the standard statutory rate of corporate income tax applicable on the taxable income of a company is 24% Further, gains and profits of a company from providing construction services are liable to income tax at the lower rate of 14%.

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Dividend tax

Dividend is liable to income tax in the hands of the shareholder. A resident company is required to pay 14% as dividend tax on any dividend distributed by the company. Gains and profits from dividends received from a resident company is liable to tax at the rate of 14%, if such dividend is received by a company. Where dividend is received by a tax resident individual, progressive income tax rates will apply.

Dividend paid out of dividend received from a resident company is exempt from income tax. Further, with effect from 1 January 2020, dividend paid by a resident company to a member who is a non-resident for tax purposes is exempt from income tax. The dividends to any non-resident shareholders can be repatriated outside Sri Lanka through the IIA. Where the recipient is a resident of a country with which Sri Lanka has a double-tax treaty, the rate specified in such treaty will apply.

Remittance tax

A non-resident person who carries on business in Sri Lanka through a Sri Lankan permanent establishment should pay tax on the remitted profits earned within the year of assessment. Accordingly, a non-resident person who has earned remitted profits should pay a final tax on the gross amount of the remitted profits to the Commissioner General at a rate of 14% on or before the 30th day succeeding the date of making such remittance(s).

Withholding taxes

WHT is applicable at the rate of 14% on services fees with a source in Sri Lanka paid to a non-resident person. The applicable rate of WHT is subject to any DTAA between the respective countries in which the parties to the relevant transactions are deemed to be residents for tax purposes. Further a tax clearance certificate from the International Unit of the Department of Inland Revenue would be required to effect the outward remittance from a licensed commercial bank in Sri Lanka.

Value added tax

VAT is a sales tax imposed at the point of import or supply of any goods or services. The standard VAT rate is 8%. A higher VAT rate is imposed on financial institutions which are currently liable to VAT at 15% and an increase of this rate to 18% was proposed in the recent government budget for the year 2022. The VAT Act also lists certain items which are exempt from VAT.. The nature of the supply made, and the business carried out by a company must be considered in ascertaining the rate of VAT applicable or if such supply is exempt from VAT. With effect from 1 January 2020 the requirement to register for VAT only arises if the quarterly value of taxable supplies exceeds LKR 75 million per quarter or LKR 300 million per annum. Where the value of taxable supplies is below the aforesaid threshold, a person may voluntarily register for VAT with the approval of the Commissioner General of Inland Revenue.

A Simplified VAT (SVAT) Scheme is in place to avoid the requirement to make refunds to exporters, any Strategic Development Project (herein after referred to as “SDP”) established in terms of subsection (4) of section 3 of the Strategic Development Projects Act, No. 14 of 2008, specific project approved by the Minister of Finance (“Specific Projects”) and to those who supply goods and services to exporters, SDPs and Specific Projects. The scheme accordingly provided for suspension of VAT payable by VAT registered taxpayer entitled to register under this scheme, so that their liquidity position is not adversely affected.

Input VAT refers to the VAT paid on purchases of goods and services from another registered person, or the VAT paid to the Customs at the import point. As a general rule, a person/company who makes taxable supplies can set off the input VAT paid on purchases of goods and services against the output VAT liability of such person/ company. Input VAT can be claimed up to 100% of the output VAT, subject to certain restrictions.

COVID Relief

The Coronavirus Disease 2019 (COVID-19) 1 (Temporary Provisions) Act, No. 17 of 2021 will be in effect for a period of two years commencing from March 1, 2020.

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The purpose of the aforesaid Act is to make temporary provisions in relation to situations where persons were unable to perform certain actions required by law to be performed within the prescribed time periods due to COVID-19 circumstances; to assign alternative courts where a court cannot function due to COVID-19 circumstances; to conduct court proceedings using remote communication technology to facilitate the control of COVID-19 and for matters connected therewith or incidental thereto.

Directions and guidelines on debt moratoriums and concessions have been issued by the Central Bank of Sri Lanka to financial institutions to ease the burden on borrowers whose businesses have been disrupted by the COVID-19 pandemic.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN MYANMAR

Prime Myanmar is principally involved in the construction business as a sub-contractor. Below is the summary of salient Myanmar laws that may apply to Prime Myanmar’s business operations. As it is in the form of a summary, it does not contain all legal and regulatory provisions that may be applicable to Prime Myanmar, particularly when it becomes fully operational. Any investor who wishes to have a detailed description of the laws of Myanmar in relation to Prime Myanmar’s operations is recommended to seek and consult their own independent legal advisers in Myanmar.

Laws and regulations relating to our operations

Yangon City Development Law 2018

All construction works in Yangon require permission from the YCDC pursuant to the YCDC Law, which came into effect on October 1, 2018. Section 312(H) of the YCDC Law provides that no one is allowed to be a contractor without a license issued by the YCDC. Subcontractors are not required to register with the YCDC if the main contractor has already obtained a contractor’s license from the YCDC.

Main contractors are also required to apply for a building permit from the Engineering Department of the YCDC prior to the commencement of a project. A risk-based system will be used in granting such building permit. There are three types of risks assigned to buildings, i.e., low-risk project, medium-risk project and high-risk project. Low-risk building projects will be limited to three-story buildings while medium-risk building projects will have more than three floors. High-risk building projects will involve the construction of stadiums, hotels and other types of buildings. The architect or civil engineer undertaking the construction project must be a certified professional registered with the YCDC.

Throughout the construction process, the YCDC will conduct inspections to ensure that the building is constructed in accordance with the laws and regulations in force regarding building, planning, environmental and security issues. Upon the completion of the construction, the YCDC’s inspection team will conduct a final inspection and if satisfied, a Building Completion Certificate will be issued to certify that the building complies with all the regulations and laws in force.

Myanmar National Building Code 2016

Under the MNBC, all certified engineers registered with the Myanmar Engineering Council are required to adhere to the MNBC when drawing building plans. The MNBC applies to the construction, alteration, movement, enlargement, replacement, repair, equipment, use and occupancy, location, maintenance, removal and demolition of every building or structure or any appurtenances connected or attached to such buildings or structures. The MNBC consists of the following seven sections: (i) planning, environment, administration and legislation; (ii) architecture and urban design; (iii) structural design (iv) soil and foundation; (v) building services; (vi) building materials; and (vii) construction practices and safety.

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During the construction process, contractors are required to adhere to the approved building plans drawn up in accordance with the MNBC. If they fail to do so, the YCDC will notify the contractor and all further construction shall be withheld until corrective measures have been affected and approved. Should the contractor fail to comply with the MNBC requirements at any stage of the construction, the YCDC shall issue a notice to the contractor asking for explanation for the non-compliance. If the contractor fails to comply within 14 days from the date of receiving the notice, the YCDC will be empowered to cancel the building permit issued and thereafter cause notice of such cancellation to be securely pasted on the construction site.

Fire Force Law 2015

Contractors undertaking medium-risk and high-risk building projects are required to obtain a recommendation on fire safety and approval for the relevant architectural drawings from the Myanmar Fire Services Department (the “Fire Department”). During the construction process, the Fire Department will inspect the building to make sure that the building is in conformity with the actual fire protection system provided in the drawings. Buildings that do not comply with the Fire Department’s instructions or guidelines will not receive the Fire Safety Certificate nor the recommendation letter from the Fire Department. Both documents are crucial as they are required to be submitted to the YCDC for the issuance of the Building Completion Certificate, which must be acquired before a building can be occupied.

Laws and regulations relating to employment

Social Security Law 2012

The Social Security Law 2012 came into force on 1 April 2014 with the aim of providing benefits for sickness, maternity, death, employment injury, invalidity, superannuation, survivors’ benefit and unemployment. Companies which employ a minimum of five workers are required to register with the relevant township office of the Social Security Board and make contributions to the Social Security Scheme at certain prescribed rates. Apart from permanent employees, temporary workers, unpaid apprentices and trainees are also covered under the Social Security Scheme.

Under Directive No. 1/2020 issued by the MOLIP on March 20, 2020, factories and establishments registered with the Social Security Board (the “SSB”) are required to notify the SSB of their closure and the contributions to the Social Security Scheme shall be suspended during the closure period. Employers are required to inform the SSB within ten days from the reopening date of the factories or establishments and make the contributions to the Social Security Scheme. To alleviate the hardship caused by COVID-19, the MOLIP also issued Notification No. 341/2021 (which repealed the Notification 63/2020 issued on 20 March 2020) to extend the deadline for payment of social security contributions (for both employer and employee) from 15 days after the end of the month to six months after the end of the relevant month.

Workmen’s Compensation Act 1923 (as amended in 2005)

Workers who are not covered under the Social Security Scheme can resort to the WCA, which governs an employer’s liability for compensation in the event of a death or personal injury caused to a workman by accident arising out of and in the course of his/her employment. Under the WCA, an employer will not be liable if such injury is directly attributed to the workman being under the influence of drinks or drugs, willful disobedience of an order given, or willful removal or disregard of any safety device provided for the purpose of safety. Under the WCA, an employer’s obligations include (i) responding to a commissioner’s inquiry about the death of a worker which occurred in the course of employment; (ii) submitting a report on the fatal accident to the commissioner; and (iii) submitting periodic reports setting out the number of injuries for which compensation has been paid.

Employment and Skill Development Law 2013

The ESD was enacted to facilitate job seekers to obtain suitable and stable jobs and to develop skills necessary for the job. Section 5 of the ESD provides that employers must enter into an employment contract within 30 days of hiring a new employee. The employment contract must contain information about salary, days off, working hours, any benefits such as accommodation or transportation and a termination date. A breach of the ESD is a criminal offence. If an employer fails to sign an employment contract with the employee within 30 days of the employment, the employer shall be liable to imprisonment for not more than six months and/or a fine to be determined by the court.

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Employers with five or more employees must use the employment contract template announced in Notification 140/2017 and whilst amendments to the template are possible by way of an annex to the template setting out the amendments, the annex is subject to approval by the Township Labor Office at the time of filing. The ESD requires the employer to also send a copy of the employment contract to the relevant employment and labor exchange office (township labor office) within the stipulated period and obtain its approval to the agreement. Employment contracts which are not registered with the labor office may be declared void.

Payment of Wages Law 2016

The PWL sets out the obligation of employers in relation to the payment of the employees’ wages, the method and time frame for payment and the permissible deductions. Under the PWL, “wage” is defined as fee and salary entitled to be obtained by the worker for carrying out the hourly work, daily work, weekly work, monthly work or any other part-time work of the employer. It further includes any overtime or bonus given by the employer. However, the allowance for travel, accommodation, meal, medical and recreation as well as pension and retirement gratuities are not considered as “wage” under the PWL.

The PWL stipulates that the period for payment of wages shall not exceed one month. It further provides that if the number of workers does not exceed 100, payment must be made at the end of the wage period. However, if the number of workers exceeds 100, payment must be made no later than five days at the end of the wage period. If a worker has been terminated, the employer is required to pay the wages within two days of the termination. For cases where the employee resigns on his/her own volition, the payment shall be made on the usual payday.

An employer who I found guilty under the PWL shall, on conviction be required to pay all the wages owed to the workers and be punished with imprisonment for a term not more than three months or with a fine of at least MMK2 million or both. A repeat offender under the PWL shall, on conviction be required to pay all the wages owed to the workers and be punished with imprisonment for a term up to six months or with a fine of at least MMK5 million or both.

Minimum Wages Law 2013

The MWL came into force in late 2015 and it covers employers with more than 15 employees. The MWL provides for the formation of the National Committee (comprising of government representatives, employer representatives and worker representatives) to determine the minimum wage for workers. The National Committee had in March 2018 increased the daily minimum wage from MMK3,600 per day to MMK4,800 per day or MMK600 per hour for an eight-hour day. An employer who fails to pay the workers the minimum wage stipulated under the MWL shall on conviction, be punished with imprisonment for a term not exceeding one year or with a fine of not exceeding MMK 500,000 or both.

Foreign Workers

Apart from having to comply with the general business visa requirements, foreign workers who wish to remain in Myanmar for more than 90 consecutive days are required to apply for a Foreigner Registration Certificate pursuant to the Registration of Foreigners Act 1940 (the “RFA”) and Registration of Foreigner Rules 1948. Section 5 of the RFA provides that any person who contravenes or attempts to contravene the RFA and if found guilty, shall be punishable with imprisonment for a term not exceeding three years or a fine to be determined by the court or both.

Laws and regulations relating to foreign exchange controls

The FEML and the Myanmar Foreign Exchange Management Regulations 2014 are the primary foreign exchange regulatory framework governing foreign exchange control in Myanmar. The FEML provides that there are no restrictions in the remittance of payments for “current account transactions” which include remittances for trading, services fees, settlement of short-term bank loans, remittances for payment of interest on loans and net income from investments, instalment loan payments or depreciation on direct investments, and inbound or outbound remittance for family living costs. However, “capital transactions” which concern repatriation of capital, interest, dividends, and other revenues in connection with foreign investment must be reported to and approved by the CBM.

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Section 26 of the FEML provides that the CBM will monitor and record the funds which were brought into Myanmar as foreign investment as a reference for outward payments aimed at repatriating the principal, interest, profits and dividends related to the investment. Foreign investors are to declare and prove that their foreign investment has already been brought in and submitted to the CBM. Foreign Investors who fail to present the aforesaid documentary evidence may not be permitted to repatriate their funds. Further, Sections 56(b) and 59 of the MIL provide that a foreign investor is allowed to repatriate dividends only after all outstanding taxes have been paid in accordance with the relevant tax laws. Section 44 of the FEML provides that anyone who is found violating any rules, regulations, procedures etc. of the FEML shall be punished with imprisonment up to 1 year or fine or both.

Laws and regulations relating to the environment

Environmental Conservation Law 2012

The ECL is enacted to implement the Myanmar National Environmental Policy as well as to lay down the basic principles and give guidance for a systematic integration of environmental conservation. The ECL provides that the Ministry of Natural Resources and Environmental Conservation (the “Ministry of Natural Resources”), shall under the guidance of the Environmental Conservation Committee (the “Environmental Committee”), maintain a comprehensive monitoring system and implement by itself or in co-ordination with the relevant government departments and organization in carrying out six prescribed activities, one of which include the carrying out of the development and construction in Myanmar. Any person causing a point source of pollution shall treat, emit, discharge and deposit the substances which cause pollution in the environment in accordance with stipulated environmental quality standards. The owner or occupier of any business, material or place which causes a point source of pollution shall install or use an on-site facility or controlling equipment in order to monitor, control, manage, reduce or eliminate environmental pollution. If it is impractical to do so, the owner or occupier shall arrange to dispose of the wastes in accordance with environmentally sound methods.

The Ministry of Natural Resources may, with the approval of the Union Government of Myanmar and the Environmental Committee, stipulate environmental quality standards, including noise and vibration standards. The Myanmar government has issued guidelines known as Environmental Quality (Emission) Guidelines (the “Guidelines”) which provide the bases for regulation of noise and vibrations, air emissions and liquid discharges to prevent or reduce pollution. The Guidelines provide that noise level shall not exceed the maximum prescribed noise level (i.e. in a residential, institutional or education area - 55dBa during the daytime and 45dBA during the night time or in an industrial or commercial area - 70dBA during both daytime or night time) or result in a maximum increase in background levels of three decibels at the nearest receptor location off-site.

Laws and regulations relating to taxation

Companies formed under the MCL or any other law of Myanmar are treated as resident companies whereas branches of foreign companies (or known as overseas corporation under the MCL) are generally deemed to be non-resident. Resident companies are taxed on their worldwide income and non-resident companies are taxed only on income from sources within Myanmar. Resident companies registered with the MIL may be entitled to applicable tax exemptions and reliefs on their investments. The Internal Revenue Department of Myanmar has recently published the Union Tax Law 2021 (the “UTL 2021”), which came into force on 1 October 2021. Under the new UTL 2021, both resident and non-resident companies are now subject to Myanmar income tax at a reduced corporate tax rate of 22% (previously 25%) on the net profit.

A commercial tax is levied as a turnover tax on goods and services. The commercial tax applies to all services rendered in Myanmar unless exempted under the Commercial Tax Law (the “CTL”). Under the CTL, construction services are subject to commercial tax at 5% of the receipts. In addition, construction goods such as iron or steel rods, goods of non-ferrous metals, glass sheets and glass building, concrete or asbestos, if imported, are subject to 5% commercial tax based on the landed cost of such construction goods.

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Under the Income Tax Law 2011, dividends received by resident or non-resident shareholders are not subject to any withholding tax in Myanmar. With effect from I July 2018, there will be no withholding tax on payment to residents for services rendered, purchases of goods and lease payments within Myanmar. The requirement to deduct 2.5% of the withholding tax paid to non-resident for procurement of goods and services within Myanmar will still apply. Interest paid to a resident is not subject to any withholding tax, but there will be a withholding tax of 15% (subject to any double taxation agreement reduction) on payment of interest to non-residents.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN VIETNAM

Laws and regulations relating to our investment

Foreign investment policy

Foreign investment into Vietnam will be subject to international treaties to which Vietnam is a member and other domestic laws. Under the Law on Investment 2020, foreign investors may invest in Vietnam in several forms, including (i) establishing new enterprises in Vietnam; (ii) acquiring shares of existing local enterprises in Vietnam; and (iii) entering into public private partnership (PPP) and business cooperation contract (BCC) arrangements; and (iv) establishing branches or representative offices.

The Law on Investment 2020 introduces a list of market access conditions that are applicable to foreign investors engaging in certain conditional business sectors in Vietnam. Vietnam shall apply full national principles where foreign investors are entitled to the same market access conditions as applicable to domestic investors except for those business sectors explicitly set out in the list. Conditional rules apply to foreign investors when making investments in Vietnam, including:

(i)	requirement of additional licenses or operational contents;
(ii)	foreign ownership restrictions in specific business sectors;
(iii)	form of investment and involvement of local partner;
(iv)	financial capacity of the investors; and
(v)	other conditions specified in international treaties to which Vietnam is a member.

Under the Schedule of Specific Commitments in Services contained in Vietnam’s World Trade Organization accession package, Vietnam has committed to an open market for those business sectors registered within the scope of Prime Vietnam’s investment project, and hence none of the above restrictions are applicable to Prime Vietnam.

Foreign exchange management for foreign investment activities in Vietnam

Circular 06/2019/TT-NHNN came into effect on 26 June 2019 providing guidance on foreign exchange management for foreign direct investment in Vietnam (“Circular 06”).

Under the provisions of Circular 06, wholly foreign invested enterprises (“FIE”) shall be obliged to open and use DICAs at permitted financial institutions with the aim of controlling their investment activities and transactions in Vietnam. The following revenue and expenditure transactions must be made through DICAs:

i Foreign loan receipt and repayment - Any amount of borrowing and repayment of foreign loans of FIEs must be conducted in accordance with the prevailing regulations on foreign loans in Vietnam, which provides that it is mandatory for medium- and long-term loans to go through DICAs but optional for short term loans.

ii Payment for capital transfers in merger and acquisition transactions, except for transactions between non-resident investors. Non-resident investors selling their equity interest in a Vietnamese company to other non-resident investors are permitted to receive the payment of the purchase price directly into their overseas bank accounts (i.e., without transiting through DICAs in Vietnam);

iii Investment capital contribution made by foreign investors.

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iv. Overseas transfer of profits and legal revenues from foreign direct investment in Vietnam of the foreign investors; and

v. Other lawful revenues and expenditures in Vietnam relating to foreign direct investment in Vietnam.

Regulations on profit remittance abroad

Under Circular No. 186/2010/TT-BTC, remittance of profit abroad can be categorized as either (i) annual profit remittance abroad, which is applicable upon the expiry of the relevant fiscal year; or (ii) profit remittance abroad upon ceasing of direct investment in Vietnam, which is a one-time profit remittance to abroad and is applicable when the foreign investors cease their investment activities in Vietnam. In either case, foreign investors shall only be allowed to remit their profits in which they have legally earned through their enterprises after successfully receiving evidence of tax clearance issued by the tax authorities certifying that all taxes due from their respective enterprises up to the end of the fiscal year have been paid. Foreign investors are required to submit the Notice of Transfer of Profits Aboard to local tax authorities at least seven days before the remittance.

However, not all profits generated during the fiscal year may be remitted abroad. For instance, foreign investors will not be entitled to make remittance of profit abroad if the financial statements indicate that there is a remaining deficit from prior fiscal years.

Under Decree No. 70/2014/ND-CP, if the profits are in Vietnamese Dong, foreign investors are entitled to purchase foreign currencies at permitted financial institutions and remit the profits abroad in foreign currencies provided the remittance is done within 30 business days from the date the foreign currencies were purchased.

Laws and regulations relating to our operations

Capability certificates for building and construction design

The construction industry and all activities in relation thereto are governed by the Law on Construction 2014 (as amended in 2020) and its relevant guidance documents which prescribe the rights, obligations and responsibilities of individuals and organizations conducting construction activities and investment within the territory of Vietnam.

Pursuant to Decree 100/2018/ND-CP, contractors carrying out building and construction design works (“Contractors”) shall be assessed in accordance with the standards set out therein and must obtain relevant capability certificates relating to its specialist works. There are seven types of capability certificates for design works, including (i) architectural design; (ii) civil - industrial structure design; (iii) mechanical - electrical design; (iv) water supply - drainage design; (v) transport engineering design; (vi) agricultural and rural development engineering design; and (vii) infrastructural engineering design. As for building works, there are five types of capability certificates, including (a) civil - industrial works; (b) infrastructural works; (c) transportation works; (d) agricultural and rural development works; and (e) equipment installation works. Each capability certificate will be valid for up to ten years, unless it is earlier revoked under certain circumstances.

Under Decree 100/2018/ND-CP, each type of capability certificate is classified into Class I, Class II and Class III (in descending order of capability) which entitles its holder to undertake contracts of Special Level, Level I, Level II, Level III and Level IV construction works (in descending order of project’s scale in terms of production capacity, floor area, driving speed, flow, volume and height, etc., under the classification standards prescribed in Circular 06/2021/TT-BXD dated 30 June 2021). Class I capability certificate allows the holder to execute all construction works at Special Level and Level I or lower of the same type specified in the eligibility certificate; Class II capability certificate allows the holder to execute all construction works at Level II or lower of the same type specified in the eligibility certificate and Class III capability certificate allows the holder to execute all construction works at Level III or lower of the same type specified in the eligibility certificate.

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Higher class capability certificates will be granted to Contractors depending upon, among other requirements, their prior experience in equivalent specialist works. As such, Contractors wishing to obtain Class I capability certificates shall have obtained the Class II capability certificates and completed at least two-Level II construction works of the same type specified in the eligibility certificate. Similarly, Contractors wishing to obtain Class II capability certificates shall have obtained the Class III capability certificates and completed at least two Level III construction works of the same type specified in the eligibility certificate. Contractors wishing to obtain Class III capability certificates do not require any prior experience and holders of Class III capability certificates can undertake Level III or lower construction works of the same type specified in the eligibility certificate. As such, given Prime Vietnam is a newly established enterprise in Vietnam, it can only obtain a Class III capability certificate when it commences its business operation.

Approval for acceptance on completion and use of construction works

Decree 06/2021, which came into effect as of 26 January 2021, prescribes the requirements and standards in terms of quality control and maintenance of construction works. Accordingly, some government authorities (including the State Council of Vietnam, the construction authority affiliated to the Ministry of Construction of Vietnam, the Ministries in charge of construction work, the Department of Construction, the Departments in charge of construction work, the Ministry of National Defense and the Ministry of Public Security, as the case may be) are empowered to perform inspection in the following construction projects:

i important national works and large-sized works with complicated technical requirements as prescribed in Appendix VIII of Decree 06/2021.

ii.works using the state budget funds; and

iii works that exert great impacts on community safety in accordance with the law on management of construction investment projects other than the works (other than those specified in items (i) and (ii) above);

The inspection is carried out in two phases, namely (i) inspecting the progress of works when a stage or part of the works is completed; and (ii) inspecting the acceptance procedures of completed works or project prior putting them into operation. Inspection procedures shall be performed by the project’s owner, Contractors and the relevant government authorities as prescribed by Decree 06/2021.

Upon the completion of the inspection, the relevant government authorities shall issue written inspection results and approval on acceptance results in statutory forms provided in Decree 06/2015.

Laws and regulations relating to employment

Law on Social Insurance 2014

Compulsory social insurance applies to (i) Vietnamese employees under indefinite-term labor contracts or under definite-term labor contracts with a duration of one month or more; and (ii) foreign employees with full work permit, practicing license and/or practicing certificate working in Vietnam under indefinite-term labor contracts or under definite-term labor contracts with a duration of at least one year under Decree No. 143/2018/ ND-CP. Both employees and employers are required to contribute to the social insurance fund at statutory rates. The social insurance fund pays allowances for maternity, illness, retirement, labor accidents and occupational diseases, and survivorship.

Law on Health Insurance 2008 (as amended in 2014)

Public health insurance applies to both Vietnamese and foreign employees that are employed under labor contracts in accordance with Vietnam’s Labor Code. Employees and employers pay for the public health insurance based on their salary, i.e. employees contribute 1.5% and their employers contribute 3% of their monthly salary to public health insurance. Health insurance premiums are paid by employees and employers at the same time when compulsory social insurance premiums are due for payment.

Unemployed individuals who are recipients of unemployment allowance are also entitled to public health insurance with premiums paid by social insurance agencies from the Unemployment Insurance Fund. They would cease to enjoy public health insurance as soon as they are no longer entitled to unemployment allowance.

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Law on Employment 2013

Pursuant to Article 3.1 and Article 43.1 of the Law on Employment 2013, unemployment insurance contributions are applicable to Vietnamese employees who are employed under indefinite-term labor contracts or under definite-term labor contracts with a duration of three months or more only, i.e., foreigners working in Vietnam are not subject to unemployment insurance. Both the Vietnamese employees and their employers have to pay a monthly unemployment insurance premium equal to 1% of the employees’ monthly salary at the same time when compulsory social insurance premiums are due for payment.

Regulations on wages and salaries

In Vietnam, there are two types of minimum salaries: (i) common minimum wage which applies to employees who work at state-owned enterprises; and (ii) regional minimum wage which applies to employees who work at other enterprises not owned by the state.

In the case of regional minimum wage, the Vietnam government will issue a decree providing the minimum wage/salary applicable to all employers who hire employees under employment contracts from time to time. Pursuant to such decree, the employers are required to pay a salary not lower than the minimum salary level applicable in their region for untrained employees and the salary must be at least 7% higher than the regional minimum salary for trained employees. As of December 31, 2021, there were four regional minimum salary levels under Decree No. 90/2019/ND/CP, ranging from VND3,070,000 to VND4,420,000 per month, depending on the locality.

Under Labor Code 2019, employees who work extra hours will get paid for those extra hours based on their current hourly wages as follows: (i) at least 150% for extra hours worked on regular working days; (ii) at least 200% for extra hours worked during the weekend; and/or (iii) at least 300% for extra hours worked during holidays and paid leave days. Employees who work night shifts shall be paid at least 30% higher than normal hours.

Regulations on foreign employees working in Vietnam

Foreigners who wish to work in Vietnam must apply for a work permit from the local Labor Department, except for certain cases under Article 7 of Decree No. 152/2020/ND-CP where foreign employees are exempt from applying for work permits, such as capital-contributing members or owners of limited liability companies having value of capital contribution of at least 3 billion Vietnam Dong, members of the board of directors of joint-stock companies having value of capital contribution of at least 3 billion Vietnam Dong, those who enter into Vietnam for less than three months to handle emergency problems such as incidents, technical situations, arising complex technologies that affect or likely to affect production and/or business that Vietnamese experts or foreign experts currently in Vietnam cannot handle, etc. Work permits are applied by employees for each role/position and are not transferable between roles/positions or between employees. Apart from work permits, foreigners are required to apply for business visas and/or residency permits in order to work and stay legally in Vietnam.

Employers can only recruit foreigners to fill roles/positions demanding certain skills and they need to prove that they cannot find any locals in Vietnam that can meet the criteria to fill those roles/positions. Under Decree 152/2020/ND-CP, employers are required to submit a foreign labor use report along with their reason(s) for hiring a foreign employee no later than 30 days before the foreign employee commences work with them.

Regulations on internal human resources management

ILRs are used to govern, among other things, issues relating to disciplinary breaches in the workplace. The work rules and procedures contained in an employer’s ILRs form part of the contractual relationship between an employer and an employee if they are duly registered. ILRs are mandatory in Vietnam for enterprises. An employer that has at least 10 employees shall have written ILRs. An employer that has at least 10 employees shall ILRs at the labor authority of the province where business registration is applied for.

Laws and regulations relating to taxation

Law on Corporate Income Tax 2008 (as amended in 2013)

In Vietnam, CIT is charged on the net income that enterprises earn from their businesses, normally in one business year cycle. Under Decree No. 218/2013/ND-CP and Circular No. 78/2014/ TT-BTC which provide guidelines for Law on Corporate Income Tax, the standard CIT rate is 20%, except for enterprises operating in certain industries such as oil and gas or mineral resources, in which case the CIT rate might vary from 32% to 50%. Enterprises established under the laws of Vietnam are subject to CIT and taxed on worldwide income. Under Circular No. 96/2015/TT-BTC, CIT is imposed on foreign income at 20%. There are no provisions for tax incentives for such income.

Law and regulations relating environmental protection in construction

The Circular 02/2018/TT-BXD enacted by the Ministry of Construction obligates project owners to formulate the environmental protection and management plans based on the environmental management program specified in the Environmental Impact Assessment report approved by a competent authority which provides the analysis and prediction of environmental impacts which may occur during the implementation of a project or the Environmental Protection Plan certified by the competent authority in accordance with regulations of the Government’s Decree No. 18/2015/ND-CP and Circular No. 25/2019/TT-BTNMT. Accordingly, builders of the projects shall have the following main responsibilities: (i) to implement the environmental protection and management plan, and regulations on environmental protection during the execution of construction works; (ii) to establish and request the project owner to approve environmental protection measures and solutions in construction field; (iii) to formulate and implement internal rules and regulations on environmental protection during the execution of construction works; (iv) to organize training activities and disseminate internal rules/regulations on environmental protection and environmental protection measures to officials, workers and relevant individuals at the construction site; and (v) to suspend construction works when finding out any risks of serious environmental emergencies or pollution events, and take corrective actions so as to the satisfaction of environmental protection requirements in construction. For failure of doing so, the employer may be punished with an administrative fine ranging from VND50 million to VND360 million according to the severity and damages of the violations.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, director nominees, executive officers and key personnel as of the date of this prospectus.

Name	Age	Title
Executive Officers and Directors:
Sonny Bensily	60	Chairman, Executive Director and Chief Executive Officer
Mui Lan Lim	57	Executive Director and Chief Financial Officer
Julia Bensily	31	Executive Director

Key Personnel:
Tong Xie	57	Design Director and tender lead (international) of Prime Structures
Independent Non-Executive Director Nominees:
Robert Anthony Gattie	78	Independent Non-Executive Director Nominee
Ng Chun Wai (Wu Junwei)	43	Independent Non-Executive Director Nominee
Sinnakaruppan S/O C Ramasamy	63	Independent Non-Executive Director Nominee

The business address of all such senior management and directors is 430 Tagore Industrial Avenue, Sindo Industrial Estate, Singapore 787810.

Executive Officers and Directors

Mr. Sonny Bensily, one of the founders of our Group, joined our Group in March 1995 and has been a director of the Company since September 20, 2019. Mr. Bensily was re-designated as the chairman, an executive director and the Chief Executive Officer of the Company on March 18, 2020.

Mr. Bensily is an entrepreneur with over 27 years of management and operational experience in the integrated building envelope solution industry and has led the growth of our Group over the years. Prior to the establishment of our Group, Mr. Bensily started his career as a civil engineer and had worked at WED Engineers & Constructors Pte Ltd (formerly known as Wah-Chang Engineering Corporation Pte. Ltd.). He then worked at New York Plastic Company Pte. Ltd., a manufacturer of plastic cable ties and its group of companies, from September 1988 to January 1995 in Singapore, where he gained experience in project and site management as well as experience in the management of a construction company with his last position as a director in one of the group companies, N. Y. Engineering Pte Ltd.

Mr. Bensily obtained a Bachelor of Engineering (Civil) degree from The National University of Singapore in June 1985 and a Master of Science (Civil and Structural Engineering) from The National University of Singapore in June 1989. He also completed an eight-month International Business Program conducted by the Export Institute of Singapore in November 1994. Mr. Bensily received the Singapore Indian Business Leaders Award from Singapore Indian Chamber of Commerce and Industry in 2016.

Ms. Mui Lan Lim is one of the founders of our Group and joined our Group in February 2012 as the chief financial officer of Prime Structures. She was appointed as a director of the Company on September 20, 2019 and re-designated as an executive director of the Company on March 18, 2020. She was appointed the Chief Financial Officer of the Company in February 2022. Ms. Lim is responsible for overall management and leading the accounts & administration and human resources departments of our Group. Ms. Lim is the spouse of Mr. Sonny Bensily.

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Ms. Lim has over 30 years of experience in accounting, management and human resources. She started her career as an accounts and payroll assistant in JMS Singapore Pte Ltd, a manufacturing company in Singapore, from 1980 to 1983. From 1983 to 1989, she worked as an assistant accountant and then as a marketing executive at the Singapore office of Reader’s Digest Asia Limited, a publication company, where she was mainly responsible for the accounting and marketing affairs. From 1989 until 1990, Ms. Lim served as an executive officer for Deltaland Pte. Ltd, where she was responsible for managing the operations of a food and beverage business. She subsequently worked at H.T. Electrical Engineering Pte Ltd, a construction company in Singapore, from 1991 to 1996, with her last position as a finance and operations senior manager where she was mainly responsible for finance and operations. From 1996 to 2012, Ms. Lim was mainly engaged in freelance consulting and multi-level marketing business. Since March 2012, Ms. Lim has been operating and managing her own real estate business at Amoeba Investment Holdings Pte. Ltd., a company owned by Mr. Sonny Bensily, Ms. Lim and Ms. Bensily. Ms. Lim obtained a Bachelor of Arts degree in Business and Finance from the University of Portsmouth, United Kingdom in July 2000, and a Master of Business Administration from The University of Southern Queensland, Australia in April 2003.

Ms. Julia Bensily joined our Group in January 2011. She was appointed as a director of the Company on September 20, 2019 and re-designated as an executive director of the Company on March 18, 2020. Ms. Bensily is responsible for overall management, leading the business development department and corporate communications of our Group. Ms. Bensily started her career at Prime Structures as a part-time executive assistant in January 2011, where she was responsible for providing administrative support on construction and project management. She then changed her role to be a full-time business development executive in July 2013 and was subsequently promoted to be an associate director of the business development department in February 2016, where she was responsible for professionalizing operations, sourcing new avenues of growth and overseeing the corporate affairs of our Group. She has been a director of Prime Structures since March 2019, where she is in charge of the business development department and is mainly responsible for managing investor relations, strategic planning and implementation and communications and marketing for our Group. Ms. Bensily obtained a Bachelor of Business Management degree from Singapore Management University in May 2013. Ms. Bensily is the daughter of Mr. Sonny Bensily and Ms. Mui Lan Lim.

Key Personnel

Mr. Tong Xie joined the Group in October 2004 as a senior engineer and was promoted to be the design director and tender lead (international) of Prime Structures in July 2011. He is primarily responsible for overseeing sales, design and project execution, managing the design department and acting as the tender lead of our Group. Mr. Xie has over 30 years of experience in engineering. From September 1989 to January 1992, he worked as an engineer at Beijing Overseas Construction Co., a construction company, in the PRC, where he was mainly responsible for coordinating construction activities. From February 1992 to January 1995, he worked at Zhuhai Estate Development Co, a construction and development company, in the PRC, as an engineer, where he was mainly responsible for coordinating construction and development activities. From February 1995 to June 2004, he worked at T H Chuah & Partners LLP, a building consultancy firm in Singapore, as a senior engineer where he was mainly responsible for designing and supervising the construction works. Mr. Xie obtained a Bachelor of Civil and Architectural Engineering degree from Beijing University of Technology, the PRC in July 1989 and a Master of Science (International Construction Management) from Nanyang Technological University, Singapore in September 2005. He also obtained a Specialist Diploma in Construction Productivity from the School of Building & Development of the BCA Academy in November 2016.

Independent Non-Executive Director Nominees

Mr. Robert Anthony Gattie will become a director of the Company on the effective date of this offering. Mr. Gattie will be the chairman of the compensation committee and a member of the audit committee and nomination committee. Mr. Gattie has over 32 years of experience in C-Suite mentoring and recruitment and over 14 years as a strategic and managerial advisor. Mr. Gattie had been the director and the managing director of Gattie Tan Soo Jin Management Consultants Pte Ltd, a retainer based executive search firm in South East Asia, from 1992 to 2014 and 1996 to 2014, respectively. Since January 2011, Mr. Gattie has been the director of The Bamboo Group, a real estate investment and development company. Mr. Gattie has been a member of the advisory board of IMA Asia, a leading peer group forum for chief executive officers and senior executives in Asia, from January 2014. Mr. Gattie takes on a strategic and managerial advisory role in both organizations. In addition, Mr. Gattie is also serving as a mentor under Terrific Mentors International since January 2013. Mr. Gattie obtained a Bachelor’s degree in Economics and Politics from the University of Leeds, United Kingdom in July 1965 and a Master of Public and International Affair from the University of Pittsburgh, the United States in April 1967.

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Mr. Chun Wai Ng (Wu Junwei) will become a director of the Company on the effective date of this offering. Mr. Ng will be the chairman of the audit committee, and a member of the nomination committee and the compensation committee. Mr. Ng has over 16 years of experience in auditing, accounting, risk advisory and compliance. From October 2003 to December 2005, he worked at RSM Chio Lim LLP (formerly known as Chio Lim & Associates), with his last position as an audit senior, where he was primarily responsible for carrying out financial audits for companies and conducting initial public offering audits. From March 2006 to December 2009, he worked as a consultant at Deloitte & Touche Enterprise Risk Services Pte Ltd, where he was responsible for conducting internal audit, compliance review and pre-initial public offering internal control review. From January 2010 to April 2018, he worked as the corporate advisory director at Nexia TS Pte Ltd, a corporate advisory firm, where he was in charge of the corporate advisory internal audit department and responsible for its day-to-day operations and management. Since April 2018, Mr. Ng has been a director of TRS Forensics Pte Ltd, a technology based risk advisory company, where he is primarily responsible for advising companies on process improvements and compliance, engagement management, business development and staff development until January 2022. Mr. Ng obtained a Bachelor of Accountancy degree from Nanyang Technological University in July 2003. Mr. Ng has been a chartered accountant of Singapore since July 2013. Mr. Ng has also been a certified internal auditor of the Institute of Internal Auditors of Singapore since October 2011 and a professional Singapore certified management consultant certified by TÜV SÜD PSB Pte Ltd since August 2017. Mr. Ng has been an independent member of the audit committee of the Singapore Government Staff Credit Co-operative Society Ltd since June 2018.

Mr. Sinnakaruppan S/O C Ramasamy will become a director of the Company on the effective date of this offering. Mr. R Sinnakaruppan will be the chairman of the nomination committee, and a member of the audit committee, and the compensation committee. Mr. R Sinnakaruppan has over 16 years of experience in the engineering industry and over 20 years of corporate advisory and business management experience. From June 1985 to August 1991, he worked at National Semiconductor Inc., a semiconductor manufacturer, with his last position as a manager, where he handled a number of automation projects and provided consultancy services to small to medium enterprises. From September 1991 to December 1993, Mr. R Sinnakaruppan worked as the managing director of Excel Automation Pte Ltd, a start-up high-tech automation company, where he initiated strategic business alliances with overseas companies. From January 1994 to May 1998, Mr. R Sinnakaruppan worked at Downtown East (formerly known as NTUC Pasir Ris Resort) of the NTUC Club, the entertainment and leisure arm of the National Trade Union Congress, the national confederation of trade union of Singapore, with his last position as the assistant secretary general. From June 1998 to November 2001, he worked at the Texmaco Group, a global conglomerate engaged in industrial machinery and equipment manufacturing, during which he acted as the chairman of Texmaco Mechatronics Pte Ltd and an executive director, business development of PT Texmaco Perkasa Engineering, the engineering division of the Texmaco Group and was responsible for overall management of Singapore-based engineering businesses and international business management. From December 2001 to June 2005, he worked as an executive partner of IndusAge (Asia Pacific) Pte Ltd, a corporate advisory firm, where he was responsible for providing advisory services to large companies listed in Singapore, India and Sri Lanka. He founded Singapore Education Academy (Asia Pacific) Pte Ltd., an education group offering a variety of educational products and services, in July 2005, where, as Chairman and Chief Executive Officer, he is responsible for managing its day-to-day operations. Mr. R Sinnakaruppan obtained a Bachelor of Engineering (Mechanical) degree from Nanyang Technological University (NTU), a national research university in Singapore, in June 1985 and a Master of Science in Flexible Manufacturing Systems and Robotics from Loughborough University, United Kingdom (formerly known as Loughborough University of Technology) in December 1987. Mr. R Sinnakaruppan also completed an advanced management program conducted by Harvard University, United States in November 1998.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter to be adopted by our board of directors and will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist the Company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act, the Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at www.primestructures.com.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit committee

Mr. Chun Wai Ng (Wu Junwei), Mr. Robert Anthony Gattie, and Mr. Ramasamy Sinnakaruppan will serve on the audit committee, which will be chaired by Mr. Ng. Our board of directors has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and the Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Chun Wai Ng as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Robert Anthony Gattie, Mr. Chun Wai Ng and Mr. Ramasamy Sinnakaruppan will serve on the compensation committee, which will be chaired by Mr. Robert Anthony Gattie. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer; and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Mr. Ramasamy Sinnakaruppan, Mr. Chun Wai Ng and Mr. Robert Anthony Gattie will serve on the nomination committee, which will be chaired by Mr. Sinnakaruppan. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of directors candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

●	the requirement under Section 5605(d) of the Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at http://www.primestructures.com.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

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Compensation of Directors and Executive Officers

The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Fiscal Year	Salary SGD	Bonus SGD	Option Awards SGD	All Other Compensation SGD	Total SGD
Mr. Sonny Bensily, Chairman, Executive Director and Chief Executive Officer	2021	257,720.00	0	0	62,400.00	320,120.00
	2020	118,508.13	25,133.00	0	133,480.00	277,121.13
	2019	159,840.00	29,388.00	0	122,280.00	311,508.00

Ms. Mui Lan Lim, Executive Director and Chief Financial Officer	2021	96,840.00	0	0	600.00	97,440.00
	2020	74,492.79	5,700.00	0	4,900.00	85,092.79
	2019	89,200.00	7,400.00	0	4,800.00	101,400.00

Ms. Julia Bensily, Executive Director	2021	93,210.00	0	0	8,400.00	101,610.00
	2020	76,832.44	5,775.00	0	8,400.00	91,007.44
	2019	81,400.00	5,400.00	0	10,400.00	97,200.00

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, director nominees, executive officers or other person pursuant to which such person was selected to serve as a director or officer except that Mr. Sonny Bensily and Ms. Mui Lan Lim are husband and wife and Ms. Julia Bensily is their daughter.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon the registration statement of which this prospectus forms a part becoming effective. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ Agreements, the initial annual salary that is payable to each of our directors is as follows:

Mr. Sonny Bensily	S$	12,000
Ms. Lim	S$	12,000
Ms. Bensily	S$	12,000
Mr. Robert Gattie	S$	24,000
Mr. Ng Chun Wai	S$	24,000
Mr. Sinnakaruppan S/O C Ramasamy	S$	24,000

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and independent non-executive directors; and

●	all of our current executive officers, directors and independent non-executive directors as a group.

Applicable percentage ownership is based on 9,750,000 shares of the Company issued and outstanding subsequent to the corporate reorganization, as amended, and, with respect to percent ownership after this offering, assumes no exercise of the underwriters’ over-allotment option.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 430 Tagore Industrial Avenue, Sindo Industrial Estate, Singapore 787810.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and directors:
Mr. Sonny Bensily(1)(2)	8,794,500	90.20%	8,294,500	66.36%
Ms. Mui Lan Lim (1)(2)	8,794,500	90.20%	8,294,500	66.36%
Ms. Julia Bensily(1)(2)	8,794,500	90.20%	8,294,500	66.36%

Independent Non-Executive Directors:
Mr. Robert Anthony Gattie	-	-	-	-
Mr. Ng Chun Wai (Wu Jin Wei)	-	-	-	-
Mr. Sinnakaruppan S/O C Ramasamy	-	-	-	-

All executive officers, directors and independent non-executive directors as a group (6 persons)	8,794,500	90.20%	8,294,500	66.36%

5% Shareholders:
Focus Point Developments Limited	8,794,500	90.20%	8,294,500	66.36%

(1) Represents shares held by Focus Point, a company indirectly owned as to 96.62% by Mr. Sonny Bensily, 1.72% by Ms. Mui Lan Lim and 1.66% by Ms. Julia Bensily.

(2) Includes the sale of 500,000 Ordinary Shares by Focus Point in this offering.

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Selling Shareholders

This prospectus covers the offering of 1,000,000 Ordinary Shares by the Selling Shareholders. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to grant the Selling Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(4)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering		Percentage Ownership After Offering(4)
Focus Point Developments Limited(1)	8,794,500	90.2%	500,000	8,294,500		66.4%
Nowry Holdings Limited(2)	477,750	4.9%	250,000	227,750	(5)	1.8	% (5)
Trillion Advance Investments Limited(3)	477,750	4.9%	250,000	227,750	(5)	1.8	% (5)

(1) Mr. Sonny Bensily, our Chairman, executive director and Chief Executive Officer, Ms. Mui Lan Lim, our executive director and Chief Financial Officer, and Ms. Julia Bensily, our executive director, are the directors of Focus Point Developments Limited, our Controlling Shareholder, and thereby exercise shared voting and dispositive power with respect to the shares of the Company beneficially owned by that company.

(2) Mr. Chu Ping Cheung, who is not an officer or director of the Company, is the sole director and sole shareholder of Nowry Holdings Limited and directly exercises sole voting and dispositive power with respect to the shares of the Company beneficially owned by that company.

(3) Mr. Wong Chun Hung Hanson and Mr. Mak Kwok Kwan Terence, neither of whom is an officer or director of the Company, are the directors of Trillion Advance Investments Limited and thereby exercise shared voting and dispositive power with respect to the shares of the Company beneficially owned by that company.

(4) Based on 9,750,000 Ordinary Shares issued and outstanding immediately prior to the offering and 12,500,000 Ordinary Shares to be issued and outstanding immediately after the offering.

(5) We have agreed to register these shares pursuant to the registration statement of which this prospectus forms a part to allow the shares to be sold in the public marketplace. These shares do not constitute a part of this offering.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the years ended December 31, 2020 and 2021, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

The amounts due from related parties consisted of the following:

		Year ended December 31
		2020	2021	2021
Name of the entity	Relationship	SGD	SGD	US$
Trade nature
Philippine Prime Structures Corporation	Associated company	319,359	-	-
Non Trade nature
Prime Structures Vietnam Company Limited	Common controlling shareholder and director	10,636	-	-

* All amounts due from related parties are unsecured and interest free with no specific repayment terms.

The amounts due to related parties consisted of the following:

		Year ended December 31
		2020	2021	2021
Name of the entity	Relationship	SGD	SGD	US$
Trade nature
Prime Structures Holding Pte. Ltd	Controlling shareholder	120,000	149,200	110,355
Philippine Prime Structures Corporation	Associated company	-	6,500	4,808
Non trade nature
Amount due to director	Director	-	44,139	32,647

* All amounts due to related parties are unsecured and interest free with no specific repayment terms.

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The following represent the significant related party transactions for the years ended December 31, 2020 and 2021.

				For the years ended December 31,
	Relationship	Nature	Description	2020	2021	2021
				SGD	SGD	USD

Prime Structures Holdings Pte Ltd	Controlling shareholder	Non trade nature	Expenses paid by controlling shareholder	671,264	-	-

		Non trade nature	Expenses paid for controlling shareholder	4,072	-	-

		Non trade nature	Lease liability – interest expenses	41,073	26,920	19,911

Philippine Prime Structures Corp.	Associated company	Non trade nature	Lease liability – payment made during the year	300,000	360,000	266,272

		Trade nature	Construction revenue from associated company	280,973	(198,377)	(146,728)

Sonny Bensily	Controlling shareholder & director	Non trade	Design services	-	26,002	19,232

		Non trade	Payment made on behalf of director	-	200,985	148,657

		Non trade	Payment received on behalf of director	-	156,847	116,011

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 100,000,000 Ordinary Shares, par value US$0.001 each.

The following are summaries of certain material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Act and to the articles of association.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the Ordinary Shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast attached to the Ordinary Shares. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary shares transferred are fully paid and free of any lien in favor of us; and

●	any fee related to the transfer has been paid to us; and

●	the transfer is not to more than four joint holders.

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If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records However, we will in our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meetings and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

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Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our articles of association require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Under the Companies Act of the Cayman Islands and our articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 12,500,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 13,062,500 Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholders will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 12 months after completion of this offering, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares; (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers has also entered into a similar lock-up agreement for a period of 12 months after completion of this offering, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

The Pre-IPO Investors have entered into lock-up agreements for a period of 90-days after completion of this offering with respect to the aggregate 455,500 Ordinary Shares that will be owned by them subsequent to this offering. See “- Pre-IPO Investor Resale Prospectus,” below.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Pre-IPO Investor Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Pre-IPO Investors of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Pre-IPO Investors may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Pre-IPO Investors may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Pre-IPO Investors until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$4.00, which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

In conjunction with the registration of their shares, the Pre-IPO Investors have entered into lock-up agreements for a period of 90-days after completion of this offering (the “Lock-Up Period”) with respect to the aggregate 455,500 Ordinary Shares that will be owned by them subsequent to this offering. However, during that 90-day period, the Ordinary Shares subject to the lock up may be sold in accordance with the following:

●	The Pre-IPO Investors may sell 34% of their Ordinary Shares if (a) the closing price of the shares on the Nasdaq on each of 3 consecutive trading days equals or exceeds 125% of the offering price per share in the initial public offering, and (b) the average daily trading volume on the Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

●	The Pre-IPO Investors may sell an additional 33% of their Ordinary Shares if (a) the closing price of the shares on the Nasdaq on each of 3 consecutive trading days equals or exceeds 150% of the offering price per share in the initial public offering, and (b) the average daily trading volume on the Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

●	The Pre-IPO Investors may sell an additional 33% of their Ordinary Shares if (a) the closing price of the shares on the Nasdaq on each of 3 consecutive trading days equals or exceeds 200% of the offering price per share in the initial public offering, and (b) the average daily trading volume on the Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

After the Lock-up Period, all of the Ordinary Shares registered under the registration statement of which this prospectus forms a part may be freely sold in accordance with the Resale Prospectus.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us and the Selling Shareholders. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq market entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	[●]
FINRA Filing Fee	US$	[●]
Nasdaq Market Entry and Listing Fee	US$	55,000
Printing and engraving expenses	US$	25,000
Legal fees and expenses	US$	417,000
Accounting fees and expenses	US$	280,000
Miscellaneous (1)	US$	283,500
Total	US$	[●]

(1) Includes financial advisory fees, due diligence expenses, transfer agent fees and other miscellaneous expenses.

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Ordinary Shares determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our Company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholders have entered into an underwriting agreement dated [●], 2022 with ViewTrade Securities, Inc., or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholders have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares to be purchased from the Company and the Selling Shareholders
ViewTrade Securities, Inc.	3,750,000

Total	3,750,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days after closing of this offering, to purchase up to an additional 562,500 Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commissions and Expenses

The underwriting discounts and commissions are 8.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise			Full Exercise
Public offering price	US$	4.00	US$	15,000,000		US$	17,250,000

Underwriting discounts and commissions to be paid by us:	US$	0.32	US$	1,200,000		US$	1,380,000

Proceeds, before expenses, to us	US$	3.68	US$	13,800,000	(1)	US$	15,870,000

(1) Includes US$10,120,000 proceeds, before expenses, to the Company and US$3,680,000 proceeds, before expenses, to the Selling Shareholders, collectively.

(2) Includes US$12,190,000 proceeds, before expenses, to the Company and US$3,680,000 proceeds, before expenses, to the Selling Shareholders, collectively.

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We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to reimburse the Representative up to a maximum of US$183,000 for out-of-pocket accountable expenses (including the Representative’s legal fees and other disbursements related to this offering and US$8,000 for costs associated with tombstones and deal lucites).

We agreed to pay US$70,000 as an advance towards the Representative’s accountable expenses (US$35,000 paid upon execution of the engagement letter in connection with this offering, and an additional US$35,000 to be paid upon receipt of initial comments from the SEC to the registration statement of which this prospectus forms a part), (together, the “Advance”). As of the date of this prospectus, we have paid US$35,000 of the Advance to the Representative; any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discount and commissions and non-accountable expense allowance will be approximately US$[●] including a maximum aggregate reimbursement of US$183,000 of the Representative’s accountable expenses.

Indemnification; Indemnification Escrow

We and the Selling Shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

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Concurrently with the execution and delivery of the underwriting agreement, the Company will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $600,000 from the offering proceeds that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during the 12 month period following the closing of the offering. The escrow account will be interest bearing, and we will be free to invest the assets in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders), except for Focus Point with respect to its Ordinary Shares sold in this offering, have agreed, subject to certain exceptions, to a twelve (12) month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve (12) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 12 months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

In addition, Pre-IPO Investor I and Pre-IPO Investor II have agreed to a 90-day lock up, with gradual “leak-out” provisions, with respect to the balance of their Ordinary Shares, which are being registered pursuant to the registration statement of which this prospectus is a part and which may be sold outside of this offering. See “Shares Eligible For Future Sale – Pre-IPO Investor Resale Prospectus.”

The Representative has no present intention to waive or shorten the lock-up periods; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of twelve months from the completion of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “PSE.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Ordinary Shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may, in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

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LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Schlueter & Associates, Greenwood Village, Colorado. Ellenoff Grossman & Schole LLP is acting as U.S. counsel to the underwriters with respect to this offering.

EXPERTS

The financial statements as of December 31, 2020 and 2021, and for each of the two years in the period ended December 31, 2021 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403, United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC. You may also request a copy of these filings, at no cost, by writing to us at 430 Tagore Industrial Avenue, Sindo Industrial Estate, Singapore 787810 or by calling us at +65 6454 0822. We also maintain a website at http://www.primestructures.com.sg, at which, following completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Prime Skyline Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Prime Skyline Limited and its subsidiaries (collectively the “Company”) as of December 31, 2020 and 2021, and the related consolidated statements of (loss) income and comprehensive loss, changes in shareholders’ equity, and cash flows in each of the years for the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2021, and the results of its operations and its cash flows in each of the years for the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2021.

San Mateo, California

June 22, 2022, except for Notes 2, 3, 7 and 19 for which the date is July 21, 2022.

F-1

PRIME SKYLINE LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2020	2021	2021
	SGD	SGD	US$
			(Note)
Assets
Current assets:
Cash and cash equivalents	351,430	747,541	552,915
Restricted cash	4,184,731	3,555,727	2,629,976
Contracts receivable, net	4,548,327	5,225,893	3,865,305
Contract assets	32,101,712	34,369,981	25,421,584
Retention receivable, net	1,649,495	3,113,889	2,303,172
Other current assets, net	3,209,457	3,797,790	2,809,016
Related party receivables	329,995	-	-
Total current assets	46,375,147	50,810,821	37,581,968

Non-current assets:
Equity method investments	248,019	228,606	169,087
Retention receivable, net	4,708,875	2,864,455	2,118,680
Property, plant and equipment, net	3,699,167	3,760,187	2,781,203
Right-of-use assets	916,916	534,493	395,335
Contract receivable, non-current	-	245,203	181,364
Deferred financing costs	1,165,154	1,779,531	1,316,221
Deferred tax assets	153,230	147,159	108,845
Total non-current assets	10,891,361	9,559,634	7,070,735

TOTAL ASSETS	57,266,508	60,370,455	44,652,703

Liabilities
Current liabilities:
Bank loans - current	17,282,944	20,721,898	15,326,848
Accounts and other payables, accruals	11,664,473	11,398,078	8,430,529
Related party payable	120,000	199,839	147,810
Income taxes payable	913,199	163,223	120,727
Contract liabilities	3,231,747	4,780,757	3,536,063
Lease payable - current	387,826	395,276	292,364
Total current liabilities	33,600,189	37,659,071	27,854,341

Non-current liabilities:
Bank loans – non-current	8,037,507	7,551,997	5,585,797
Lease payable – non-current	529,737	136,855	101,224
Deferred tax liabilities	35,352	35,352	26,148
Total non-current liabilities	8,602,596	7,724,204	5,713,169
TOTAL LIABILITIES	42,202,785	45,383,275	33,567,510
Commitments and contingencies	-	-	-
Shareholders’ equity
Ordinary shares (US$0.001 par value per share; 100,000,000 authorized capital; 9,375,000 shares issued and outstanding)	12,798	12,798	9,466
Additional paid-in capital	2,997,752	2,997,752	2,217,272
Retained earnings	12,183,098	12,284,438	9,086,123
Accumulated other comprehensive loss	(125,412)	(303,238)	(224,288)
Total Prime Skyline Limited shareholders’ equity	15,068,236	14,991,750	11,088,573
Non-controlling interests	(4,513)	(4,570)	(3,380)
Total shareholders’ equity	15,063,723	14,987,180	11,085,193
TOTAL LIABILITIES AND EQUITY	57,266,508	60,370,455	44,652,703

The accompanying notes are an integral part of these consolidated financial statements.

F-2

PRIME SKYLINE LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE LOSS

	For the years ended December 31,
	2020	2021	2021
	SGD	SGD	US$
			(Note)
Contract revenues	37,949,893	33,445,954	24,738,132
Contract costs	32,174,395	29,114,306	21,534,250
Gross profit	5,775,498	4,331,648	3,203,882

Operating expenses:
Selling and marketing expenses	104,952	121,762	90,061
General and administrative expenses	5,286,696	3,307,488	2,446,367
Total operating expenses	5,391,648	3,429,250	2,536,428

Income from operations	383,850	902,398	667,454

Other income/ (loss):
Other income	545,726	607,846	449,590
Interest expense	(664,965)	(652,475)	(486,600)
Other expense	(132,600)	(657,585)	(486,380)
Income/ (loss) from equity method investments	45,944	(19,413)	(14,359)
Total other loss	(205,895)	(721,627)	(533,749)

Income before income tax expense	177,955	180,771	133,705
Income tax expense	371,948	79,488	58,793
Net (loss)/ income	(193,993)	101,283	74,912
Less: Net loss attributable to non-controlling interest	(502)	(57)	(42)
Net (loss)/ income attributable to ordinary shareholders of Prime Skyline Limited	(193,491)	101,340	74,954
Other comprehensive income:
Foreign currency translation adjustments, net of income taxes	(10,602)	(177,826)	(131,528)
Total comprehensive loss	(204,595)	(76,543)	(56,616)
Less: comprehensive (loss)/ income attributable to non-controlling interest	-	-	-
Comprehensive loss attributable to ordinary shareholders of Prime Skyline Limited	(204,595)	(76,543)	(56,616)
Net loss per share attributable to ordinary shareholders basic and diluted	(0.02)	(0.01)	(0.01)

Weighted average number of ordinary shares used in computing net loss per share basic and diluted	9,375,000	9,375,000	9,375,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PRIME SKYLINE LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional Paid-in	Accumulated Other Comprehensive	Retained	Non-controlling	Total
	Share	Amount	Capital	loss	earnings	interests	equity
		SGD	SGD	SGD	SGD	SGD	SGD
Balance as of January 1, 2020	9,375,000	12,798	2,603,923	(114,810)	12,376,589	(4,011)	14,874,489
Forgiveness of debt			393,829				393,829
Net loss/ income					(193,491)	(502)	(193,993)
Foreign currency translation adjustment				(10,602)			(10,602)
Balance as of December 31, 2020	9,375,000	12,798	2,997,752	(125,412)	12,183,098	(4,513)	15,063,723
Forgiveness of debt
Net income/ (loss)					101,340	(57)	101,283
Foreign currency translation adjustment				(177,826)			(177,826)
Balance as of December 31, 2021	9,375,000	12,798	2,997,752	(303,238)	12,284,438	(4,570)	14,987,180

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PRIME SKYLINE LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in dollars, except for share and per share data, or otherwise noted)

	2020	2021	2021
	SGD	SGD	US$
Cash flows from operating activities:			(Note)
Net (loss)/ income	(193,993)	180,771	133,705
Adjustment:
Depreciation and amortization	480,736	199,868	147,831
Unrealized foreign exchange gain	(48,225)	(220,957)	(163,430)
Gain on disposal on right-of-use assets & PPE	-	(43,763)	(32,369)
(Gain)/ loss from equity method investments	(45,944)	19,413	14,359
Fair value gain on derivatives financial instrument	(18,202)	-	-
Impairment loss on financial assets and contract assets	942,936	335,450	248,114
	1,117,308	470,782	348,210

Changes in operating assets and liabilities:
Decrease/(increase) of contracts receivable	868,024	(1,018,333)	(753,205)
Decrease/(increase) of retention receivable	(826,564)	304,723	225,387
Decrease/(increase) of other current asset	(2,401,540)	(1,202,709)	(889,578)
Decrease/(increase) of related party receivable	410,930	329,995	244,079
Decrease/(increase) of contract assets	(725,881)	(2,432,853)	(1,799,447)
Increase/(decrease) of accounts payable, other payables and accruals	20,666,758	21,778,863	16,108,626
Increase/(decrease) of related party payable	299,243	79,839	59,053
Increase/(decrease) of contract liabilities	2,431,034	1,549,010	1,145,717
Increase/(decrease) of income tax payable	(603,389)	(818,433)	(605,350)
Cash generated from operating activities	21,235,923	19,040,884	14,083,492

Cash flows from investing activities:
Dividend received from associate	120,848	-	-
Purchase of property and equipment	(40,036)	(228,205)	(168,791)
Cash provided by (used in) investing activities	80,812	(228,205)	(168,791)

Cash flows from financing activities:
Repayment for term loans	(3,373,433)	(2,268,210)	(1,677,670)
Proceeds from term loan facilities	12,300,000	5,515,000	4,079,142
Repayment of trust receipt	(30,259,203)	(22,295,604)	(16,490,831)
Principal payment of lease liabilities	(53,544)	(39,455)	(29,183)
Fixed deposits pledged	(463,979)	678,514	501,859
Cash used in financing activities	(21,850,159)	(18,409,755)	(13,616,683)

Foreign currency effect	40,781	(6,813)	(5,037)
Net change in cash and cash equivalents	(492,643)	396,111	292,981

Cash and cash equivalents as of beginning of the year	844,073	351,430	259,934
Cash and cash equivalents as of the end of the year	351,430	747,541	552,915
Net increase (decrease) in cash	(492,643)	396,111	292,981

Supplementary Cash Flows Information
Cash paid for interest	46,206	39,428	29,163
Cash paid for taxes	975,337	818,433	605,350
	1,021,543	857,861	634,513
Non-cash transaction from investing activities
Right of use assets obtained in exchange of lease liabilities	1,060	782	579

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PRIME SKYLINE LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

On September 20, 2019, Prime Skyline Limited (the “Company”) was incorporated in the Cayman Islands, which is an investment holding company. The Company through its subsidiaries is principally engaged in design, supply and installation of building envelope, interior fit-out, curtain walls, and raised floors.

The Company is headquartered in Singapore, with operations in Singapore, Sri Lanka, Myanmar, Philippines, Vietnam, and Brunei.

The accompanying consolidated financial statements reflects the activities of Prime Skyline Limited and its’ subsidiaries. As of December 31, 2021, Prime Skyline Limited’s subsidiaries were the following:

Name	Date of Incorporation	Percentage of effective ownership	Country of Domicile	Principal Activities
Subsidiaries:
Skyscraper Developments Limited (“SDL”)	August 20, 2019	100%	British Virgin Islands	Investment holding
Prime Structures Engineering Pte Ltd (“PSE”)	March 23, 1995	100%	Singapore	Design, supply and installation of building envelopes, interior fit-out and raised floors
Prime Construction & Engineering Pte Ltd (“PCE”)	June 19, 2012	100%	Singapore	Design, supply and installation of building envelopes, interior fit-out and raised floors
Prime Structures Engineering Lanka (Private) Limited (“PRILK”)	April 6, 2016	100%	Sri Lanka (Colombo)	Construction and other related activities
Prime Structures (Myanmar) Limited (“PRIMM”)	November 10, 2018	100%	Myanmar	Construction and other related activities
Prime Structures Vietnam Company Limited (“PRIVN”)	October 29, 2020	100%	Vietnam	Construction and other related activities
SB Façade Engineering Sdn Bhd (“SBF”)	July 4, 2013	99.0%	Brunei	Construction and other related activities

Philippine Prime Structures Corp (“PPSC”) is an entity legally owned by Mr. Sonny Bensily, Mr. Jason Anthony Rimmer, Mr. Enrique N. Salenga, Mr. Wilson U. Chua and Ms. Charris C. Ronao (all being independent third parties to the Company with exception to Mr. Bensily) as to 20%, 20%, 30%, 10% and 20%, respectively. Mr. Bensily and Mr. Jason Anthony Rimmer hold their respective shares in PPSC in trust on behalf of PSE where PSE has a beneficial ownership interest in PPSC of 40%.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).. The Company maintains its general ledger and journals with the accrual method accounting. These financial statements have been prepared assuming that the Company was in existence at the beginning of the first period presented.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). In addition, the financials include SDL, PSE, PCE, PRILK, PRIMM, PRIVN and SBF, entities combined with the Company as of December 31, 2021 and 2020 based on common control. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Reclassification

The Company reclassified SGD942,937 of expenses from “other expenses” to “general and administrative expenses” for the year ended December 31, 2020 in order to improve comparability and consistency in the Company’s consolidated statements of (loss) income and comprehensive loss for the years ended December 31, 2020 and 2021. There was no impact to the Company’s net loss for the year ended December 31, 2020 and the related ending retained earnings and net asset position as a result of this reclassification.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions including revenue, contract costs, operating expenses, and intercompany due to and due from balances, and investment in subsidiaries and capital accounts of subsidiaries have been eliminated in consolidation.

Non-controlling Interest

Non-controlling interest on the consolidated balance sheets is a result of the portion of beneficial interest in SBF, a 99.0% owned subsidiary, that is not owned by the Company. The portion of the income or loss applicable to the non-controlling interest in subsidiary is reflected in the consolidated statements of operations and comprehensive loss.

Equity method investment

The Company’s investment in PPSC is accounted for as an equity method investment, where the initial investment is recognized at cost and the carrying amount is increased or decreased by the Company’s share of the PPSC’s net assets. The Company’s recognizes its 40% proportion share of PPSC’s results of operations to its statements of income and comprehensive income. Intercompany profits between PPSC and the Company have been eliminated.

Risks and uncertainties

The Company is headquartered and principally operated in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

F-7

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

The Company’s operations may be further affected by the ongoing outbreak of COVID-19 (the ‘‘Outbreak’’) which in March 2020, had been declared as a pandemic by the World Health Organization. In light of the Outbreak, the Singapore Government had implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7, 2020 to June 1, 2020 (inclusive). On May 19, 2020, the Singapore Government further announced that a controlled approach would be implemented to resume economic and community activities and progressively lift the relevant control measures in place after June 1 2020 over three phases. The three phases comprise (a) a ‘‘Safe Re-opening’’ phase which was implemented from June 2 2020 to June 18 2020 (inclusive) (‘‘Phase 1’’); (b) a ‘‘Safe Transition’’ phase which was implemented with effect from June 19 2020 (‘‘Phase 2’’); and (c) a ‘‘Safe Nation’’ phase, which was implemented from December 28 2020 (‘‘Phase 3’’) whereby social, cultural, religious and business gatherings or events were resumed, although gathering sizes still had to be limited in order to prevent large clusters from arising, and services and activities that involve significant prolonged close contact or significant crowd management risk in an enclosed space also were allowed to be re-opened, subject to their ability to implement strict safe management measures effectively (“Phase 3”).

Between May 1, 2020 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. In summary, the Phase 2 (Heightened Alert) measures which were in effect from May 16, 2020 to June 13, 2021, included reductions in prevailing social gathering group size, sizes of larger scale events or activities and reinstatement of “work-from-home” as the default at workplaces to minimize workplace interactions, and the Phase 3 (Heightened Alert) measures, which were in effect from June 14, 2021 to July 19, 2021, was contemplated as a calibrated reopening and included increases in social gathering group sizes, event size and capacity limits, and subsequently the resumption of dining in at food and beverage establishments. On July 2, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default, employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, enforce staggered start times and flexible working hours and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore government announced the easing of some safe management measures, with the first phase to take effect on August 10, 2021 and the second phase to take effect on August 19, 2021, which superseded those introduced on July 22, 2021 as part of Singapore’s transition towards COVID-19 resilience, which included an increase in social gathering group size, event size and capacity limits for fully vaccinated individuals and easing of “work-from-home” requirements. A further easing of community measures was announced on August 19, 2021. Subsequently, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, given the exponential rise in COVID-19 cases from the end of August 2021. Imposition of these measures was later extended to November 21, 2021. It is expected that in this phase social, cultural, religious and business gatherings or events will resume, subject to limits on the size of such gatherings. The Company has generally resumed normal business operations during Phase 2 and Phase 3. Further, as Singapore continues to transit to a COVID-19 resilient nation, with effect 15th March 2022, the Building and Construction Authority (BCA) have removed all sectoral COVID-19 rules for the Construction Sector. With this streamlining of COVID-19 requirements for the sector, BCA hope to boost the progress of construction activities and that construction output will recover to pre-COVID levels.

The directors of the Company consider that the impact of the Outbreak has been and will be further alleviated by the measures announced by the Singapore Government. As the situation continues to evolve, the directors of the Company will continue to closely monitor further effect that could be caused by the Outbreak on the Company’s operation and financial position.

F-8

Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in the Singaporean dollar (“SGD”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiaries include the SGD, US Dollar, Sri Lanka Rupee, Myanmar Kyat, Brunei Dollar, Philippine Peso, and Vietnamese Dong.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currencies including, the US Dollar, Sri Lanka Rupee, Myanmar Kyat, Brunei Dollar, Philippine Peso, and Vietnamese Dong, may fluctuate against the Singaporean Dollar. Any significant variations of the aforementioned currencies relative to the Singaporean Dollar may materially affect the Company’s financial condition in terms of reporting in SGD. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,
	2020	2021
SGD to LKR Year End	140.2178	150.0817
SGD to LKR Average Rate	134.8181	148.1342
SGD to MMK Year End	1,009.8793	1,314.9400
SGD to MMK Average Rate	991.6881	1,195.3883
SGD to BND Year End	1.0000	1.0000
SGD to BND Average Rate	1.0000	1.0000
SGD to PHP Year End	35.9247	37.8685
SGD to PHP Average Rate	36.1494	36.9632
SGD to VND Year End	17,433.2836	16,838.2000
SGD to VND Average Rate	16,800.6379	17,074.3667
SGD to USD Year End	0.7467	0.7328
SGD to USD Average Rate	0.7251	0.7457

Convenience translation

Translations of the consolidated balance sheets, consolidated statements of comprehensive loss and consolidated statements of cash flows from SGD into US$ as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the rate of SGD 1 = USD 0.7396. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2021, or at any other rate.

Adoption of new accounting standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Clients (“ASC Topic 606”). ASU 2014-09 provides a single comprehensive revenue recognition framework and supersedes almost all existing revenue recognition guidance including industry-specific revenue guidance. Included in the new principle-based revenue recognition model are changes to the basis for determining the timing of revenue recognition. In addition, the standard expands and improves revenue disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year, using the modified retrospective approach. As part of the adoption of this standard, the Company was required to apply the standard to new contracts and those not completed as of the date of adoption.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to contracts receivable, contract assets, retention receivable and other financial instruments. This standard is effective for the Company beginning December 15, 2020. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company adopted ASU 326 effective January 1, 2019, the first day of the Group’s fiscal year. The adoption of ASU 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

F-9

Fair value measurement

Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides the framework for measuring and reporting financial assets and liabilities at fair value. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The codification establishes a three-level disclosure hierarchy to indicate the level of judgment used to estimate fair value measurements:

●	Level 1: Quoted prices in active markets for identical assets or liabilities as of the reporting date;
●	Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs other than quoted prices (such as interest rate and yield curves);
●	Level 3: Uses inputs that are unobservable, supported by little or no market activity and reflect significant management judgment.

Management has determined that cash and cash equivalents, contracts receivable, contract assets, retention receivable, related party receivables, other current assets , accounts and other payables, hedging instruments, contract liabilities, and leases are assets and liabilities that are subject to fair value have determined that the carrying value approximates their fair values.

The Company’s hedging instruments were foreign currency forward contracts. These are accounted for a Level 1 financial instrument that are marked to fair market value at the end of each reporting period.

Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use. The Company’s cash balances in these bank accounts are not insured by the Federal Deposit Insurance Corporation.

Restricted cash

Restricted cash represents the fixed deposits that have been pledged to lenders as security for the Company’s outstanding borrowings.

Revenue recognition

Revenue is primarily derived from construction contracts that can span several quarters or years. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Clients, and subsequently issued additional related Accounting Standards Updates (“ASU”s) (“Topic 606”). As discussed in Note 1, the Company provides a variety of design, supply and installation of building envelope, interior fit-out, curtain walls, and raised floors and related services to clients. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as goods and services transfer to the clients. It is customary practice for the Company to have written agreements with its clients and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

F-10

Revenue from contracts with clients is recognized using the following five steps:

1.	Identify the contract(s) with a client;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenues derived from construction projects are recognized over time as the Company satisfies its performance obligations by transferring control of the asset created or enhanced by the project to the client by measuring the progress toward complete satisfaction of the performance obligation using the input method measured by the relationship of total cost incurred through the measurement date to total estimated costs required to complete the project. Under the input method, costs incurred to-date are generally the best depiction of transfer of control because goods and services promised for delivery to a client are not distinct, as the client cannot benefit from any individual portion of the services on its own. All deliverables under a contract are part of a project defined by a client and represent a series of integrated goods and services that have the same pattern of delivery to the client and use the same measure of progress toward satisfaction of the performance obligation as the client’s asset is created or enhanced by the Company. The Company’s obligation is not satisfied until the entire project is complete. The Company believes this method best depicts the transfer of goods and services to the client because it represents satisfaction of the Company’s performance obligation under the contract, which occurs as the Company incurs costs. The Company’s contracts typically contain one single performance obligation to complete a defined construction project. The Company measures percentage of completion based on the performance of a single performance obligation under its construction projects. Additionally, the entire transaction price is attributed to that performance obligation, which typically is determined using cost plus an appropriate margin. Changes may be made to the transaction price from either unapproved change orders to the extent the amount is reasonably estimable, and recovery is probable, or for approved changed orders where recoverability is assured. Changes are made to the transaction price from claims with clients to the extent that additional revenue on a claim with a client is probable and estimable.

Recognition of revenues and cost of revenues for construction projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

Payments are made to the Company pursuant to contract terms which correspond with certain milestones set forth in those contracts after the Company has received certification that it has discharged its responsibilities under the terms of the contract. The timing of payments may include the following situations: 1.) from time to time the Company will require clients to remit upfront non-refundable deposits at the initiation of new contracts, or 2.) the Company will provide credit terms to its clients and receive payments approximately five weeks after approval by the client’s [third party] consultant’s certification of work performed and payment authorization, which is a process that typically takes approximately three to five weeks that was reviewed; therefore from submittal to payments may require approximately eight to ten weeks.

F-11

The Company generally provides limited warranties for work that it has performed under its construction contracts; these warranty periods are known as the defect liabilities period (“DLP”). The DLP typically extends for a duration ranging from 12 months to 18 months from the substantial completion of the project for the client. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the client will typically withhold approximately 5% of the total contract value until the end of the DLP at which point the client will release the retention amounts to the Company.

Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

Contracts receivable, net

Contract receivables includes amounts billed under the contract terms. Depending on the established process between each individual client and the Company, payment terms are set forth in either the purchase orders, the Letter of Award (LOA), or the contract; the typical payment terms require settlement between 60 and 90 days after the work has been certified. The contract receivable amounts are stated at their net realizable value. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, the age of the accounts receivable balances, current economic conditions, and other factors relevant to assessing the collectability of such receivables.

In applying the foregoing accounting policy for receivables, management regularly assesses gross outstanding receivables and the related allowance for bad debt by first considering certain qualitative factors, such as seeing how much is owed by the client, whether the balance is overdue or delinquent. In the event that the balance is overdue, management will conduct a root cause analysis to determine why it is overdue. Potential causes may dispute regarding the amount due because of agreed upon deliverables or product quality (amounts that are carried in contracts receivable should not be subject to dispute over quality or amount because all such amounts accounted for as contract receivable are only accrued if they are reasonably expected to be collected). Further in the management’s assessment is consideration if the client is still an ongoing client, which means that he is either regularly making payment in entirety or material partial payments against his balance, or the Company is still performing working on a construction project and that clients has historically made payment(s); management typically considers these type of clients and their related receivables as collectable and in good standing. If all work has been completed and there are no new projects ongoing with the client, and the client is in arrears, management will quantify how much it expects to collect through various means (if the client has become insolvent or defunct, the Company will most likely recognize a full write-off for that balance unless management believes that the Company may recover all or part of the balance from a third party). If the client is still solvent but is in arrears, the Company does not have ongoing projects with that client and significant time (i.e., between 360 and 720 days) has elapsed since the last payment from the client, management will quantify the amount that is recoverable and record an allowance for the portion that they believe they will have difficulty recovering. The Company most likely will proceed with legal methods to recover the largest amount possible. When additional time (i.e., more than 720 days) has elapsed and funds have not yet been recovered, management will typically charge off the unrecoverable amounts against the allowance account unless, after assessing multiple factors to determine recoverability, such as solvency and liquidity, any ongoing business and outside financial backing of the client, and general economic conditions, management believes that the Company may recover all or part of the balance. For balances that are deemed recoverable but are expected to take more than one operating period to recover, they are accounted for as non-current assets.

Contract assets

Contract assets are recognized when progress towards completion of revenue earning activities on contracts exceeds amounts billed under the contract.

Retention receivable, net

Retention receivable refers to amounts that the Company has billed to the client but is being held for payment by the client pending satisfactory completion of the project and upon the passage of a specified period of time which may be greater than one year to ensure the quality of Company’s delivered services.

F-12

Contract liabilities

Contract liabilities are recorded when amounts billed under a contract exceed the progress towards completion of revenue earned under the contract.

Retention payable

Retention payable refers to amounts that the Company withheld from payment to its subcontractors or suppliers to pending satisfactory completion of the project and upon the passage of a specified period of time which may be greater than one year to ensure the quality of the suppliers’ products or subcontractors’ work.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash, contracts receivable, retention receivable, other receivables, prepayments, accounts payable, other payables and bank loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year and applied to contracts receivables, contract assets, retention receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Property, plant and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Plant and machinery	10 years
Equipment, furniture and fittings	1-5 years
Motor vehicle	5 years
Leasehold improvement	the lesser of 3 years or term of lease
Property	50 years

F-13

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

Impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Contract costs

Contract costs consists of direct payroll costs, sub-consultant costs, material costs and other indirect costs which might include depreciation of equipment and allocated overheads.

Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation.

Sub-contract and direct expenses include both sub-con-contract and other outside costs associated with performance under our contracts.

Performance under our contracts does not involve significant machinery or other long term depreciable assets. We present direct costs exclusive of depreciation and amortization and as such we do not present gross profit on our combined financial statements.

Selling and marketing expenses

Selling expenses mainly consists of repair expenses and marking expenses.

F-14

General and administrative expenses

General and administrative expenses mainly consist of professional service fees, labor expenses, amortization of right-of-use assets and other miscellaneous administrative expenses.

Leases

The Company adopted ASC 842 on January 1, 2019. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Loss per share

Basic loss per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted loss per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Recent accounting pronouncements

Goodwill

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350), simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 of the goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying amount exceeds its fair value, limited to the carrying amount of the goodwill. ASU 2017-04 is effective for us beginning January 1, 2022. the Company does not expect the impact of this ASU to be material to its consolidated financial statements.

F-15

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s audited consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Management has determined that the Company operates in a single segment because there is only one Chief Operating Decision Maker (“CODM”) for the Company who sis the Company’s Chief Executive Officer. Operating and financial metrics are applied to the entire Company as whole because there is only one segment. In the event that the Company determines that there is more than one segment, the Company will disclose how it has determined there is more than one segment and disclose the relevant metrics for measurement of performance.

3. CONTRACTS RECEIVABLE, NET

Contracts receivable, net, consists of the following:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
At the beginning of the year	5,521,231	4,801,327	3,551,278
Addition	40,463,028	39,225,779	29,013,151
Receipt of payment	(41,182,932)	(38,207,446)	(28,259,946)
	4,801,327	5,819,660	4,304,483
Provision for impairment/ allowance for expected credit losses	(253,000)	(348,564)	(257,814)
At the end of the year	4,548,327	5,471,096	4,046,669

The movements in the provision for impairment/ allowance for expected credit losses for the years ended December 31, 2020 and 2021 were as follows:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Balance at beginning of the year	104,880	253,000	187,130
Addition	163,342	95,564	70,684
Write-offs	(15,222)	-	-
Exchange effect	-	-	-
Balance at end of the year	253,000	348,564	257,814

F-16

As of the end of each financial year, the contracts receivable, non-current, net of allowances for doubtful accounts is as follows;

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Contract receivable, non-current	-	593,767	439,178
Provision for impairment/ allowance for expected credit losses	-	(348,564)	(257,814)
Balance at end of the year	-	245,203	181,364

As of the end of each of the financial year, the aging analysis of contracts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Within 30 days	2,315,104	1,173,592	868,041
Between 31 and 60 days	510,465	135,183	99,988
Between 61 and 90 days	9,235	2,801,859	2,072,381
More than 90 days	1,713,523	1,360,462	1,006,259
	4,548,327	5,471,096	4,046,669

During the year ended December 31, 2021, the sum of SGD463,249 had been subsequently collected from the total outstanding balance of SGD1,713,523 that had been outstanding for over 90 days as of December 31, 2020. The Company recognized additional allowance for bad debt in the amount of SGD95,564 during the year ended December 31, 2021. Management assessed that a portion of the balance was still recoverable given the ongoing business relationship with the client; however, the time of recovery is expected to be greater than one operating period. Accordingly, SGD593,676 has been reclassified to contract receivable, non-current.

The Company’s management has assessed the outstanding balances as of December 31, 2021, with an emphasis on those balances that are significantly aged, such as those that are over 360 days outstanding. Three clients comprised the bulk of such balances outstanding - of those three clients, Client 1 is an overseas, state-owned entity with multiple ongoing projects with the Company where the ultimate owner of the property is the Singapore government who the Company believes maintains a high level of creditworthiness; Client 2 is a private company in Singapore, producing aluminum windows, grilles and doors for individual housing units; and Client 3 is a private company in Singapore that is a general contractor focused on building construction including major upgrade works. The Company expects the outstanding balances to be fully paid in mid-2023. As of December 31, 2021, the past due balance was SGD1,360,462, of which, SGD766,695 was classified as current and the reminder of SGD593,767 was classified as non-current portion; SGD18,057 of these balances have been collected between January 1, 2022 and July 10, 2022. As part of management’s assessment, consideration was given for the fact that the largest portion of the balance owed is owed by Client 1; the Company has undertaken a total of twenty-one projects with Client 1, and, up to the date of this report, the Company has collected 88% of the total contract values from those twenty-one contracts; the Company has completed twenty of the twenty-one projects. The Company maintains a continuous dialogue with Client 1 and Client 1 has acknowledged the balances it owes and does not dispute its outstanding balance; accordingly, management reasonably believes that the remaining outstanding balances will be recovered, and the portion accounted for as current is expected to be collected before December 31, 2022.

4. CONTRACT ASSETS

The following table reflects the calculation of the net balance of contract assets and contract liabilities.

Movement in contracts asset:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
At the beginning of the year	32,310,759	32,101,712	23,743,870
Increase resulting from satisfaction of performance obligation	37,413,443	33,098,585	24,481,202
Estimated contract earnings to date	69,724,202	65,200,297	48,225,072
Less: progress billing	(37,622,490)	(30,830,316)	(22,803,488)
At the end of the year	32,101,712	34,369,981	25,421,584

F-17

Movement in contracts liabilities, consists of the following:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
At the beginning of the year	800,713	(3,231,747)	(2,390,345)
Receipt from clients	2,967,484	(1,896,379)	(1,402,648)
Revenue recognized during the year	(536,450)	347,369	256,930
At the end of the year	3,231,747	(4,780,757)	(3,536,063)

5. RETENTION RECEIVABLE, NET

The following table represents retention receivable in current and non-current portion.

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Current portion	1,649,495	3,113,889	2,303,172
Non-current portion	4,708,875	2,864,455	2,118,680
At the end of the year	6,358,370	5,978,344	4,421,852

The following table represents retention receivable at the end of the year when considering provision for impairment/ allowance for expected credit losses.

	December 31,
	2020	2021	2021
	SGD	SGD	USD
At the end of year	6,580,008	6,275,287	4,641,484
Provision for impairment/ allowance for expected credit losses	(221,638)	(296,943)	(219,632)
Retention receivables, net	6,358,370	5,978,344	4,421,852

F-18

The movement in the provision for impairment/ allowance for expected credit losses on retention receivable during the year ended December 2020 and 2021 are as follows:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Balance at beginning of the year	213,630	221,638	163,934
Addition	8,008	75,305	55,698
Write-offs	-	-	-
Balance at end of the year	221,638	296,943	219,632

6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Plant and machinery	966,471	868,748	642,567
Furniture and office equipment	896,741	907,326	671,099
Motor vehicles	661,479	391,995	289,937
Leasehold improvement	524,915	524,916	388,251
Property	4,380,000	4,589,374	3,394,507
Subtotal	7,429,606	7,282,359	5,386,361
Less: accumulated depreciation	(3,730,439)	(3,522,172)	(2,605,158)
Property and equipment, net	3,699,167	3,760,187	2,781,203

Depreciation expense was SGD372,157 and SGD161,553 for the years ended December 31, 2020 and 2021, respectively.

7. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company leases property for the purpose of back office operations, leases vehicles for management personnel and business operation and leases equipment for the back office operations.

The carrying amount of right-of-use assets under finance lease are as follows:

	December 31,	December 31,
	2020	2021
Finance lease ROU asset	137,859	89,844

	December 31,	December 31,
	2020	2021
Finance lease liabilities
Current portion	45,987	39,983
Non-current portion	92,519	47,499
Total	138,506	87,482

F-19

Operating lease

The Company recognized operating lease ROU assets and lease liabilities as follows:

	December 31,	December 31,
	2020	2021
Operating lease ROU asset	779,057	444,649

	December 31,	December 31,
	2020	2021
Operating lease liabilities
Current portion	341,839	355,293
Non-current portion	437,218	89,356
Total	779,057	444,649

As of December 31, 2021, future minimum lease payments under the non-cancelable operating leases are as follows:

Future payment
2022	505,571
2023	91,120
2024	-
2025	-
2026	-
Thereafter	-
596,691

Included in the future minimum lease payments of SGD596,691 there was $152,042 of payments that the Company did not account for as right-of-use assets and corresponding lease obligations because those amounts were comprised of leases with terms that were less than one year in length and are charged off as periodic expenses when occurred.

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2021:

Weighted average discount rate	4.35% to 7%
Weighted average remaining lease term (years)	0.8 years

F-20

8. EQUITY METHOD INVESTMENTS

	December 31,
	2020	2021
Beginning of financial year	322,923	248,019
Dividends	(120,848)	-
Share of results of the associated company	45,944	(19,413)
End of financial year	248,019	228,606

9. DEFERRED FINANCING COSTS

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2020 and 2021, the Company capitalized SGD1,165,154 and SGD1,779,531of deferred offering costs, respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

10. BANK LOANS

The bank loans as of December 31, 2020 and 2021 are set out below:

Bank loans	SGD	Due date	Period	Interest rate	Third Party guarantee	Collateral/ Director’s personal guarantee

Term loans
● DBS Bank Ltd term loan	3,600,000	June 2022	17 months	1.50%-2.20% P.a	Controlling shareholders	Property

● DBS Bank Ltd SME loan	1,000,000	June 2025	48 months	2.75%p.a	Controlling shareholders

● The Hongkong and Shanghai Banking Corporation Limited bank Revolving loan	600,000	October 2021	1 month	2.90%p.a	Controlling shareholders

● The Hongkong and Shanghai Banking Corporation Limited bank Bridging loan	5,000,000	May 2025	48 months	2.25%p.a	NA

Bank overdraft	1,082,164	N/A	N/A	4.25%-5.25% P.a	Controlling shareholders	Fixed deposits and property

Trust receipts	13,892,856	N/A	90 to 120 days	3,06%-5.25% P.a	Controlling shareholders	Fixed deposits and property

Short term loan	145,431	Jan 2021	90 days	3,90%-4.25% P.a	Controlling shareholders	Bank account

December 31, 2020	25,320,451

Term loans

● DBS Bank Ltd term loan	2,800,000	June 2022	17 months	1.50%-2.20% P.a	Controlling shareholders	Property

● DBS Bank Ltd SME loan	880,956	June 2025	48 months	2.75%p.a	Controlling shareholders

● DBS Bank Ltd Bridging Loan	5,000,000	Jan 2026	60 months	2.75%p.a	Controlling shareholder

● The Hongkong and Shanghai Banking Corporation Limited bank Bridging loan	4,270,832	May 2025	48 months	2.25%p.a	NA

Bank overdraft	1,055,436	N/A	N/A	4.25%-5.25% P.a	Controlling shareholders	Fixed deposits and property

Trust receipts	13,622,983	N/A	90 to 120 days	3,06%-5.25% P.a	Controlling shareholders	Fixed deposits and property

Short term loan	643,688	Jan 2022	90 days	3,90%-4.25% P.a	Controlling shareholders	Bank account

December 31, 2021	28,273,895

F-21

The group has secured banking facilities comprising term loan, bank overdrafts, trust receipts and short term loans with financial institutions. These facilities are secure against collaterals or guarantees as stated above and additionally, the group at all times shall maintain a Net Worth of not less than SGD7,500,000.

Bank loans	Carrying amount	Within 1 year	2022	2023	2024	2025	Thereafter
	SGD
Term loans	10,200,000	2,162,493	2,849,988	2,849,988	1,649,988	687,543	-
Bank overdraft	1,082,164	1,082,164	-	-	-	-	-
Trust receipts	13,892,856	13,892,856	-	-	-	-	-
Short term loan	145,431	145,431	-	-	-	-	-
December 31, 2020	25,320,451	17,282,944	2,849,988	2,849,988	1,649,988	687,543	-

Bank loans	Carrying amount	Within 1 year	2023	2024	2025	2026	Thereafter
	SGD
Term loans	12,951,788	5,399,791	2,733,258	2,768,223	1,941,990	108,526	-
Bank overdraft	1,055,436	1,055,436	-	-	-	-	-
Trust receipts	13,622,983	13,622,983	-	-	-	-	-
Short term loan	643,688	643,688	-	-	-	-	-
December 31, 2021	28,273,895	20,721,898	2,733,258	2,768,223	1,941,990	108,526	-

11. ACCOUNTS AND OTHER PAYABLE, ACCRUALS

Accounts payable, accrued expenses and other current liabilities consists of the following:

	December 31,
	2020	2021	2021
	SGD	SGD	USD
Accounts payable	8,108,032	7,795,564	5,765,949
Retention payables	1,357,258	1,472,903	1,089,426
Other payables	2,161,246	1,798,453	1,330,215
Taxes payable	37,937	331,158	244,939
	11,664,473	11,398,078	8,430,529

F-22

12. DEFERRED TAX ASSETS/ LIABILITIES

	December 31,
	2020	2021
	SGD	SGD
Deferred tax assets	153,230	147,159
Deferred tax liabilities	(35,352)	(35,352)
	117,878	111,807

Following are the major deferred tax assets and liabilities recognized by the Company due to the following temporary difference:

	Property, plant and equipment	Provisions	Tax losses	Total
	SGD	SGD	SGD	SGD
As of January 1, 2020	(25,381)	(32,983)	-	(58,364)
Recognized in statements of income	181,507	471	(5,736)	176,242
As of December 31, 2020	156,126	(32,512)	(5,736)	117,878
Recognized in statements of income	3,243	-	(9,314)	(6,071)
As of December 31, 2021	159,369	(32,512)	(15,050)	111,807

13. RELATED PARTY TRANSACTIONS AND BALANCES

The amount due from aforementioned related parties consisted of the following:

		Year ended December 31
		2020	2021	2021
Name of the entity	Relationship	SGD	SGD	US$
Trade nature
Philippines Prime Structures Corporation	Associated company	319,359	-	-
Non Trade nature
Prime Structures Vietnam Company Limited	Common controlling shareholder and director	10,636	-	-

F-23

All the amount due from related parties are unsecured, interest free with no specific repayment terms

The amount due to aforementioned related parties consisted of the following:

		Year ended December 31
		2020	2021	2021
Name of the entity	Relationship	SGD	SGD	US$
Trade nature
Prime Structures Holdings Pte Ltd	Controlling shareholder	120,000	149,200	110,355
Philippines Prime Structures Corporation	Associated company	-	6,500	4,808
Non trade nature
Amount due to director	Director	-	44,139	32,647

All the amount due to related parties are unsecured, interest free with no specific repayment terms.

The following represents the significant related party transactions for the years ended December 31, 2021 and 2020.

				For the years ended December 31,
	Relationship	Nature	Description	2020	2021	2021
				SGD	SGD	USD

Prime Structures Holdings Pte Ltd	Controlling shareholder	Non trade nature	Expenses paid by controlling shareholder	671,264	-	-
		Non trade nature	Expenses paid for controlling shareholder	4,072	-	-
		Non trade nature	Lease liability – interest expenses	41,073	26,920	19,911
Philippine Prime Structures Corp.	Associated company	Non trade nature	Lease liability – payment made during the year	300,000	360,000	266,272
		Trade nature	Construction revenue from associated company	280,973	(198,377)	(146,728)
Sonny Bensily	Controlling shareholder & director	Non trade	Design services	-	26,002	19,232
		Non trade	Payment made on behalf of director	-	200,985	148,657
		Non trade	Payment received on behalf of director	-	156,847	116,011

F-24

14. EQUITY

Ordinary Share

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 9,375,000 shares of ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

15. TAXATION

Caymans and BVIs

The Company and its subsidiary, SDL, are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and SDL do not accrue for income taxes.

Singapore

The Company’s subsidiaries, PSE and PCE are considered Singapore tax resident enterprises under Singapore tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Singapore tax laws and accounting standards at a statutory tax rate of 17% (2020: 17%).

Sri Lanka (Colombo)

The Company’s subsidiary, PSEL are considered Sri Lanka (Colombo) tax resident enterprises under Sri Lanka (Colombo) tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Sri Lanka (Colombo) tax laws and accounting standards at a statutory tax rate of 14% (2020: 14%).

Myanmar

The Company’s subsidiary, PRIMM are considered Myanmar tax resident enterprises under Myanmar tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Myanmar tax laws and accounting standards at a statutory tax rate of 25% (2020: 25%).

Vietnam

The Company’s subsidiary, PSV are considered Vietnam tax resident enterprises under Vietnam tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Vietnam tax laws and accounting standards at a statutory tax rate of 25% since PSV was incorporated on October 29, 2020.

Brunei

The Company’s subsidiary, SBF are considered Brunei tax resident enterprises under Brunei tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Brunei tax laws and accounting standards at a statutory tax rate of 18.5% (2020: 18.5%).

F-25

The income tax provision consists of the following components:

	For the years ended December 31,
	2020	2021	2021
	SGD	SGD	USD
Current income tax expenses	558,151	141,789	104,874
Overprovision in prior years	(4,225)	(59,058)	(43,682)
Withholding tax	-	-	-
Deferred income tax effect	(181,978)	(3,243)	(2,399)
Total income tax expenses	371,948	79,488	58,793

16. CONCENTRATIONS AND RISK

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of contracts receivable. The Company conducts credit evaluations of its clients, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its clients to minimize collection risk on accounts receivable.

The following table sets forth a summary of single clients who represent 10% or more of the Company’s total revenue:

	For the years ended December 31,
	2020	2021
	SGD	SGD
Amount of the Company’s revenue
Client A	10,874,258	11,545,525
Client B	7,048,789	N/A*
Client F	N/A*	9,639,689

The following table sets forth a summary of single clients who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2020	2021
	SGD	SGD

Amount of the Company’s contract receivable

Client D	2,356,009	1,145,408
Client E	658,622	N/A*
Client I	N/A*	2,799,987

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2020	2021
	SGD	SGD
Amount of the Company’s purchase
Vendor A	2,496,928	N/A*

* Represents percentages less than 10%

F-26

The following table sets forth a summary of single vendor who represent 10% or more of the Company’s total payable:

	As of December 31,
	2020	2021
	SGD	SGD
Amount of the Company’s accounts payable
Vendor A	720,855	567,314
Vendor B	N/A*	574,860

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a client or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of contracts receivable, contract assets, retention receivable and other receivable (exclude prepayments) and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

17. DISAGGREGATED REVENUES BY GEORGRAPHY

The Company’s operations are primarily based in Singapore, where the Company derives a substantial portion of their revenues. Management also reviews consolidated financial results by business locations. Disaggregated information of revenues by geographic locations of clients are as follows:

	For the year ended, 31 December
	2020	2021	2021
	SGD	SGD	USD

Singapore	30,439,989	29,582,380	21,880,459
Sri Lanka	7,048,789	3,288,193	2,432,095
Others	461,115	575,381	425,578

Total revenues	37,949,893	33,445,954	24,738,132

F-27

In Singapore, depending on the terms and conditions of the relevant contract, our clients generally pay us within 35 days after the presentation of our invoice, which is issued after our receipt of the interim payment certificate. Our major clients typically hold retention money of 5% of the total contract sum, the first half of which is usually released after the issue of the certificate of practical completion and the remaining portion of which is usually released after the expiry of the defect liability period

Whereas the contract undertaken in Sri Lanka, the client generally processes the certification within 42 days from the date of receipt of progress claims. Thereafter, payment will be issued within 28 days upon receipt of invoice. The client withholds 5% of the contract sum as retention, of which 2.5% will be released after issuance of certificate of practical completion and the remaining balance upon expiry of defect liability period.

All other regions payment term, depending on the terms of the contract and the geographical location remains within the group’s normal practices within 30 to 60 days. However, stringent term may be applied to countries with higher political and economic risks.

18. COMMITMENTS AND CONTINGENCIES

Operating lease commitments

For the details on future minimum lease payments under the non-cancelable operating leases as of December 31, 2021, please refer to a section headed “right-of-use assets and lease liabilities” set forth in the Note to the Consolidated Financial Statements.

Capital commitments

As of December 31, 2020, and 2021, the Company did not have any capital commitments.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31,2021 and through the issuance date of these consolidated financial statements.

19. SUBSEQUENT EVENTS

The Company has assessed all events from December 31, 2021, up through July 21, 2022, which is the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

F-28

Prime Skyline Limited

PRELIMINARY PROSPECTUS

Through and including [_____________], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2022

PRELIMINARY PROSPECTUS

Prime Skyline Limited

455,500 Ordinary Shares

This prospectus relates to the resale of 455,500 Ordinary Shares held by the Pre-IPO Investors named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Pre-IPO Investors.

Any shares sold by the Pre-IPO Investors pursuant to this prospectus until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$4.00, which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or at privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Pre-IPO Investors. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

On ___________, 2022, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$[●] in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq under the symbol “PSE.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 15 of the Public Offering Prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2022

THE OFFERING

Ordinary Shares being offered	455,500 Ordinary Shares

Ordinary Shares outstanding after this offering	12,500,000 Ordinary Shares, assuming the issuance by us of 2,750,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Pre-IPO Investors being registered in registration statement of which this prospectus is a part.

Proposed Nasdaq Symbol	PSE

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of the Public Offering Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Pre-IPO Investors will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

THE PRE-IPO INVESTORS

The Ordinary Shares being offered by the Pre-IPO Investors were issued to the Pre-IPO Investors on or effective November 30, 2021. We are registering those Ordinary Shares in order to permit the Pre-IPO Investors to offer the shares for resale from time to time.

This prospectus covers the offering for resale of 455,500 Ordinary Shares by the Pre-IPO Investors. This prospectus and any prospectus supplement will only permit the Pre-IPO Investors to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Pre-IPO Investors are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Pre-IPO Investors the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Pre-IPO Investor who is offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by such Pre-IPO Investor, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares such Pre-IPO Investor will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Pre-IPO Investor. We will not receive any proceeds from the resale of the Ordinary Shares by the Pre-IPO Investors. The Pre-IPO Investors may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Pre-IPO Investor	Ordinary Shares Beneficially Owned Prior to Offering		Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Nowry Holdings Limited	227,750	(3)	1.8%	227,750	0	0.0%
Trillion Advance Investments Limited	227,750	(3)	1.8%	227,750	0	0.0%

(1) Based on 12,500,000 Ordinary Shares issued and outstanding after completion of the Company’s initial public offering if the underwriters do not exercise their over-allotment option.

(2) Since we do not have the ability to control how many, if any, of their shares each of the Pre-IPO Investors will sell, we have assumed that the Pre-IPO Investors will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) After the sale of 250,000 Ordinary Shares by each of the Pre-IPO Investors in the Company’s initial public offering.

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PLAN OF DISTRIBUTION

The Pre-IPO Investors and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Pre-IPO Investor may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Pre-IPO Investor to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Pre-IPO Investors may also sell their Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by a Pre-IPO Investor may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Pre-IPO Investor (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Pre-IPO Investors may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Pre-IPO Investors may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Pre-IPO Investors may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Pre-IPO Investors and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Pre-IPO Investors have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Pre-IPO Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Pre-IPO Investors have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Pre-IPO Investors will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Pre-IPO Investors or any other person. We will make copies of this prospectus available to the Pre-IPO Investors and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Lock- Up

The Pre-IPO Investors have agreed not to sell their Ordinary Shares for a period of 90 days after completion of our initial public offering (the “Lock-up Period”) except as follows:

●	The Pre-IPO Investors may sell 34% of their Ordinary Shares if (a) the closing price of the shares on the Nasdaq on each of 3 consecutive trading days equals or exceeds 125% of the offering price per share in the initial public offering, and (b) the average daily trading volume on the Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

●	The Pre-IPO Investors may sell an additional 33% of their Ordinary Shares if (a) the closing price of the shares on the Nasdaq on each of 3 consecutive trading days equals or exceeds 150% of the offering price per share in the initial public offering, and (b) the average daily trading volume on the Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

●	The Pre-IPO Investors may sell an additional 33% of their Ordinary Shares if (a) the closing price of the shares on the Nasdaq on each of 3 consecutive trading days equals or exceeds 200% of the offering price per share in the initial public offering, and (b) the average daily trading volume on the Nasdaq over such 3 consecutive trading days equals or exceeds 50,000 shares (subject to adjustment for reverse and forward stock splits and similar transactions).

After the Lock-up Period, all of the Ordinary Shares registered hereby may be freely sold in accordance with this prospectus.

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of our Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our memorandum and articles of association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

Pursuant to a group reorganization on November 30, 2021 (the “Reorganization”), the Registrant issued an aggregate of 9,750,000 Ordinary Shares, par value US$0.001, as follows:

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Focus Point Developments Limited, a company incorporated in the British Virgin Islands with limited liability on August 12, 2019	November 30, 2021	8,794,500 Ordinary Shares	902 shares of Skyscraper Developments Limited, a company incorporated in the British Virgin Islands with limited liability on August 20, 2019(1)
Nowry Holdings Limited, a company incorporated in the British Virgin Islands with limited liability	November 30, 2021	477,750 Ordinary Shares	49 shares of Skyscraper Developments Limited, a company incorporated in the British Virgin Islands with limited liability on August 20, 2019(2)
Trillion Advance Investments Limited, a company incorporated in the British Virgin Islands on June 8, 2016 with limited liability	November 30, 2021	477,750 Ordinary Shares	49 shares of Skyscraper Developments Limited, a company incorporated in the British Virgin Islands with limited liability on August 20, 2019(3)

(1) Prior to the Reorganization, Focus Point Developments Limited was owned by Prime Structures Holdings Pte. Ltd. (approximately 57.47%), Mr. Sonny Bensily (approximately 42.02%) and Ms. Julia Bensily (approximately 0.51%). Prime Structures Holdings Pte. Ltd., a company incorporated in Singapore with limited liability on March 23, 2013, was owned by Mr. Bensily, Ms. Mui Lan Lim (Mr. Bensily’s wife) and Ms. Julia Bensily as to 95%, 3% and 2%, respectively, prior to the Reorganization, and as to approximately 96.62%, 1.72% and 1.66%, respectively, after the Reorganization, and together with Mr. Bensily, Ms. Lim, Ms. Bensily and Focus Point are a group of controlling shareholders of the Registrant. The Company’s current business and financial position are the direct result of Mr. Bensily’s investment of time, money and labor over approximately the last 27 years, the value of which cannot be accurately calculated.

(2) Nowry Holdings Limited purchased these shares, which constituted 4.9% of the issued and outstanding shares of Skyscraper Developments Limited, from Focus Point Developments Limited on October 18, 2021 for an aggregate purchase price of $960,000.

(3) Trillion Advance Investments Limited purchased these shares, which constituted 4.9% of the issued and outstanding shares of Skyscraper Developments Limited, from Focus Point Developments Limited on October 18, 2021 for an aggregate purchase price of $960,000.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Memorandum of Association of the Registrant *
3.2	Amended and Restated Articles of Association of the Registrant*
5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered**
8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters**
10.1	Form of Director’s Agreement*
10.2	Form of Indemnification Agreement*
10.3	Audit Committee Charter**
10.4	Nomination Committee Charter**
10.5	Compensation Committee Charter**
10.6	Employment Agreement between Prime Structures Engineering Pte Ltd and Lim Mui Lan*
10.7	Employment Agreement between Prime Structures Engineering Pte Ltd and Julia Bensily*
10.8	Tenancy Agreement dated March 26, 2017 between Prime Structures Holdings Pte Ltd and Prime Structures Engineering Pte Ltd*
10.9	Option to Purchase 180 Tagore Lane, Singapore 787580*
14	Code of Ethics of the Registrant**
21.1	List of Subsidiaries of the Registrant*
23.1	Consent of WWC, P.C.*
23.2	Form of Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1)**
23.3	Consent of Frost & Sullivan*
24.1	Power of Attorney (included on signature pages)
107	Filing Fee Table*

*Filed herewith

**To be filed by amendment

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 2, 2022.

Prime Skyline Limited

By:	/s/ Sonny Bensily
Name:	Sonny Bensily
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Mui Lan Lim
Name:	Mui Lan Lim
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

We, the undersigned directors and executive officers of Prime Skyline Limited and its subsidiaries hereby severally constitute and appoint Sonny Bensily, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	September 2, 2022	/s/ Sonny Bensily
Sonny Bensily, Chief Executive Officer (Principal Executive Officer), Chairman and Executive Director

Date:	September 2, 2022	/s/ Mui Lan Lim
Mui Lan Lim, Chief Financial Officer (Principal Financial and Accounting Officer) and Executive Director

Date:	September 2, 2022	/s/ Julia Bensily
Julia Bensily, Executive Director

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America has signed this Registration Statement or amendment thereto in Greenwood Village, Colorado, United States of America on September 2, 2022.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Henry F. Schlueter
Name:	Henry F. Schlueter
Title:

II-5